UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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F.N.B. Corporation
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From the Chairman, President and Chief Executive Officer

March 27, 2020

Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Time, on Wednesday, May 13, 2020, in the Great Room at The Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

Agenda

At our Annual Meeting, our shareholders will act on the following matters: (i) election of twelve (12) director-nominees named in the accompanying proxy statement to our Board of Directors; (ii) approval and adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan; (iii) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; (iv) adoption of an advisory resolution to approve the 2019 compensation of our named executive officers; and (v) any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Your Vote is Important

Your vote is important regardless of how many shares of F.N.B. Corporation stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to attend our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to ensure that your shares are represented at our Annual Meeting. Alternatively, you may vote by the Internet, by our QR Code feature or by telephone simply by following the instructions on your proxy card. By voting now, your vote will be counted even if you are unable to attend our Annual Meeting.

Please indicate on the card whether you plan to attend our Annual Meeting. If you attend and wish to vote in person, you may withdraw your proxy at that time.

As always, our directors, management and employees thank you for your continued interest in and support of F.N.B. Corporation. Vincent J. Delie, Jr. Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:

Wednesday

May 13, 2020

Time:

8:30 AM

(Eastern Time)

Place:

The Regional Learning Alliance

850 Cranberry Woods Drive

Cranberry Township, Pennsylvania 16066

Record Date:

March 6, 2020

Shareholders of record at the close of business on March 6, 2020, are entitled to receive this notice and to vote at our Annual Meeting and any adjournment or postponement thereof.

IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE. You may vote by any of the following means:

At the 2020 Annual Meeting, our shareholders will be asked to consider and vote on the following proposals:

AGENDA	BOARD RECOMMENDATION

Proposal 1. To elect the 12 nominees named in this proxy statement to serve on our Board of Directors until the 2021 Annual Meeting.	FOR each director-nominee

Proposal 2. To approve and adopt an amendment and restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan.	FOR

Proposal 3. To provide an advisory vote for approval of the 2019 compensation of our named executives, as disclosed in this proxy statement.	FOR

Proposal 4. To ratify the appointment of Ernst & Young LLP as our independent auditor for 2020.	FOR

How to Vote
BY TELEPHONE Call the telephone number listed on your proxy card.	We will also act on any other timely business that is properly submitted. BY ORDER OF THE BOARD OF DIRECTORS, James G. Orie, Chief Legal Officer and Corporate Secretary
VIA THE INTERNET Visit the website listed on your proxy card.
BY MAIL Mail in a completed proxy card.
IN PERSON Attend the annual meeting (see page for more information).
BY QR CODE Scan QR Code on your proxy card.

March 27, 2020

Pittsburgh, Pennsylvania

OUR NOTICE OF  ANNUAL MEETING, 2020 PROXY STATEMENT, 2019 ANNUAL REPORT, 2019 FORM 10K AND OUR 2020

CORPORATE RESPONSIBILITY REPORT ARE AVAILABLE AT https://www.proxyvote.com.

2020 Proxy Statement    i

This proxy statement contains forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe” or other words of similar meaning. Forward-looking statements provide F.N.B. Corporation’s current expectations or forecasts of future events, circumstances, results or aspirations, and are subject to significant risks and uncertainties. These risks and uncertainties could cause the F.N.B. Corporation’s actual results to differ materially from those set forth in such forward-looking statements. Certain of such risks and uncertainties are described in F.N.B. Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019. F.N.B. Corporation does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

  ii    F.N.B. Corporation

Proxy Statement

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

Proxy Statement

Our proxy statement contains information relative to our Annual Meeting of Shareholders to be held on Wednesday, May 13, 2020, beginning at 8:30 AM, Eastern Time (ET), in the Great Room at The Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 (Annual Meeting). This proxy statement also relates to any adjournment of our Annual Meeting. This proxy statement was prepared under the direction of the F.N.B. Corporation Board of Directors to solicit your proxy for use at the Annual Meeting. On March 27, 2020, we commenced the distribution of our proxy statement and the accompanying proxy card to our shareholders of record as of March 6, 2020. We will bear all costs of preparing and distributing our proxy materials to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

Throughout this proxy statement, we summarize, describe, or make references to various F.N.B. Corporation corporate governance documents and policies. Should you desire to review these corporate governance documents and policies, you will find the corresponding weblink for each under the section of this proxy statement titled, Key Corporate Governance Documents (pages 24-25) and the Resources (page 100).

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “F.N.B.,” “Company,” or “Corporation” means F.N.B. Corporation and its subsidiaries and affiliates;

•	“Board” means the joint F.N.B. Corporation and First National Bank of Pennsylvania Boards of Directors;

•	“FNBPA” or “Bank” means First National Bank of Pennsylvania;

•	“F.N.B. Capital” means F.N.B. Capital Corporation, LLC; and

•	“CEO” means Chief Executive Officer.

2020 Proxy Statement    1

Summary

SUMMARY

Superior Governance Practices

Our governance practices promote Board effectiveness and the interests of shareholders. These practices adhere to widely-recognized public company best practices and are described in additional detail under the Corporate Governance Highlights section of this proxy statement.

Dynamic, Independent and Effective Board	Commitment to Shareholder Rights	Strong Corporate Culture

Maintain Independent Board.

11 of our 12 director-nominees are independent and meet at least twice a year in executive sessions presided by our Independent Lead Director. Also, our key standing Board committees are composed entirely of independent directors.

Maintain a Declassified Board. Board of Directors is elected annually and must receive a plurality of votes cast by the shareholders at the Annual Meeting.

Board Oversight of Risk.

Our Board oversees risk management through multiple layers of review, including from individual business units and management risk committees, and receives reports regarding F.N.B.’s risk management processes and issues from our Audit and Risk Committees, executive management, Information Security Department and our Chief Risk Officers.

Strong Independent Lead Director. Rigorous selection process and empowered with the necessary tools to serve as an effective counterbalance under our unified structure.	One Share, One Vote Policy. Each shareholder is entitled to one vote for each share they own.

High Standards of Accountability.

Our Code of Conduct applies to our directors, as well as all our employees, providing a framework for high standards of ethical conduct and cultivating a culture of honesty, integrity and accountability.

Dynamic Succession Planning. Dynamic succession planning process for Board, Board leadership and senior management.	Shareholder Access to Board. Shareholders may communicate directly with our Board, any Director or Board Committee.

Anti-Hedging Policy.

Directors, executive officers and other employees of F.N.B. are prohibited from engaging in hedging strategies involving F.N.B. Stock and other derivative securities transactions based on the value of F.N.B. common stock.

Value Board Diversity. 33% of our director-nominees qualify as diverse under traditionally accepted diversity standards.	Special Shareholder Meetings. F.N.B. has long maintained the shareholder has a right to call special meetings via written consent.	Corporate Responsibility. Regular reports to Board on corporate responsibility strategies and updates regarding targeted goals.

Committed Board. The average attendance by all directors at Board and committee meetings during 2019 was approximately 98%.	Proactive Shareholder Engagement. Regularly solicit, meet with and consider feedback from shareholders on financial performance and corporate responsibility matters.

Well-Informed Board.

The Board is annually required to complete a rigorous education curriculum encompassing ethical standards, regulatory compliance, fiduciary duties and other important topics relevant to their Board service.

Meaningful Stock Ownership Policy. Policy is designed to ensure that the interests of the Directors and Executive Officers are meaningfully aligned with shareholders’ interests.	Governance Best Practices. Governance practices adhere to globally-recognized Investor Stewardship framework, as well as other emerging governance “best practices” developments.	Commitment to our Communities. Our Board members are actively involved in working with non-profit community development and charitable organizations throughout our markets.

  2    F.N.B. Corporation

Summary

Robust and Effective Corporate Governance Board-Level Risk Management Framework

Our corporate governance practices are designed, in part, to ensure the Board maintains appropriate and prudent oversight consistent with its fiduciary responsibilities, of the Company’s risk management, business, legal and regulatory obligations and financial performance. The following are fundamental aspects of the Board’s oversight processes:

Board-Level Oversight of Strategic Plan, Risk Tolerance, Effectiveness of Controls and Financial Performance	Board Composition, Governance Structure and Practices

•  Approving, reviewing and monitoring performance under our strategic plan, our annual operating plan, risk management framework and risk appetite, audit controls and financial performance.

•  Reviewing performance related to new and acquired businesses relative to pre-established Board-approved benchmarks and risk tolerances.

•  Reviewing adherence to legal and regulatory compliance matters.

•  Maintaining a Board composition that possesses the requisite skills, qualifications and experience appropriate for the Company’s needs, and promotes diverse perspectives and experiences.

•  Utilizing an effective governance structure that enables the Board to effectively oversee the Company’s operating plan, risk profile, financial performance, business operations, regulatory/legal compliance, audit controls, corporate responsibility considerations and strategic plan.

Board Oversight of Board, Board Leadership, CEO and Other Senior Management Succession Planning and Management Performance	Board Oversight of Company’s Integrity and Reputation

•  Overseeing Board succession planning and Board leadership positions (e.g., committee chairs, Independent Lead Director).

•  Overseeing succession planning for the Company’s CEO and, as appropriate, other members of senior management.

•  Evaluating the performance of our CEO and reviewing senior management accountability for implementing the Company’s business and strategic plans, regulatory compliance, risk tolerance levels and risk management and audit control framework.

•  Monitoring and evaluating the alignment of the compensation of senior management with the Company’s compensation principles and our shareholders’ interests.

•  Supporting the authority and independence of the Company’s risk management processes, including strong compliance, legal, cybersecurity, fraud and internal audit functions.

•  Emphasizing a culture of ethics, legal/regulatory compliance, a proactive risk management framework, and an independent audit process.

•  Engaging independent outside auditors, accountants, compensation advisors, legal counsel and other independent outside professional advisors, as appropriate.

Board Accountability

•  Overseeing a comprehensive annual evaluation of the Board corporate governance policies and practices to support the Board’s ability to make sound, well-informed decisions by considering risks and opportunities, and to facilitate its oversight of senior management.

•  Requiring our Board to complete annual training on such topics as our Code of Conduct, regulatory compliance, risk management and prudent corporate governance practices. In 2019, each of our directors completed their required regulatory training.

•  Scheduling regular Board executive session meetings with independent directors to discuss CEO and Company performance and other matters.

•  Performing rigorous annual self-assessments to evaluate the effectiveness and performance of the Board and its committees.

2020 Proxy Statement    3

Summary

•  Committing to the appointment of a proactive Independent Lead Director who routinely meets with the CEO, committee chairs and directors to discuss financial performance and governance-related matters, as well as attends all Board committee meetings.

•  Maintaining a Board succession process by periodically reviewing the Board’s adherence to its Board Composition Criteria (see discussion under, Criteria and Considerations for Recommending Director Nominees) and evaluating the ongoing skill sets needed by the Board.

Executive Compensation Highlights

We are submitting an advisory resolution to approve the executive compensation of our Named Executive Officers (NEOs). In 2019, we received strong support of our Say-on-Pay proposal with approximately 94% of our shareholders voting “for” our proposal. The Compensation Committee (Committee) maintained the following key features of our compensation program, which are important to our shareholders.

(1)	Continued Growth and Financial Performance

•	The financial results in 2019 are a result of a multi-year business strategy that is supported by the Board.
•

The Board acknowledges that management has executed on a long-term business strategy which is confirmed by the Company’s asset size, revenue growth, earnings growth and capital expansion, and continued geographic growth with sustained strong financial performance, including 2019 financial results.

•	This reflects the positive financial returns that F.N.B. has produced by implementing its long-term strategic plan.

(2)	Pay-for-Performance Analysis

•	We strongly believe that compensation should be rooted in a pay-for-performance philosophy.
•

It is the goal of the Committee to reward and incentivize long-term results that are aligned with shareholder interests by regularly evaluating our NEO compensation programs for both reasonableness and competitiveness and to ensure that we attract and retain top talent.

•	The Committee evaluates Board compensation with assistance from its independent compensation consultant.
•

The Committee also reviews both the Company’s long-term and short-term incentive plan, risk considerations relative to the Company’s performance plans and other important performance and economic factors when considering compensation issues.

(3)	Strong Governance Practices

•	We make use of an independent compensation consultant to advise us on market governance practices.
•	Our compensation practices focus on creating long-term shareholder value without incenting undue risk.
•	We support robust stock ownership requirements.
•	We have an effective recoupment policy.

(4)	Pay and Performance Alignment

•	The Committee believes that a significant portion of compensation should be contingent on the performance of our Company.
•	We also believe that a meaningful portion of compensation should be long-term in nature and align the management team with the interests of shareholders.

  4    F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

PROPOSAL 1. ELECTION OF OUR BOARD OF DIRECTORS

We are asking shareholders to elect the 2020 nominees named in this proxy statement and identified in the table below to serve on the F.N.B. Board of Directors until the 2021 Annual Meeting of Shareholders or until each of their successors have been duly elected and qualified. In addition to all our outside directors being independent, our director-nominee candidates for election at our 2020 Annual Meeting are a highly-qualified group of individuals, who collectively possess diverse backgrounds and perspectives, skills and experience consistent with our Board Composition Criteria (described herein under the section titled, Criteria and Considerations for Recommending Director Nominees), and the requisite leadership qualities necessary to oversee F.N.B.’s management and business operations.

We do not know of any reason why any nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.

2020 Proxy Statement    5

Proposal 1. Election of Our Board of Directors

Current Directors and Nominees for Election at Our Annual Meeting

Name	Age	Director Since	Independent	Other Public Company Boards*	Committee Memberships	Background and Relevant Experience

Pamela A. Bena	55	2018	Yes	0	Audit; Risk	Former Finance Executive — Extensive Accounting and Auditing Experience

William B. Campbell (Independent Lead Director)	81	1975	Yes	0	Executive; Nominating and Corporate Governance	Former Business Owner

James D. Chiafullo	62	2012	Yes	0	Credit Risk and CRA; Nominating and Corporate Governance (Chair)	Partner — Regional Law Firm

Vincent J. Delie, Jr. (Chairman, President and CEO)	55	2012(1)	No	0	Credit Risk and CRA (Ex Officio); Executive (Chair)	F.N.B. CEO

Mary Jo Dively	61	2018	Yes	0	Credit Risk and CRA; Risk	General Counsel — Globally Top Tier Ranked University

Robert A. Hormell	73	2015	Yes	0	Compensation; Nominating and Corporate Governance	Government Adviser

David J. Malone	65	2005	Yes	0	Audit; Compensation (Chair)	CEO — Investment and Insurance Advisory Firm

Frank C. Mencini	55	2016	Yes	0	Audit (Chair); Executive; Nominating and Corporate Governance; Risk (Ex Officio)	Healthcare Consulting, Accounting

David L. Motley	61	2013	Yes	1	Compensation; Credit Risk and CRA; Risk	Consultant — Strategic Planning and Executive Development

Heidi A. Nicholas	65	2015	Yes	0	Audit; Executive; Risk (Chair)	Commercial Developer — Housing

John S. Stanik	66	2013	Yes	2*	Audit; Compensation	Former CEO/Director — Public Companies

William J. Strimbu	59	1995	Yes	0	Compensation; Credit Risk and CRA (Chair); Executive; Nominating and Corporate Governance	CEO — Transportation Company

(1)	Chairman Delie was elected to the F.N.B. Board on January 18, 2012. Chairman Delie was elected to the FNBPA Board on June 16, 2009.

*	Includes current or prior service on public company board(s).

  6    F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

As demonstrated by the Director-Nominee Profile highlights below (excluding our Independent Lead Director from the age and tenure figures and excluding our non-independent Chairman/CEO from the independence percentage), we have a well-balanced Board composition, which is a product of our careful Board succession planning process.

Our Nominating and Corporate Governance Committee and our Board have identified the skills, experience and background criteria highlighted below as key necessary qualifications criteria and attributes that enable our Board to effectively discharge its oversight and fiduciary responsibilities. Moreover, in evaluating the background, skills and experience of our director-nominees, both our Nominating and Corporate Governance Committee and our Board understand that certain intangible qualities and attributes, such as each nominee’s commitment to shareholder interests, leadership skills, temperament and judgment, ability to challenge management, integrity and understanding of F.N.B.’s values and culture are critical to an effectively functioning Board. The F.N.B. Corporation Director Skill Matrix (Director Skill Matrix) below highlights that the collective expertise, experience and skills of our directors are aligned with F.N.B.’s strategy, risks and shareholder interests.

9

Accounting / Auditing. Understanding of financial institution audit processes, controls and financial statements.

9

Financial Services Experience. Possesses a fundamental understanding of financial institution business and operations, along with an understanding of the regulatory challenges that the industry faces.

9

Business. Has experience operating or advising across various complex business operations.

7

Legal / Regulatory / Government. Understanding of the Board’s fiduciary oversight responsibilities and the heavily-regulated environment in which we operate, in addition to the role that the various regulatory agencies play in our industry.

6

Environmental, Social, Governance. Experience with the development and oversight of an effective corporate responsibility strategy.

4

Human Capital Management and Succession Planning. Possesses insight into how successful companies and businesses develop and retain talent, as well as understanding the value of effective the succession planning for both our Board and management.

6

Public Company Board Service and Corporate Governance. Current or prior experience serving on a public company board or counseling such boards on governance, risk management and fiduciary matters.

10

Risk Management. Possesses the ability to understand, identify and oversee the various types of risk which challenge financial institutions.

4

Cybersecurity / Technology. Meaningful understanding of the critical aspects of financial institution technology and the challenges posed by the myriad of cybersecurity risks.

12

Strategic Planning. Possesses experience with oversight of our strategic plan development, implementation and execution.

2020 Proxy Statement    7

Proposal 1. Election of Our Board of Directors

Biographical Information Concerning Director-Nominees

Relevant biographical information concerning each of our director-nominees for election at our Annual Meeting may be found below, including a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion regarding each director-nominee’s qualifications to serve on our Board in light of our business and structure. In considering whether to re-nominate each of the director-nominees, the Board, with the assistance of the Nominating and Corporate Governance Committee and in collaboration with our Independent Lead Director and Board Chairman, reviewed the qualifications of each director-nominee and engaged in the process described later in this proxy statement in the section titled, Criteria and Considerations for Recommending Director-Nominees.

PAMELA A. BENA Committees: • Audit • Risk	Director Since: 2018 Age: 55

Professional Experience

Retired Finance Executive

Heeter Printing, printing company

•  Vice President of Finance (2017-2019)

TMS International Corporation, industrial services company

•  Manager of Financial Reporting (2015-2017)

EHS Support LLC, environmental, health and safety company

•  Chief Financial Officer (2015)

American Bridge Company, privately-held construction company

•  Senior Vice President of Finance (1994-2013)

Charitable Work and Community Involvement

Women for Economic Leadership Development (WELD), develops and advances women’s leadership to strengthen the economic prosperity of the communities it serves.

•  Member

•  Programming Committee Co-Chair

Director Qualifications

Ms. Bena’s substantial and varied background, experience, and skills relative to audit, finance, accounting, regulatory compliance and risk management, including preparation of financial statements in accordance with GAAP, preparation of periodic SEC disclosure filings and the attendant quarterly review process, make her an ideal addition to the Board and its Audit and Risk Committees. Her broad-based experience and thorough understanding of audit/accounting principles and regulatory compliance considerations provides Ms. Bena the necessary tools to effectively contribute to the Board and the Audit and Risk Committees.

WILLIAM B. CAMPBELL Independent Lead Director Committees: • Executive • Nominating and Corporate Governance	Director Since: 1975 (Founding Director) Age: 81

Professional Experience

Retired CEO

Shenango Steel Erectors, Inc., commercial building construction company

•  Owner

Charitable Work and Community Involvement

Shenango Valley Industrial Development Authority

•  Former Director

Westminster College

•  Former Trustee

Director Qualifications

Mr. Campbell’s background includes his historical knowledge and unique perspective on the various challenges that the financial services industry has confronted during his Board tenure. This provides him with the requisite decision-making background and knowledge regarding corporate governance. His thorough understanding of Board responsibilities, along with his ability to act as an effective liaison to promote a cohesive board, qualify him as an excellent choice to serve as our Independent Lead Director. Mr. Campbell’s adherence to sound corporate governance principles, high ethical standards and his strong commitment to the maintenance of a clear independence of the Board from management, qualify him to serve as a member of our Board, its Nominating and Corporate Governance Committee, Executive Committee and to serve as our Independent Lead Director.

  8    F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

JAMES D. CHIAFULLO Committees: • Credit Risk and CRA • Nominating and Corporate Governance (Chair)	Director Since: 2012 Age: 62

Professional Experience

Cohen & Grigsby, P.C., law firm

•  Partner (1999-present)

Charitable Work and Community Involvement

Epilepsy Foundation of Western/Central PA

•  Board Member Emeritus (active)

The Pittsburgh Foundation

•  Director, Chiafullo Family Fund

Verland Foundation

•  Counsel

National Association of Corporate Directors — Three Rivers Chapter

•  Chairman Emeritus (active)

Director Qualifications

The breadth and depth of Mr. Chiafullo’s corporate and transactional legal experience, along with his particular focus in the areas of corporate governance, fiduciary duties and responsibilities, regulatory compliance and finance, provide him the necessary background to assist the Board with its oversight responsibilities of F.N.B.’s strategies, financial performance, business operations and Board succession process. Moreover, Mr. Chiafullo’s hands-on experience working with sophisticated technology systems and his legal work involving a major U.S. retailer in connection with cybersecurity threats and breaches, amply illustrate that he possesses the requisite background to offer the Board insight into these critical challenges. Mr. Chiafullo’s extensive corporate governance, credit, transactional and legal expertise provides the Board, its Nominating and Corporate Governance Committee and Credit Risk and CRA Committee with a director who is uniquely qualified to help the Board to properly evaluate the governance, business, credit, financial, regulatory and risk issues.

VINCENT J. DELIE, JR. Chairman Committees: • Credit Risk and CRA (Ex Officio) • Executive (Chair)	Director Since: 2012 Age: 55

Professional Experience

F.N.B. Corporation, financial services corporation

•  CEO, President and Board Member (2012-present)

•  Board Chairman (December 2017-present)

First National Bank of Pennsylvania

•  President, Board Member (2009-present)

•  CEO (2011-present)

Charitable Work and Community Involvement

United Way of Allegheny County

•  Board Member

Allegheny Conference on Community Development

•  Board Member

Team Pennsylvania

•  Board Member

Pittsburgh History and Landmark Foundation

•  Board of Trustees

Director Qualifications

Mr. Delie has more than 32 years of experience in the financial services industry which has included executive management roles with F.N.B. and other large financial institutions. During his leadership tenure with F.N.B., including serving as the Company’s CEO since 2012, as President of FNBPA since 2009 and as CEO of FNBPA since 2011, F.N.B. has grown from $8 billion in assets (2008) to more than $35 billion. Mr. Delie’s leadership of F.N.B. has produced significant expansion in terms of scale, geographic market, complexity of operations, revenue growth, earnings growth, capital expansion and the scope of its available products and services. Under Mr. Delie’s stewardship, F.N.B. has experienced record profitability and FNBPA has been recognized by various regional and national publications and firms which evaluate the quality of bank products and service offerings and deployment of innovative technology. In addition, Mr. Delie has built a strong risk management framework which enables F.N.B. to continue on its trajectory to remain one of the leading financial services companies in the United States. Mr. Delie’s significant accomplishments, experience, knowledge and leadership make him uniquely qualified to serve on our Board.

2020 Proxy Statement    9

Proposal 1. Election of Our Board of Directors

MARY JO DIVELY Committees: • Credit Risk and CRA • Risk	Director Since: 2018 Age: 61

Professional Experience

Carnegie Mellon University, private, non-profit, research-based university

•  Vice President and General Counsel (2002-present)

Charitable Work and Community Involvement

Children’s Hospital of Pittsburgh Foundation

•  Board Member

Board of Trustees of Children’s Hospital of Pittsburgh

•  Member

Board of Visitors of UPMC Health System

•  Member

Pittsburgh Theological Seminary

•  Board Member

Director Qualifications

Ms. Dively’s unique legal background and experience with respect to challenges being confronted by the financial services industry, especially with respect to emerging risk management issues, such as business technology and cybersecurity, and the attendant regulatory environment, make her particularly suited to assist F.N.B. and its Board and Risk Committee in its oversight responsibilities of these critical matters. Ms. Dively will also help the Board, our Risk Committee and the Credit Risk and CRA Committee remain diligent and proactive with evolving technology and cybersecurity issues, as well as the legal issues related to these matters.

ROBERT A. HORMELL Committees: • Compensation • Nominating and Corporate Governance	Director Since: 2015 Age: 73

Professional Experience

Retired CEO/CFO

SEDA Council of Governments, public development organization serving 11 Central Pennsylvania counties

•  Chief Operating Officer/Chief Financial Officer

Charitable Work and Community Involvement

Presbyterian Senior Living Services Corporation

•  Chair

Presbyterian Senior Living Investment Corporation

•  Board Member

Faith Affordable Housing Corporation (Cape Coral, FL)

•  Board Member

SEDA-COG Joint Rail Authority

•  Board Member

Warrior Run Community Corporation, encourages communication and cooperation between six municipalities within the Warrior Run School District

•  Board Member

Warrior Run Education Foundation, foundation supporting educational improvements in the Warrior Run School District

•  Special Advisor to the Chairman

Director Qualifications

Mr. Hormell offers the Corporation a unique background, which includes previous financial institution board service and community and governmental advisory experience. Mr. Hormell’s key governmental, community and civic contacts have been important to F.N.B.’s efforts to identify the needs of and to serve various communities within its markets. In addition, Mr. Hormell serves as an advocate on issues related to senior housing and medical care and has a fundamental understanding of challenges attendant to economic and regional development within Pennsylvania. Mr. Hormell’s background positions him to make significant contributions to the continued success of F.N.B., particularly within the Central Pennsylvania communities in which the Corporation’s principal subsidiary, FNBPA, operates. Mr. Hormell’s extensive network of community and governmental leaders, coupled with his problem-solving skills qualify him for service on our Board, our Nominating and Corporate Governance Committee and Compensation Committee.

  10    F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

DAVID J. MALONE Committees: • Audit • Compensation (Chair)	Director Since: 2005 Age: 65

Professional Experience

Gateway Financial Group, Inc., financial services group

•  Chairman and CEO (2005-present)

Highmark, Inc., health insurer

•  Board Member and Compensation Committee Member

Allegheny Health Network, non-profit, eight hospital academic medical system in Western Pennsylvania

•  Board Member

Charitable Work and Community Involvement

Allegheny Conference on Community Development

•  Board Member, Executive Committee Member, Personnel & Compensation Committee Member, and Workplace Committee Chair

Robert Morris University Board of Trustees

•  Trustee, Executive, Finance and Governance Committee Member

United Way, Board of Trustees

•  Trustee, Governance and Executive Committee Chair

Strategic Investment Fund

•  Chair

Pittsburgh Foundation

•  Investment Committee Member

Pittsburgh Penguins Foundation

•  Board Member

Director Qualifications

Mr. Malone’s experience as CEO of a financial services firm, which specializes in providing financial and insurance advice to businesses and high net worth individuals, and his board position with a major health care provider, provide him with the requisite background and appropriate perspective for assisting our Board with confronting challenges and issues attendant to a financial services organization operating in a heavily regulated industry. Mr. Malone’s experience in the financial sector and his diverse board experience, along with his demonstrated community involvement, qualify him for our Board, specifically for our Audit Committee and to lead our Compensation Committee.

FRANK C. MENCINI Committees: • Audit (Chair) • Executive • Nominating and Corporate Governance • Risk (Ex Officio)	Director Since: 2016 Age: 55

Professional Experience

Inova Medical Group (Inova Health System), non-profit health organization in Northern Virginia

•  Chief Financial Officer (2017-present)

Mencini Healthcare Associates, health care consulting firm

•  President and CEO (2002-present)

Arthur Anderson

•  Partner (1988-2002)

Charitable Work and Community Involvement

Inova Loudoun Hospital

•  Various fundraising and finance volunteer positions

Loudon County Public Schools

•  Volunteer classroom reader and fundraising assistance

Broadlands Community

•  Fundraising and social event assistance

Special Olympics

•  Volunteer and supporter — D.C. Metro Area

Director Qualifications

As an experienced certified public accountant (CPA) who possesses high-level audit, regulatory compliance, technology and business consulting experience, coupled with significant experience growing and leading a successful entrepreneurial business enterprise, including developing strategies to grow customers and profits, Mr. Mencini has a unique understanding of the challenges and issues confronting our shareholders. His deep and varied public accounting experience, and his background in internal controls and regulatory compliance matters, are extremely valuable to F.N.B. in view of our Company’s complex operations. Likewise, Mr. Mencini’s in-depth experience with providing direction to heavily-regulated financial services and healthcare firms relative to assessing data and cybersecurity risks and developing effective response and remediation plans, enable him to offer our Board knowledgeable and strategic insight regarding the dynamic and ever-increasing focus with respect to fraud, technology, cybersecurity, operational and client development issues. Mr. Mencini is a key resource for F.N.B. in overseeing and providing counsel on critical risk management, audit and Board governance matters.

2020 Proxy Statement    11

Proposal 1. Election of Our Board of Directors

DAVID L. MOTLEY Committees: • Compensation • Credit Risk and CRA • Risk	Director Since: 2013 Age: 61

Professional Experience

BlueTree Venture Fund, venture fund focused on early-stage life science and IT-related opportunities at the Series B stage of funding

•  General Partner (2014-present)

DLM-WCM, LLC, real estate development company

•  General Partner (2016-present)

MCAPS, LLC, professional services company providing construction management and IT capabilities and services

•  CEO, President (2017-present)

Koppers, global wood treatment solutions company

•  Board Member (2017-present)

Charitable Work and Community Involvement

Pittsburgh Gateways Corporation, community-based economic development group

•  Board Member

Allegheny Conference on Community Development

•  Board Member

African American Public Company Leadership Forum

•  Founder

University of Pittsburgh Swanson School of Engineering

•  Advisory Board Member

Regional Industrial Development Corporation

•  Board Member

Inner City Junior Tennis Program

•  Executive Director

Director Qualifications

With over three decades of working and consulting with corporate and business leaders regarding strategic development, implementation and advising executives for more than 40 businesses in the United States across multiple industry sectors, Mr. Motley is especially qualified to serve as a key resource for the Corporation’s strategic planning processes and executive leadership development. Moreover, since the previous 10 years of Mr. Motley’s career have been spent in the heavily regulated life sciences sector, he is specially positioned to be sensitive to the heightened financial services regulatory environment that F.N.B. must navigate in order to succeed. Mr. Motley is involved in developing and participating in various forums and programs designed to promote African American public company board members and C-suite leadership positions, as well as providing unique insight into F.N.B.’s diversity and inclusiveness initiatives. Mr. Motley’s background and experience enables him to make significant contributions to our Board, Compensation Committee, Credit Risk and CRA Committee and Risk Committee.

HEIDI A. NICHOLAS Committees: • Audit • Executive • Risk (Chair)	Director Since: 2015 Age: 65

Professional Experience

Nicholas Enterprises, firm that engages in the development and management of commercial and multi-tenant residential real estate in Central Pennsylvania

•  Principal (2001-present)

Charitable Work and Community Involvement

Central Pennsylvania Festival of the Arts, a five-day visual and performing arts festival

•  Board Member

Penn State University — Hospitality Real Estate Strategy Group, conducts teaching, research and outreach in real estate and strategy in the hotel industry

•  Advisor

Director Qualifications

Ms. Nicholas’ investment in, and management of, a large, complex commercial and multi-family residential portfolio and her deep familiarity with the real estate industry, coupled with her significant and comprehensive finance and complex transaction experience, afford her the necessary background to be an important contributor to our Board. Her experience enables her to have a firm understanding of the critical issues and challenges facing F.N.B. and has been valuable in her role on the Audit Committee, Executive Committee and as Chair of the Risk Committee.

  12    F.N.B. Corporation

Proposal 1. Election of Our Board of Directors

JOHN S. STANIK Committees: • Audit • Compensation	Director Since: 2013 Age: 66

Professional Experience

Retired CEO

Ampco-Pittsburgh Corporation, publicly-held international company, specializing in manufacturing forged and cast rolls for the metals industry and other specialty industrial equipment

•  CEO and Director (2015-2018)

Calgon Carbon Corporation, publicly-held environmental products and services company

•  CEO, President and Director (2003-2012)

•  Chairman (2007-2012)

Huber Engineered Chemicals, privately-held industrial chemicals manufacturing company

•  Director (2012-present)

Charitable Work and Community Involvement

Greater Pittsburgh American Health Association

•  Volunteer

Fair Oaks Foundation, foundation supporting botanical gardens, zoos, food banks and community centers and organizations involved with orchestras, higher education, animal welfare and human services

•  Board Member

Director Qualifications

Mr. Stanik’s extensive CEO, C-suite and board experience with public companies operating in very competitive industries enables him to offer the Corporation and its Board a unique combination of leadership, strategic, business planning and risk management skills, as well as a critical perspective on investor expectations. Moreover, Mr. Stanik’s prior experience as a public company CEO and director adds further benefit to the Board and its Compensation and Audit Committees in view of his extensive experience with investors, risk management, executive compensation and financial disclosures, as well as his full understanding of strategic considerations attendant to the Corporation’s expanding business growth opportunities and investment thesis.

WILLIAM J. STRIMBU Committees: • Compensation • Credit Risk and CRA (Chair) • Executive • Nominating and Corporate Governance	Director Since: 1995 Age: 59

Professional Experience

Nick Strimbu, Inc., trucking company with common carrier authority

•  President (1982-present)

Charitable Work and Community Involvement

Teamsters Local 261 and Employers Welfare Fund, health consortium in Western Pennsylvania and Eastern Ohio with approximately 5,000 constituents

•  Trustee

Christian H. Buhl Legacy Trust

•  Board Member

Community Foundation of Western Pennsylvania and Eastern Ohio

•  Vice President, Board Member of Multiple Affiliates

Shenango Valley Foundation

•  Board Member

Strimbu Memorial Fund

•  Board Member and Executive Committee Member

Sharon Regional Health System

•  Former Board Chairman, Board Member and Committee Member

Director Qualifications

Mr. Strimbu’s long-term executive and leadership experience in regional transportation, health care and philanthropic entities provide him a valuable perspective from which to contribute to our Board. We believe that Mr. Strimbu’s executive, operational, economic development, philanthropic and financial experience qualifies him to serve as a member of our Board, as Chair of the Credit Risk and CRA Committee and as a member of our Compensation, Executive, and Nominating and Corporate Governance Committees.

2020 Proxy Statement    13

Proposal 1. Election of Our Board of Directors

Criteria and Considerations for Recommending Director-Nominees

The Nominating and Corporate Governance Committee assists the Board with reviewing and identifying individuals qualified to become F.N.B. Board members. This committee utilizes Board-approved criteria set forth in our F.N.B. Corporation Corporate Governance Guidelines (see Key Corporate Governance Documents), along with the Board Composition Criteria described below for purposes of making its determinations relative to recommending nominees for directors at Annual Meetings and filling vacancies on the Board. Directors chosen to fill vacancies will hold office for a term expiring at the end of the next Annual Meeting.

Board Composition Criteria

Shareholders’ Interests Paramount	The individual’s strong commitment to the diligent pursuit of shareholders’ long-term best interests, as well as their understanding of their fiduciary obligations to our shareholders.

Professional Background and Experience	The individual’s specific experience, background and education, as they pertain to the Director Skill Matrix under Current Directors and Nominees for Election at Our Annual Meeting.

Leadership Roles

The individual’s sustained record of substantial accomplishments and leadership in executive, C-suite, senior-level management, and/or policy-making positions in finance, law, business, government, education, technology or not-for-profit enterprises, as well as public company board experience and prior F.N.B. board experience.

Judgment and Gravitas

The individual’s capability of evaluating complex business issues, ability to confront challenging circumstances and making sound judgments, including, when necessary, constructively challenging management’s recommendations and actions.

Diversity

The individual’s contribution to the diversity of the Board including differences of viewpoints, professional experience, education, skills and demographics considerations, such as race, gender and ethnicity, as well as the variety of attributes that contribute to the Board’s collective strength and perspective.

Character and Integrity

The individual’s commitment to ethical conduct, with character and integrity, along with the requisite interpersonal skills to work with other directors on our Board and executive management in ways that are effective and beneficial to the interests of the Company and its shareholders, employees, customers and communities.

Time	The individual’s willingness and ability to commit the necessary time and effort required for effective service on our Board and committees.

Independence

The individual’s qualifications as “independent” under the NYSE and F.N.B.’s stringent categorical standards and their freedom from conflicts of interest that could interfere with their duties as a director.

Understands F.N.B.’s Corporate Culture and Values	The individual’s ability to effectively represent F.N.B. values in the communities in which the Company operates.

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Proposal 1. Election of Our Board of Directors

The Nominating and Corporate Governance Committee will evaluate all candidates suggested by the Board Chair, other directors or third-party search firms, which the Company may retain from time to time to help identify potential new director candidates, or a person recommended by a shareholder for nomination as a director in the same manner. For information on recommending a candidate for nomination as a director, see Shareholder Proposals and Nominations for the 2021 Annual Meeting.

The Board and Nominating and Corporate Governance Committee have concluded that each of our director-nominees should be recommended for re-nomination as a director. In considering whether to recommend re-nomination of a director for election at our Annual Meeting, the Board and the Nominating and Corporate Governance Committee considered, in addition to the above-described Board Composition Criteria, the following factors:

•	The criteria for the nomination of directors described in our Corporate Governance Guidelines.

•

That the nominees as a collective group possess the full array of skills, experience and background as set forth in our Board Composition Criteria and in the Director Skill Matrix under Current Directors and Nominees for Election at Our Annual Meeting.

•	Adherence to the Investor Stewardship Group Principles described in our 2020 F.N.B. Corporate Responsibility Report.

•	Feedback from the annual Board and committee self-assessment process.

•	Attendance and preparedness for Board and committee meetings.

•	Outside board and other affiliations for actual or perceived conflicts of interest.

•	The overall contributions to the Board.

•	Adherence to Board and Company policies, including Code of Conduct and policies concerning F.N.B. stock ownership and continuing education requirements.

Each of the nominees for election as a director was elected as a director at our 2019 Annual Meeting. Our Board believes that each of the nominees continue to meet the criteria described above with high levels of professionalism, leadership, independence, as well as a dedicated commitment to F.N.B. shareholder interests. Moreover, our Board believes that, individually and collectively, the nominees possess the necessary corporate values, diversity, depth and breadth of experience that enable them to oversee management of the Company as an effective and engaged Board. No director or nominee has a family relationship to any other director-nominee for director or executive officer.

2020 Proxy Statement    15

Corporate Governance

CORPORATE GOVERNANCE

We are committed to effective corporate governance for the benefit of our shareholders, customers, employees and other stakeholders based on the fundamental principles of fairness, transparency, integrity and accountability, which are the foundation of our Corporate Governance Guidelines.

Principles

In performing its role, our Board of Directors is guided by our Corporate Governance Guidelines, which establish a framework for the governance of the Board and the management of our Company. The Corporate Governance Guidelines are annually reviewed, updated as appropriate and, with the assistance of our Nominating and Corporate Governance Committee, approved by the Board. Our Corporate Governance Guidelines reflect broadly recognized and evolving “best practice” governance standards and regulatory requirements, including the NYSE corporate governance listing standards, SEC governance standards, the U.S. Investor Stewardship Group Governance Principles, and other widely accepted “best” practices promoted by proxy advisory firms, institutional investors and national organizations dedicated to promoting sound governance practices. We believe that the strength of F.N.B.’s business and risk management processes reflect the high standards set by our rigorous governance structure.

Board Structure and Responsibility

The Board is responsible for the oversight of management on behalf of the Company’s shareholders. The Board and its committees meet regularly throughout the year to: (i) review and, where appropriate, approve long-term and short-term strategies, business and financial planning and performance, risk management, regulatory compliance, internal control, financial reporting, audit matters, executive compensation, Board and management succession, corporate culture, governance procedures and public, social and environmental responsibility matters; and (ii) provide oversight and guidance to, and regularly assess the performance of, the CEO and other senior executives. Here are some highlights regarding our corporate governance policies and practices:

Corporate Governance Highlights

•

Conduct Annual Board Self-Assessment Evaluations. The Board and its committees conduct rigorous annual self-evaluations. The self-assessment process is designed to evaluate Board and committee performance, to promote best-in-class governance practices and to serve as one of the considerations as to whether to re-nominate a director for election to the Board. The results of the self-evaluations are reported to the Board, as well as to each Board committee. Moreover, our self-assessment process enables us to identify ways for our Board and management to improve our corporate governance practices and enhance the Board and committee performance.

•

Comprehensive Board Orientation and Continuing Director Education Program. The F.N.B. director orientation and education program, more fully detailed in our Corporate Governance Guidelines, provides the opportunity for new directors to participate in orientation sessions, including meetings with Board leadership and senior management, director mentorship and orientation arrangements, and to receive associated written materials describing, among other matters, Company policies, fiduciary responsibilities, regulatory requirements and strategic plan objectives. Directors are provided an annual education stipend to encourage them to attend local, regional and national director educational conferences, and each director is required to annually complete an extensive internal training curriculum designed to educate them on insider trading, our Code of Conduct requirements, and other critical regulatory compliance matters. Each F.N.B. director attended at least one outside director education session or conference in 2019 (many F.N.B. directors attended multiple director education sessions) and completed F.N.B.’s internal Board compliance curriculum. Additionally, our directors and committees are routinely provided industry and academic publications for the purpose of staying well-informed of current trends, issues and best practices with respect to corporate

  16    F.N.B. Corporation

Corporate Governance

governance, risk management, compensation, audit, regulatory, corporate responsibility, financial and accounting and other related topics. Moreover, from time to time, F.N.B. senior management leaders make presentations to the Board on current topics and challenges, including employment practices, technology and risk management, legal and regulatory matters, new products, business operations, cybersecurity, corporate governance and corporate responsibility, and other matters that help the Board to better understand the Company’s compliance with applicable laws and standards. Also, senior management provides the opportunity for F.N.B. directors to receive specialized one-on-one training on various topics concerning the Company’s operations, key financial performance considerations or audit/risk management and compliance processes.

•

Maintain Stock Ownership Requirement. Our Board has implemented stock ownership policies for our senior management and Board which are designed to ensure that their interests are meaningfully aligned with shareholders’ interests, as more fully detailed under the caption, Director Stock Ownership Requirement and described in our Corporate Governance Guidelines (see Key Corporate Governance Documents).

•

Active Shareholder Engagement Program. We conduct extensive governance reviews and investor outreach throughout the year (see discussion under Active Engagement with Shareholders). Management provides regular reports to the Board, the Compensation Committee and the Nominating and Corporate Governance Committee to keep them informed of shareholder perspectives on a variety of issues, including financial performance, employment and compensation practices and ESG matters. Additionally, our proactive shareholder engagement process enables our shareholders to share their viewpoints and perspectives with us. For additional information regarding our 2019 shareholder engagement efforts, please see Active Engagement with Shareholders, Governance Enhancements Informed by Shareholders and Say-on-Pay and Investor Engagement in the Compensation Discussion and Analysis.

•

Board Retirement Policy. Our directors are required to retire at age 75. However, our board has “grandfathered” our Independent Lead Director, William B. Campbell, who has served on our Board since 1975 (shortly after F.N.B. was organized in 1974). In its decision to grandfather

Director Campbell, the Board took into account the considerable benefits that Director Campbell’s Board tenure offers to us, including his indispensable historical perspective, experience and institutional knowledge as a Board member regarding significant prior U.S. economic and banking crises and the recurring challenges that confront financial institution boards. Moreover, Director Campbell’s dedicated commitment and proactive engagement has enabled him to exercise his unique and effective leadership skills which provide him the respect of his Board colleagues, executive management and the necessary gravitas to serve effectively as our Independent Lead Director.

•

Independent Lead Director. In view of our combined Chairman/CEO Board structure, the Board recognizes the importance of independent and proactive leadership on the Board, as evidenced by its designation of an Independent Lead Director who is annually selected by the independent directors, and provided with the necessary tools to serve as an effective counterbalance under our Board structure (see description of our Independent Lead Director Roles under Unified Board Leadership Structure). For more detail regarding our Independent Lead Director’s qualifications and responsibilities, we refer you to Biographical Information Concerning Director-Nominees (refer to director William B. Campbell’s biography) and the description contained in our Corporate Governance Guidelines (see Key Corporate Governance Documents).

•

Board Committees Composed of Independent Directors. Following our Annual Meeting, each of our standing Board Committees, those which conduct regular meetings during the year (Audit, Compensation, Credit Risk and CRA, Nominating and Corporate Governance and Risk Committees), are composed entirely of independent directors. Under its committee charter, our Executive Committee is authorized to consider matters which do not warrant convening a special meeting of the Board, but which should not be postponed until the next regular Board meeting, or other responsibilities which the Board may delegate to it. Our Executive Committee is chaired by our Board Chair/CEO who does not qualify as independent. Each of these committees operates under a written charter approved by the Board and annually reviewed by each committee. You can find additional details under Key Corporate Governance Documents.

•	Conduct Executive Sessions of Directors. Our Board conducted four executive sessions in 2019,

2020 Proxy Statement    17

Corporate Governance

two of which were attended by all independent directors, with the CEO being available to be called into the meeting for the sole purpose of responding to questions, and two of which were attended exclusively by independent directors. William B. Campbell, our Independent Lead Director, presided at all executive sessions.

•

Limit Service on Other Public Company Boards and Audit Committees. No Board member may serve on more than three public company boards. In addition, our Board policy provides that Audit Committee members cannot serve on the audit committees of more than two public companies at the same time. Our Board believes this policy establishes an appropriate balance between their attention to F.N.B. Board responsibilities while offering exposure to best governance practices of other companies.

•

Dynamic Succession Planning and Refreshment Process. Our robust Board succession and refreshment process is illustrated by the addition of 13 directors to the Board and transition of 17 directors off the Board since 2010. Moreover, approximately 42% of our Board members (excluding our Independent Lead Director), including two women, have joined the Board in the last five years.

•

Strive for Board Diversity and Seek Best Director Candidates. Our Corporate Governance Guidelines expressly state that we shall consider diversity, among other important factors, in connection with Board composition determinations. In addition to skills and experience, we believe that a Board composed of a mix of diverse backgrounds, including gender, age, race and ethnicity, creates a diversity of perspectives among the Board and thereby supports a more complex consideration of Company strategies and opportunities, and ultimately, a more productive Board. Our Board reflects an appropriate range of skills and professional expertise, as well as a broad range of diverse backgrounds.

•

Directors Committed to their Board Responsibilities and to Shareholders. Our Corporate Governance Guidelines set forth the expectation that directors will attend all shareholder and Board meetings and those committee meetings of which they are a member, and at a minimum, at least 75% of Board and committee meetings in the aggregate. Each of our director-nominees attended our 2019 Annual Meeting and at least 75% of our Board and committee meetings in the aggregate. Our joint

F.N.B — FNBPA Board met seven times in 2019, our F.N.B. Board met one time in 2019, and our FNBPA Board met one time in 2019. We expect all the members of our Board to attend our 2020 Annual Meeting.

•

One Share, One Vote Policy. Each shareholder of the Company entitled to vote on any matter at any meeting of shareholders is entitled to one vote for every share standing in such shareholder’s name on the record date for the meeting.

•	Shareholder Access to Board. Shareholders may communicate directly with our Board or any Board Committee or any individual director (see Communications with Our Board).

•

Shareholder Right to Call Special Meeting and to Act by Written Consent. A special meeting of shareholders may be called by shareholders holding at least 25% of the outstanding shares of our common stock.

•	Maintain a Declassified Board. The full Board of Directors is elected annually.

•	Accountability. Our Code of Conduct applies to our directors, as well as all our employees.

•

Prohibition Against Hedging and Other Derivative Strategies Involving Company Securities. Directors, executive officers and other employees of F.N.B. are prohibited from engaging in hedging strategies using puts, calls or other derivative securities, as well as prohibited from day-trading and short-selling company securities based on the value of F.N.B. common stock. For purposes of this policy, executive officers are those persons designated by the F.N.B. Board under Section 16 of the Securities Exchange Act.

•

No Material-Related Party Transactions with Directors. There are no relationships that exist between our Directors and the Company that constitute a material relationship. Any proposed material relationships are assessed by the Board.

•	No Family Relationships Among Directors and Executive Officers. No immediate family relationships exist between any of our directors or executive officers.

•

Policy Prohibiting Preferential Transactions with Directors and Employees. We have adopted a written policy formalizing the manner in which we review a proposed transaction involving the Company and any of our directors, any director-nominees, any executive officers, any 5%

  18    F.N.B. Corporation

Corporate Governance

or greater shareholder or any immediate family member of the foregoing (related persons) because of the possibility of a conflict of interest.

•

Independent Auditor. Ernst & Young LLP are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the Securities and Exchange Commission (SEC).

•

Board Oversight of Corporate Responsibility and ESG Matters. ESG is an essential part of our culture and corporate values, and our commitment to ESG begins at the top of our organization, with our Nominating and Corporate Governance Committee having oversight of the Company’s corporate ESG strategies. The Nominating and Corporate Governance Committee regularly reports these matters to the full Board.

•	Regular Board Oversight of Company Strategy and Risks. For more detailed information, please see Oversight of Risk.

•

Annual Publication of Corporate Responsibility Report. Beginning with our inaugural report in 2019, our Annual Corporate Responsibility Report discusses our commitment to the environment, overall community well-being, employee welfare and socially responsible charitable endeavors (please see a link to the 2020 Report under Resources — Proxy Materials).

•

Board Oversight of Company Whistleblower Claims and other Misconduct Policies. Our Board, through our Audit Committee, oversees and reviews all reports of suspected misconduct, violations of law, financial irregularities, including management’s handling of all claims and reports.

•

Provide for Strong Clawback Policy. Our compensation recoupment or “clawback” policy allows our Board to recoup any excess compensation paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

•

Incentive Plans that Do Not Encourage Excessive Risk-Taking. We annually conduct a risk assessment of each of our compensation plans, and the Compensation Committee annually reviews the assessment to ensure the compensation programs do not encourage excessive risk-taking.

•

Properly Align Executive Compensation. As discussed more fully in the Compensation Discussion and Analysis (CD&A) of this proxy statement, we have adopted specific policies and practices to align executive compensation with shareholder interests. These policies and practices are routinely reviewed by the Compensation Committee in conjunction with advice and counsel of a qualified independent consultant. A majority of the incentive compensation opportunities allocated to key executives are not guaranteed, since they are tied to Company performance and aligned with shareholder interests.

•

Annual Say-on-Pay Advisory Vote. At our 2017 Annual Meeting, our shareholders decided that an advisory Say-on-Pay vote be held on an annual basis. As a result, the Compensation Committee and the Board are again submitting for the vote of shareholders an advisory resolution to approve the compensation of our NEOs and will include this shareholder advisory vote annually until our shareholders otherwise approve a change in the frequency in which we should conduct a Say-on-Pay vote.

•

No Tax Gross-Ups. Our Board adopted a policy that we will not permit tax gross-up payments in any new or amended employment agreements, for executive perquisites, nor will the Company approve any employment contracts that contain tax gross-ups.

•

Independent Compensation Consultant. Our Compensation Committee retains an independent compensation consultant (annually reviews independent status) to provide the Compensation Committee with advice and guidance on our executive and Board compensation and incentive programs.

•	Board Access to Management. Our Board has access to the Company officers and employees as the Board may deem necessary in order to discharge their fiduciary and legal duties and responsibilities.

•

Board Approves and Oversees the Company’s Long-Term Strategic Plan. Our Board engages with management regarding significant business plans and strategies, as well as oversees the Company’s financial performance and condition.

•

Detailed Board Composition Criteria, Including the Director Skill Matrix. In 2019, our Nominating and Corporate Governance Committee formalized our director nomination evaluation process by creating a Director Skill Matrix (which was initially published in our 2019 Proxy Statement). Our Director Skill Matrix was used by the Nominating and Corporate Governance Committee to assess each of our current directors for re-election at our 2020 Annual Meeting, as well as prospective director candidates. Our Nominating and Corporate Governance Committee’s review encompasses a deep look into the Board’s collective skill set to ensure the Board possesses the necessary skills to perform its responsibilities.

2020 Proxy Statement    19

Corporate Governance

Unified Board Leadership Structure

During 2019, our Board reviewed its current unified leadership structure — combined Chairman and CEO with a strong Independent Lead Director — taking into consideration the Board’s composition, the Company’s size and complexity of its business operations, the regulatory framework under which the Company operates, the Company’s shareholder base, the Company’s Peer Group and other relevant factors. Our Board has determined that a combined Chairman and CEO position, coupled with a strongly empowered and effective Independent Lead Director, continues to be the most appropriate Board leadership structure for the Company because it provides for continuity of expertise in both business and corporate governance, promotes a better Board-level understanding of the inherent risks associated with the operation of our business and ensures that the Company has a clear public “face” for our shareholders, customers and employees. A combined Chairman/CEO provides a unified perspective and enhanced effectiveness because:

•

Our Chairman/CEO is in the best position to be aware of major issues facing the Company on a day-to-day and long-term basis, and he is able to identify and bring key risks and material developments facing the Company promptly to the Board’s attention (in coordination with the Independent Lead Director as part of the agenda-setting process);

•

A combined Chairman/CEO eliminates the potential for confusion as to who leads the Company, providing the Company with a single public “face” in communicating with shareholders, employees, regulators, analysts and other constituencies; and

•	Many other financial institutions recognize the value of, and effectively utilize, a similar board structure with a combined Chairman/CEO, coupled with an Independent Lead Director.

A strong Independent Lead Director role facilitates independent board oversight of management and serves as an effective counterbalance under a unified board structure. Our Independent Lead Director is annually selected by independent directors and is empowered with robust, broad authority, which our Board believes provides appropriate balance under our unified structure. Set forth below are certain of the key features of our Independent Lead Director’s authority:

•	In coordination with the Chairman/CEO, reviews and approves agendas for Board meetings, materials, information and meeting schedules.

•	Has the authority to add items to the agenda for any Board meeting.

•	Presides at executive sessions of independent directors.

•	Serves as a non-exclusive liaison between the other independent directors and the Chairman/CEO.

•	Coordinates the Chairman/CEO’s annual performance review.

•	May call special meetings of the independent directors at his/her discretion and chairs any meeting of the Board or shareholders at which the Chairman is absent.

•	Serves as a conduit of information and feedback between the Chairman/CEO and other directors between Board meetings.

•	Meets regularly one-on-one with the CEO.

•	Attends meetings and consults with the Compensation Committee regarding its consideration of CEO performance and compensation.

•	Consults with the Chairman/CEO, Chair of the Nominating and Corporate Governance
Committee and Chair of the Compensation Committee regarding CEO succession planning and facilitates updates to the Board.

•	In conjunction with the Chair of the Compensation Committee, discusses with the Chairman/CEO the Board’s annual evaluation of his/her performance as CEO.

•	Consults with the Chair of the Nominating and Corporate Governance Committee on the Board’s annual performance evaluation.

•

For purposes of promoting independent candidates for nomination or re-nomination for election to our Board, our Independent Lead Director is a member of the Nominating and Corporate Governance Committee.

•	Coordinates with the Chairman/CEO and Chair of the Nominating and Corporate Governance Committee with respect to succession planning.

•

When necessary, acts as a liaison to facilitate communications among the Chairman/CEO, management and directors for the purpose of ensuring a proper and free and full information flow among the parties with the goals of optimizing the effectiveness of Board and committee meetings.

•	Is available to meet with major shareholders and regulators.

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Corporate Governance

Board Committees

Our principal Board committees serve as joint committees for both the Corporation and FNBPA and consist of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk Committee (collectively, the Standing Committees). The Board has determined that all directors who served as members of the Standing Committees (including their Chairs) during 2019 are independent under the applicable NYSE standards and SEC rules and otherwise meet the specific eligibility requirements for these committees. The Corporation also has an Executive Committee. Each member of the Executive Committee has been determined by our Board to be independent except for Mr. Delie (current CEO). FNBPA has a Credit Risk and CRA Committee. Each member of FNBPA’s Credit Risk and CRA Committee has been determined by our Board to be independent. The composition of the Credit Risk and CRA Committee is consistent with federal bank regulatory standards. Board Chairman Delie is an ex officio member of the Credit Risk and CRA Committee. We identify the current members and chairs of our Board and FNBPA committees in the table, Current Directors and Nominees for Election at Our Annual Meeting.

Audit Committee

•  Responsible primarily for selecting and overseeing the services performed by our independent registered public accounting firm and Internal Audit Department (Internal Audit), evaluating our accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters.

•  Approves all audit services and permitted non-audit services, as well as all engagement fees and terms related thereto.

•  The Board has determined that each member of the Audit Committee qualifies as “financially literate,” and each of these Audit Committee members also qualifies as an “audit committee financial expert” as defined by the SEC. The determination that each of the Audit Committee members qualifies as an “audit committee financial expert” included an evaluation of each person’s qualifications and other relevant experience under applicable SEC rules and definitions, including consideration of each person’s work, financial, business and professional experience and educational background. Each Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules, NYSE listing standards, F.N.B. categorical independence standards and the applicable federal bank regulatory requirements.

•  Met 14 times during 2019 of which two were joint meetings with the Risk Committee to cover matters relevant to both committees such as various accounting and regulatory matters.

Compensation Committee

•  Responsible primarily for reviewing the compensation arrangements for our executive officers, including the CEO, administering our equity compensation plans and reviewing the compensation of the Board.

•  For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and our independent compensation consultant in the Compensation Committee’s decision-making process, we refer you to Executive Compensation and Other Proxy Disclosure.

•  The Board has affirmatively determined that each member of the Compensation Committee qualifies under the NYSE, F.N.B. categorical, and Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) compensation committee “independence” rules and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (Code).

•  Met 12 times in 2019.

2020 Proxy Statement    21

Corporate Governance

Credit Risk and CRA Committee

•  Oversees the credit and lending strategies and objectives of FNBPA, including:

•  Oversight of credit risk management and strategies, including approval of internal credit policies and establishment of loan portfolio concentration limits;

•  Review of the quality and performance of the Bank’s loan portfolio;

•  Approval of intercompany loans subject to Regulation W and loans to Bank “insiders” (as defined under Regulation O) in accordance with applicable regulatory requirements; and

•  Oversight of the Bank’s Community Reinvestment Act (CRA) responsibilities, including the monitoring of FNBPA’s community lending and investment activities relative to CRA laws and regulations, our CRA Policy, and our community development activities and collaborations with national, regional and local community development organizations.

•  Receives reports on our affirmative credit programs and fair lending matters.

•  Met six times in 2019.

Nominating and Corporate Governance Committee

•  Assists in the development of standards concerning the qualifications and composition of our Board and conducts succession planning for our Board.

•  Recommends director candidates to stand for election to our Board and seeks to promote the best interests of the Company and its shareholders through implementation of prudent and sound corporate governance principles and practices, including oversight of the Company’s corporate responsibility strategies.

•  Met five times in 2019.

Risk Committee

•  Assists the Board with review and oversight attendant to Company management of its enterprise-wide risk program (see discussion under Risk Oversight), including establishing, in consultation with the Chief Risk Officer and senior management, an appropriate risk management framework and acceptable risk tolerance levels for the Company and reporting this information to the Board.

•  Met seven times in 2019 of which two were joint meetings with the Audit Committee to cover matters relevant to both committees such as various accounting and regulatory matters.

Executive Committee

•  Assists the Board by offering an efficient means of considering matters and issues during intervals between regular meetings of our Board or considering specific responsibilities which may be delegated to it from time to time by the Board.

•  Met two times in 2019.

  22    F.N.B. Corporation

Corporate Governance

Board Succession and Refreshment

Our Nominating and Corporate Governance Committee is responsible for leading, in collaboration with our Independent Lead Director and Board Chair, our Board succession and refreshment processes. Our Board’s succession plan and refreshment practices are the culmination of a thoughtful and methodical process which is informed by our Company’s engagement with shareholders and other stakeholders, identification of a diverse pool of candidates using multiple sources, the results of our annual self-evaluation and director nomination processes and the identification of gaps in the Board composition relative to the Company’s business operations, strategic plan, risk profile, the Director Skill Matrix and the qualifications described under Criteria and Considerations for Recommending Director-Nominees. We believe these actions also maintain an appropriate balance of new perspectives and experience on the Board.

As part of the Board succession planning process, we use these same considerations for evaluating and promoting directors to Board leadership positions, including the Independent Lead Director position. Recently, after completing a comprehensive evaluation of each director’s qualifications, we refreshed the chair positions of our Audit, Nominating and Corporate Governance, and Risk Committees.

Our Board’s succession planning is continuously focused on the composition of the Board, its committees, and committee chairs. This includes the Independent Lead Director role, upcoming retirements under our director retirement policy, individual director contributions and performance, potential skill set gaps relative to the Director Skill Matrix, committee composition and leadership, various Board refreshment considerations, as well as diversity (including director self-identified diversity) considerations and recruiting strategies for adding new directors. In its succession planning, the Board and the Nominating and Corporate Governance Committee consider the annual self-assessment results of the Board and committees, as well as other appropriate information, including the types of skills and experience desirable for future Board members, and the needs of the Board and its committees at the time, in light of the Company’s strategy, business plans, operations and risk profile. As part of this process, the Board and Nominating and Corporate Governance Committee consider the skills described under Current Directors and Nominees for Election at our Annual Meeting, as well as the Board qualification criteria described under Criteria and Considerations for Recommending Director-Nominees. The Nominating and Corporate Governance Committee regularly assesses the attributes of each director for purposes of succession planning, including with respect to Board committee chair positions and our Independent Lead Director role. The Nominating and Corporate Governance Committee evaluates the total mix of skills and experience of each director in determining Board committee assignments, as well as particular tangible and intangible leadership attributes for appointing committee chairs and the Independent Lead Director.

CEO and Management Succession Planning

Succession planning is a priority for the Board and our senior management, with the goal of ensuring a strong pipeline of leaders for the future. The Board and Compensation Committee receive annual updates regarding the CEO succession planning process. The CEO, in collaboration with his executive management team, regularly reviews the management succession plan for our Chairman/CEO and for key executives and senior management positions and periodically consults with the Compensation Committee and the Board, including formal presentations to both regarding the management succession plan. This plan identifies a “readiness” level for internal candidates, leadership capabilities and ranking for internal candidates and incorporates the flexibility to define an external hire as a succession option, particularly for positions where, for example, capability gaps are identified. Our succession planning efforts are a dynamic process which entails regular updates, ongoing evaluations and strategic considerations.

2020 Proxy Statement    23

Corporate Governance

Key Corporate Governance Documents

Our Board has adopted the following key corporate governance documents listed below. You may view these, along with other important governance documents at the links set forth below. The Company will provide copies of these documents, without charge, to any person upon written request sent to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212.

F.N.B.- FNBPA Audit Committee Charter

•  The charter governs the operations of the joint F.N.B. - FNBPA Audit Committee and is reviewed on an annual basis, with any changes being recommended and approved by the Board of Directors.

•  You may view the Audit Committee Charter on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/audit-
committee-charter-final-101718.ashx

F.N.B.- FNBPA Compensation Committee Charter

•  The charter governs the operations of the joint F.N.B. - FNBPA Compensation Committee and is reviewed on an annual basis, with any changes being recommended and approved by the Board of Directors.

•  You may view the Compensation Committee Charter on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
compensation-committee-charter-121819.ashx

FNBPA Credit Risk and CRA Committee Charter

•  The charter governs the operations of the FNBPA Credit Risk and CRA Committee and is reviewed on an annual basis, with any changes being recommended and approved by the FNBPA Board of Directors.

•  You may view the Credit Risk & CRA Committee Charter on our website at: https://www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
credit-risk-and-cra-committee-charter-101718.ashx

F.N.B.- FNBPA Executive Committee Charter

•  The charter governs the operations of the joint F.N.B. - FNBPA Executive Committee and is reviewed on an annual basis, with any changes being recommended and approved by the Board of Directors.

•  You may view the Executive Committee Charter on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
executive-committee-charter-171019.ashx

F.N.B.- FNBPA Nominating and Corporate Governance Committee Charter

•  The charter governs the operations of the joint F.N.B. - FNBPA Nominating and Corporate Governance Committee and is reviewed on an annual basis, with any changes being recommended and approved by the Board of Directors.

•  You may view the Nominating and Corporate Governance Committee Charter on our website at: https://www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
nominating-and-corporate-governance-charter-101619.ashx

F.N.B.- FNBPA Risk Committee Charter

•  The charter governs the operations of the joint F.N.B. - FNBPA Risk Committee and is reviewed on an annual basis, with any changes being recommended and approved by the Board of Directors.

•  You may view the Risk Committee Charter on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
risk-committee-charter-121819.ashx

  24    F.N.B. Corporation

Corporate Governance

F.N.B. Corporation Corporate Governance Guidelines (Corporate Governance Guidelines)

•  The Corporate Governance Guidelines establish a framework for the governance of the Board and the management of our Company.

•  The Company will disclose any changes in its Corporate Governance Guidelines by posting the revised Guidelines or other related information on its website.

•  You may view the Corporate Governance Guidelines on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
corporate-governance-guidelines-101619.ashx

F.N.B. Code of Conduct (Code of Conduct)

•  The Code of Conduct applies to all Company directors and employees, including its principal executive officer, principal financial officer and principal accounting officer.

•  The Code of Conduct reflects F.N.B.’s policy of responsible and ethical business practices, and states that the Company’s reputation for integrity depends on the conduct of its representatives.

•  The Company annually requires all directors and employees to certify that they understand their responsibilities under the Code of Conduct.

•  The Company’s directors and employees are required to participate in annual training relative to the standards set forth in the Code of Conduct.

•  The Company will disclose any changes in or waivers from its Code of Conduct by posting the revised Code or other related information on its website.

•  You may view the Code of Conduct on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
code-of-conduct-180919.ashx

F.N.B. Code of Ethics for Senior Executives and Financial Managers (Code of Ethics)

•  The Code of Ethics applies to the Company’s senior executives and financial managers.

•  The Code of Ethics advocates, among other things, honest behavior and integrity, compliance with statutes, rules and regulations of any federal, state and local government that are applicable to the Company’s operations and acting in order to maintain the Company’s reputation.

•  The Company’s senior executives and financial managers are required to participate in annual training relative to the standards set forth in the Code of Ethics.

•  The Company will disclose any changes in or waivers from its Code of Ethics by posting the revised Code or other related information on its website.

•  You may view the Code of Ethics on our website at: https:// www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
code-ethics.ashx

F.N.B. Corporation Statement of Directors’ Duties and Responsibilities

•  This statement summarizes the fiduciary duties and obligations of F.N.B. Board of Directors.

•  You may view the Statement of Directors’ Duties and Responsibilities on our website at: https://www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent /au/corporate-governance/statement-directors- duties-responsibilities .ashx

F.N.B. Corporation Policy with Respect to Related Person Transactions (Related Persons Transactions Policy)

•  This policy sets forth the procedures with respect to the review and approval of all transactions involving the Company and a related person.

•  You may view the Related Persons Transactions Policy on our website at: https://www.fnb-online.com/-/media/fnbonline/files/feature/pagecontent/au/corporate-governance/
policy-respect-180118.ashx

2020 Proxy Statement    25

Corporate Governance

Oversight of Risk

Our Board recognizes that effective management of our Company requires understanding, identification and management of risk. Our Board oversees risk management through multiple layers of defense and receives reports regarding F.N.B.’s risk management processes, challenges and issues from our Audit and Risk Committees, executive management, internal information security department, and our Chief Risk Officer.

Entity	Primary Responsibilities for Risk Management
Risk Committee — consisting entirely of independent directors

•  Review and approval of the enterprise-wide risk management practices of the Company and report to the Board.

•  Review and approval of the Company’s Statement of Risk Appetite, including risk tolerances, on an annual basis, and approval of any material amendment to the risk appetite statement.

•  Review of significant financial, business, audit, legal, regulatory and other potential risk exposures and the steps management has taken to monitor, control, correct and report such exposures and risk mitigation strategies to the Board.

•  Evaluate risk exposure and tolerance for the business activities and strategic plan, approve Board-level limits or exceptions and report results and exceptions to the Board.

•  Review, evaluate and approve the Company’s policies and practices with respect to risk tolerances, risk assessment and risk management, and report any changes to the Board.

•  Review, with respect to risk management and compliance, (1) reports and significant findings of the Company’s Risk Management and Compliance Department (Risk Division) and Internal Audit; (2) reports from regulatory agencies and management’s responses; and (3) the Risk Division’s scope of work and its planned activities, and report such matters to the Board.

•  Report updates to the Statement of Risk Appetite and risk tolerances to the Board.

Audit Committee — consisting entirely of independent directors who qualify under the requirements of the SEC, NYSE and Federal Deposit Insurance Company (FDIC)

•  Oversight responsibility with respect to regulatory, compliance and loan review, risk assessment and risk management, and report to the Board.

•  Review and discussion of policies with respect to regulatory, compliance and loan review, risk assessment and risk management, and report to the Board.

•  Review of quarterly risk appetite metric dashboard.

•  Review of quarterly reports regarding corporate-wide compliance with laws and regulations, credit quality, and identified internal control risk gaps and associated remediation plans, and report to the Board.

•  Review of any risk-related items identified by the Senior Management Disclosure Committee or the independent registered public accountant that have potential significant financial statement impact or require significant financial statement/regulatory disclosures, and report to the Board.

•  Establishes complaint procedures for accounting and auditing matters (please see the chart titled, Complaint Procedures, below, for additional information).

•  Investigates any complaints related to accounting and auditing matters and will submit any matters to Internal Audit and/or other parties as deemed appropriate.

  26    F.N.B. Corporation

Corporate Governance

Senior Management

•  Chief Risk Officer: Principally responsible for senior management oversight, implementation and monitoring of an effective risk management framework and daily oversight of risk and collaboration with the Board and Risk Committee regarding the appropriate information to enable both to effectively establish F.N.B.’s risk tolerance limits and oversee the Company’s enterprise-wide risk management policies, strategies and tactics.

•  Chief Audit Executive: Provide reliable and timely information to our Board, Audit Committee and management regarding our Company’s effectiveness in identifying, monitoring, appropriately controlling and addressing risks.

•  Risk Management Council: Composed of senior-level officers to identify, quantify, assess, monitor, evaluate and recommend policies and solutions to deal with the F.N.B. enterprise-wide risks and risk control framework, emerging risks within our industry, risks attendant to new business initiatives, the adequacy of any risk remediation plans in our Company’s businesses, as well as identify and implement risk management “best practices.” Also, this committee reviews and evaluates the Company’s risk management policies and practices relative to credit, liquidity, regulatory, legal, operational, technology, cybersecurity, compliance and fiduciary matters.

•  Compliance Department: Led by our Chief Compliance Officer, this department reports to our Chief Risk Officer and is responsible for oversight of our Company’s regulatory and other compliance matters. Each of our key department and operational areas are responsible for self-monitoring their compliance responsibilities, and these self-monitoring processes are overseen by our Compliance Department.

•  Company-Wide Risk Management Processes: Reporting up through the Risk Management Council are a number of other risk management committees focused on a variety of risk disciplines throughout the Company, including: Asset and Liability Risk Committee (ALCO), Credit Policy Committee, Operational Risk Committee, Information and Cybersecurity Committee, Fraud Risk Committee, Model Risk Committee, Regulatory and Compliance Risk Committee, Business Continuity Planning Committee and the Project Approval Committee. Also, we have established various risk management sub-committees aligned throughout our business and support areas, and each of these sub-committees reports to the Risk Management Council.

F.N.B. Information (Cyber) Security Department

•  Provides our employees with annual training and education about information security policies and the importance of safeguarding information including phishing awareness.

•  Deploys various critical safeguards to monitor, detect and protect our systems and sensitive information against unauthorized intrusions including, but not limited to:

•  Significant investment in technology, cybersecurity, fraud and risk management personnel and systems.

•  Postings on our website to inform customers of current cybersecurity risks and to educate them on the best practice to avoid various threats and schemes.

•  Continuous internal and external vulnerability risk assessments.

•  Threat intelligence systems for protection against emerging threats.

•  Data Loss Prevention techniques to detect for the loss of sensitive information or information from a system compromise from attempting to leave the environment.

•  Security Information and Event Monitoring — correlating network activity to determine anomalous behavior with real-time alerting and investigation.

2020 Proxy Statement    27

Corporate Governance

We have established the following complaint process with regard to the following matters:

Complaint Procedures

Employee of Company: • May submit complaint regarding (without risk of retaliation): • Accounting and auditing matters • Unethical, discriminating or hostile behavior • Illegal or unsafe behavior

Submission Methods: • Report to direct supervisor and/or manager • Hotline (Anonymous and Confidential) • Telephone • Web-based submission

Suspected Accounting, Auditing, Financial Irregularities, and Violation of Law: • Investigated at the direction of: • Audit Committee • Internal Audit • Other parties deemed appropriate	Employee Matters: • Investigated at the direction of: • Human Resources • Legal Department

We also encourage active engagement among the different areas within the Company responsible for our risk management oversight. Since certain risk management issues and processes are considered by both our Audit and Risk Committees, our governance structure ensures that appropriate information and knowledge is disseminated between these two committees by having certain interlocking members of both committees, and providing these committees authority to conduct joint sessions to hear reports and discuss key risk management and audit matters affecting our Company.

  28    F.N.B. Corporation

Corporate Governance

Each of our business areas is required to ensure that decisions relative to new business initiatives, products and services or material changes to our business model or operations conform to the Company’s Statement of Risk Appetite approved by our Board’s Risk Committee. Moreover, each of our various lines of business and operations and support areas include appropriate governance processes in considering the limits incorporated into our Risk Appetite Statement, including, but not limited to, policy, risk tolerance limits, key risk indicators, risk and control self-assessments, model valuation, capital planning and stress testing and strategic planning.

We believe our comprehensive internal risk framework facilitates an appropriate level of risk oversight by our Risk Committee, including such critical features as:

•	Providing that risks are identified, monitored and reported properly;

•	Defining and measuring the type and amount of risk the Company is willing to take;

•	Communicating the type and amount of risk taken to the appropriate management level;

•

Maintaining a risk management organization that is independent of risk-taking activities. We incorporate both front-line risk-monitoring at the business level, and a second-line of defense consisting of monitoring oversight by our risk and compliance functions (which are independent of our business operations). In addition, we have an independent check of both of our first- and second-line risk management processes through our internal and external audit function; and

•	Promoting a strong risk management culture that encourages a focus on risk-adjusted performance.

2020 Proxy Statement    29

Corporate Governance

Our primary risk exposures, as well as our risk management framework and methodologies, are discussed in further detail under Item 1A-Risk Factors (pages 22-32) and the Risk Management discussion (pages 68-70) in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2019 (2019 Form 10-K). Also see Compensation Governance and Risk Management within the Compensation Committee Report for a discussion of risk assessment as it relates to our compensation program.

The Board believes that the Company’s enterprise-wide risk management process is effective since it includes the following material components: (i) enables the Board, Risk and Audit Committees, Chief Risk Officer and senior management to properly assess the quality of the information it receives and the adequacy of strategies deployed to manage various risk matters; (ii) enables the Board, the Audit and Risk Committees and senior management to monitor the businesses, investments and financial, technology, cybersecurity, accounting, legal, regulatory and strategic considerations of F.N.B. and its subsidiaries and the risks that they face; (iii) enables the Board and the Audit and Risk Committees to oversee and assess how senior management evaluates risk; and (iv) provides the Board and its Audit and Risk Committees appropriate oversight perspective to assess the quality of the Company’s enterprise-wide risk management process.

  30    F.N.B. Corporation

Corporate Governance

Shareholder Engagement

Our Company has an effective, robust engagement program with shareholders and other stakeholders on a wide-range of topics throughout the year. Engagement and transparency with our shareholders help the Company gain useful feedback on a wide variety of topics. Shareholder feedback also helps us to better tailor the public information we provide to our shareholders and other interested parties. Our engagement efforts in 2019 included:

In connection with its engagement with shareholders and other interested parties, management and the Board limit the discussions in accordance with the requirements of Federal Regulation FD.

2020 Proxy Statement    31

Corporate Governance

Enhancements Resulting From Shareholder Engagement

As part of our commitment to effective engagement with investors, our Board and management team evaluate and respond to the views communicated by our shareholders, and proxy advisory firms, including vote results at our Annual Meeting. After considering input from shareholders, a recognized proxy advisory firm and other stakeholders, our Company has made enhancements to our corporate governance and corporate responsibility practices, including:

What We Heard from Shareholders and Proxy Advisory Firms	What We Did in Response

Describe in detail the process used to evaluate current directors and evaluate director-nominees for election.

•  We provided additional information concerning the skills, attributes, diversity considerations and experiences that our Board has identified as critical to enabling the Board to perform its fiduciary responsibilities, including providing the Director Skill Matrix under Current Directors and Nominees for Election at our Annual Meeting.

Consider expanding disclosures around Board succession planning (including committee leadership and the role of our Independent Lead Director) relative to our Board committee responsibilities and our Board refreshment process.

•  We provided detailed descriptions in this proxy statement of the roles of our Board Committees and the manner in which their various responsibilities are performed throughout the year (see Board Committees).

•  Our proxy statement includes additional detail regarding our considerations of Board succession planning and refreshment processes, including considerations relative to our Board leadership positions and our Independent Lead Director (see Board Succession and Refreshment).

Additional detail in our disclosures on diversity considerations.

•  We provided more detail in the proxy statement regarding our description of our commitment to diversifying our Board (see Current Directors and Nominees for Election at our Annual Meeting and Criteria and Considerations for Recommending Director-Nominees), as well as our commitment to building a diverse workforce (see our 2020 Corporate Responsibility Report under Resources — Proxy Materials).

Corporate responsibility issues are of increased importance and additional disclosure on these issues is essential.

•  We continued to add meaningful metric-related data to our 2020 Corporate Responsibility Report (see Resources — Proxy Materials) which both discusses and measures our commitment to being a great place to work, creating sustainable long-term value for our shareholders, improving the quality of life in the communities we serve, and promoting sustainability and clean environmental practices.

Increased detail around the impact of corporate responsibility on financial results, with the expectation that such strategies will improve the Company’s bottom-line results.	• We have incorporated information regarding the financial impact of certain ESG matters in our 2020 Corporate Responsibility Report (see Resources — Proxy Materials).

Compensation considerations.

•  Modifications were made to our short-term incentive plan (STIP) and long-term incentive plan (LTIP) based on shareholder feedback, focusing on growth in tangible book value (TBV) and a combination of performance metrics, including total shareholder return (TSR).

Also, see Say-on-Pay Support and Investor Engagement in our CD&A for our 2019 Say-on-Pay vote, as well as a description of our compensation-related shareholder engagement and what we did in response.

  32    F.N.B. Corporation

Corporate Governance

Director Independence

Applicable Standards for Determining Director Independence.

The NYSE listing standards require a majority of our directors and each member of our Audit, Compensation, and Nominating and Corporate Governance Committees to be independent (which can be found in the “NYSE: Corporate Governance Guide” at https://www.nyse.com/publicdocs/nyse/listing/NYSE_Corporate_Governance_Guide.pdf). In addition, our Corporate Governance Guidelines require a substantial majority of our directors to be independent. Our Board has adopted Director Independence Categorical Standards (Categorical Standards) which are contained in our Corporate Governance Guidelines (see Key Corporate Governance Documents), to assist it in determining each director’s independence. The Categorical Standards allow for the assessment of independence based upon the specified categories and types of transactions which conform to, or, in part, are more rigorous than, the independence requirements of the NYSE.

F.N.B. Director Independence Determinations.

In early 2020, our Board, in coordination with our Nominating and Corporate Governance Committee, evaluated the relevant relationships between each director/director-nominee (and his or her immediate family members and affiliates) and F.N.B. and its subsidiaries and affirmatively determined that all our directors/director-nominees are independent, except for Mr. Delie, due to his employment by our Company. Specifically, the following 11 of our 12 directors/director-nominees are independent under the NYSE listing standards and our Categorical Standards: Ms. Bena, Mr. Campbell, Mr. Chiafullo, Ms. Dively, Mr. Hormell, Mr. Malone, Mr. Mencini, Mr. Motley, Ms. Nicholas, Mr. Stanik, and Mr. Strimbu.

In making its independence determination, our Board considered the following ordinary course, non-preferential relationships that existed during the preceding three years and those transactions reported under Related Person Transactions and determined that none of the relationships constituted a material relationship between the director/director-nominee and our Company:

•

Customer Relationships: Our Company and its subsidiaries provide financial services to most of our directors/director-nominees. We also provide financial services to some of their immediate family members and affiliated entities. We offer these services in the ordinary course of our business. We provide the services on substantially the same terms and conditions, including price, as we provide to other similarly situated customers.

•

In each case, the fees we received for these products and services were below thresholds of the NYSE listing standards and our Categorical Standards, and, where applicable, were less than 2% of the consolidated gross annual revenues of our Company and the other entity.

•

Credit Relationships: Our Company and its subsidiaries also extend credit to some of our directors and their immediate family members and affiliated entities. Federal Banking law (Regulation O) governs these extensions of credit. We have incorporated the Regulation O requirements as part of the Categorical Standards.

•

Business/Law Firm Relationships: Our Company or its subsidiaries may have other business relationships or professional services arrangements with entities affiliated with our directors or their immediate family members. These relationships are in the ordinary course of business:

•

During 2019, the law firm with which Director Chiafullo is associated, provided legal services to FNBPA. Director Chiafullo is not personally involved in providing such legal services. Additionally, Director Chiafullo’s law firm frequently represents borrowers in lending transactions and, from time to time, represents borrowers in transactions where FNBPA is a lender. Director Chiafullo is not personally involved in providing legal services to these clients and any associated legal fees are paid out of the borrower’s loan proceeds, as is customary practice. Under his law firm’s ethical screen procedures, Mr. Chiafullo is restricted from access to information regarding the borrower’s transaction with FNBPA and does not derive any economic, monetary, or other benefit from his firm’s work on these matters. The Board determined that such relationships are not material.

•

Also during 2019, Heeter Printing (Heeter), a commercial printing Company where Director Bena served as Vice President of Finance from April 2017 until her retirement on May 3, 2019. Heeter provides printing services to subsidiaries of F.N.B. and received fees of approximately $300,000, or less than 1% of Heeter’s gross

2020 Proxy Statement    33

Corporate Governance

revenues for 2019. FNBPA has an outstanding aggregate loan relationship of approximately $1.1 million with Heeter, and these loans are performing in accordance with their terms. Heeter is one of five printing vendors employed by F.N.B.’s subsidiaries across their markets and has served as a printing vendor since 2010, pre-dating Director Bena joining Heeter in April 2017. Director Bena did not receive special compensation from Heeter related to the business relationship between F.N.B. and Heeter and was not identified as a potential director-nominee through such business relationship.

•

Certain Charitable Contributions. Our Company and its subsidiaries make contributions to charitable organizations where our directors serve as directors or trustees or have other affiliations with the charity. Such contributions, donations and grants are in accordance with our applicable policies and practices:

•

In 2019, Director Malone served on the Executive Committee of United Way. F.N.B. and its employees donated approximately $627,562 to United Way in 2019. F.N.B.’s 2019 donation to the United Way constitutes less than 1% of United Way’s consolidated gross receipts for 2019. Also, it should be noted that F.N.B. encourages its employees to donate to United Way and, collectively, F.N.B. employees donated $278,575 to the local United Ways and their partner agencies in 2019. Director Malone did not participate in either F.N.B.’s decision to donate to United Way or otherwise participate in F.N.B.’s campaign to encourage F.N.B. employees to participate in United Way.

Related Persons Transactions

We have adopted a written policy formalizing the manner in which we review a proposed transaction involving the Company and any of our directors, any director-nominees, any executive officers, any 5% or greater shareholder or any immediate family member of the foregoing (related persons) because of the possibility of a conflict of interest. A copy of the Related Persons Transactions Policy is posted on our website (see Key Corporate Governance Documents). Under our policy, all proposed related person transactions except for (i) transactions generally available to all employees or shareholders of the Company, and (ii) compensatory transactions consistent with the plans, policies and decisions approved by the Company’s Board of Directors or Compensation Committee, must receive the prior approval of the Nominating and Corporate Governance Committee of our Board before we can take part in the transaction, and if such transaction continues for more than one year, the Nominating and Corporate Governance Committee and Board must annually approve the transaction. For purposes of this policy, a related-person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or any of its subsidiaries was, is or will be a participant, and the amount involved exceeds $120,000, and a related person had, has or will have a direct or indirect material interest. The category of related persons generally consists of the Company’s Directors, director-nominees and executive officers, holders of 5% or more of the Company’s common stock, immediate family members of the foregoing persons and any entity owned or controlled by the foregoing persons.

Former Director Stephen Gurgovits retired from our Board effective May 15, 2019. Mr. Gurgovits’ son is the former employee and managing director of F.N.B. Capital Corporation, LLC (F.N.B. Capital), a merchant banking subsidiary of the Corporation. Due to the uncertainty as to whether the F.N.B. Capital investment activities would continue to be permissible under the final Dodd-Frank Volcker rules, Mr. Gurgovits’ son, along with the other F.N.B. Capital principals, resigned from F.N.B. Capital effective July 31, 2013. Mr. Gurgovits’ son and his fellow principals established a new Company called Tecum Capital Partners, as a Small Business Investment Company licensed by the U.S. Small Business Administration (SBIC Fund) in 2013. Mr. Gurgovits’ son and the other principals are the sole owners of Tecum Capital Management (Tecum), the general partner of the SBIC Fund. In view of the detailed knowledge and experience that the Tecum principals had with respect to the F.N.B. Capital investment portfolio, F.N.B. Capital entered into an asset management agreement whereby Tecum manages the F.N.B. Capital investment portfolio for a quarterly fee based on the amount of assets under management. The economics and terms of the asset management arrangement were agreed to pursuant to an arms-length negotiation between F.N.B. Capital and Tecum. In 2019, F.N.B. Capital made total

  34    F.N.B. Corporation

Corporate Governance

payments to Tecum of approximately $7,500 in fees pursuant to terms of the asset management advisory arrangement. The agreement was terminated in June 2019.

In addition, as of December 31, 2019, as anchor investor, F.N.B. committed to invest an aggregate amount of $14,700,000 (representing a 22.2% equity interest) in the SBIC Fund, subject to the same material terms and conditions as those of other co-investors in the SBIC Fund. The SBIC Fund has 65 co-investors, including six non-affiliated bank investors. The total commitment of all investors in the SBIC Fund is $66.9 million. Former Director Gurgovits has a 0.74% equity investment commitment (equivalent to $500,000) in the SBIC Fund. Former Director Gurgovits is on the SBIC Fund Board of Advisors and is on its Investment Committee. F.N.B. had a net book value in the fund as of December 31, 2019, of $14,334,940 after investing $12,191,054 into the SBIC Fund (leaving a remaining unfunded capital call commitment of $2,508,946).

Also during 2019, Heeter, the commercial printing Company where Director Bena served as Vice President of Finance, from April 2017 to May 3, 2019, provided printing services to subsidiaries of F.N.B. and received fees of approximately $300,000 or less than 1% of Heeter’s gross revenues for 2019. Also, as more fully set forth under Director Independence, FNBPA has an outstanding credit relationship with Heeter.

BlackRock, Inc. (BlackRock) and the Vanguard Group (Vanguard) indicated that they beneficially owned more than 5% of our outstanding shares of common stock (including through certain of their subsidiaries) as of December 31, 2019 (see Security Ownership of Certain Beneficial Owners). We may in the ordinary course of business engage in transactions with BlackRock and Vanguard mutual funds, including selling BlackRock and Vanguard investment products to our customers, placing our customer funds in BlackRock and/or Vanguard mutual funds, and use Vanguard funds as an investment vehicle for the F.N.B. 401(k) accounts.

Communications with our Board

Shareholders or other interested parties may send communications to our Board, the independent directors as a group, the Board Chairman, any committee chair, and/or any individual director, including our Independent Lead Director, by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. Our Corporate Secretary is

authorized to open and review any mail that is addressed to the Board or individual director(s) unless the envelope is marked “Confidential” or “Personal.” If so marked, it will be delivered, unopened, to the Independent Lead Director (addressed to the Board) or to the individual director addressee. If the Corporate Secretary opens an unmarked envelope which contains a magazine, solicitation or advertisement, the contents may be discarded.

2020 Proxy Statement    35

Stock Ownership

STOCK OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth certain information as of the March 6, 2020, record date with respect to beneficial ownershipa of our common stock by: (i) each director and nominee; (ii) each currently employed NEO listed in the table entitled, 2020 Summary Compensation Table under the section of this proxy statement entitled Executive Compensation and Other Proxy Disclosure; and (iii) all directors and executive officers as a group. As of the March 6, 2020, record date, we had 327,254,163 shares of common stock issued and outstanding. All persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned, otherwise we include a notation where the director or executive officer has shared voting or investment power with other persons.b

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned

Pamela A. Bena	23,488		*

William B. Campbell	91,172	(1)	*

James D. Chiafullo	82,447	(2)	*

Vincent J. Delie, Jr.#+	499,956		*

Mary Jo Dively	27,346		*

Robert A. Hormell	74,419		*

David J. Malone	92,498		*

Frank C. Mencini	43,523		*

David L. Motley	36,320		*

Heidi A. Nicholas	237,583	(3)	*

John S. Stanik	48,688		*

William J. Strimbu	108,651	(4)	*

Vincent J. Calabrese, Jr.#+	218,179		*

Gary L. Guerrieri#+	93,247	(5)	*

Robert M. Moorehead#+	48,874		*

Barry C. Robinson#+	63,853		*

All executive officers and directors as a group (18 persons)+	1,829,222	(6)	0.59%

a

The term “beneficial ownership” means any person who, directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has or shares voting or investment power with respect to F.N.B. common stock.

b

Includes shares held or obtainable by the person within 60 days of March 6, 2020. This figure does not include time-based and performance-based restricted stock units (RSUs) granted to NEOs that do not vest within such sixty (60) day period (see footnote + below).

#	Denotes a person who served as an executive officer of the Corporation during 2019.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

+

The table does not include time-based or performance-based RSUs granted to NEOs, except to the extent that any of the same will vest within 60 days of March 6, 2020. Upon vesting, shares of common stock are issued on a one-for-one basis for such units. The amount of RSUs presently held by each NEO (with the performance-based RSUs being presented at target level) is as follows: Mr. Delie, 256,390 units; Mr. Calabrese, 78,725 units; Mr. Guerrieri, 33,514 units; Mr. Moorehead, 32,511 units; Mr. Robinson, 28,379 units; and all executive officers and directors as a group, 1,891,808 units. The number of shares actually issued upon the vesting of the units may be different based upon the Company’s performance.

(1)	Includes 2,072 shares owned by Mr. Campbell’s wife and 3,000 shares held in an IRA for Mr. Campbell.

(2)	Includes 300 shares held in a custodial account for Mr. Chiafullo’s grandson.

(3)	Includes 121,936 shares owned by the Fred Nicholas Marital Trust (Ms. Nicholas is Co-Trustee) and 90,990 shares owned by Nicholas Family Limited Partnership.

(4)	Includes 1,900 shares owned by Mr. Strimbu’s children.

(5)	Includes 719 shares held in a custodial account for Mr. Guerrieri’s daughter.

(6)	Includes the amount of shares beneficially owned by Corporate Controller and Principal Accounting Officer, James L. Dutey, and Chief Legal Officer and Corporate Secretary, James G. Orie.

  36    F.N.B. Corporation

Stock Ownership

Executive Officers

The table below lists the names of our current Executive Officers with their positions and ages. The table below does not include this information for CEO Vincent J. Delie, Jr. whose information is in the section of this proxy statement entitled Biographical Information Concerning Director-Nominees.

Name	Position with Company	Age as of Annual Meeting

Vincent J. Calabrese, Jr.	Chief Financial Officer	57
James L. Dutey	Corporate Controller and Principal Accounting Officer	46
Gary L. Guerrieri	Chief Credit Officer	60
Robert M. Moorehead	Chief Wholesale Banking Officer	65
James G. Orie	Chief Legal Officer and Corporate Secretary	61
Barry C. Robinson	Chief Consumer Banking Officer	57

Vincent J. Calabrese, Jr. has served as our Chief Financial Officer since 2009. Mr. Calabrese joined the Company in 2007, serving as our Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of People’s Bank, Connecticut, from 2003 to 2007. During his 19-year tenure at People’s Bank, Mr. Calabrese’s principal responsibilities included financial planning and reporting, accounting policies, general accounting operations and investor relations.

James L. Dutey joined our Company in January 2017 and has served as our Corporate Controller and Principal Accounting Officer since March 2017. Mr. Dutey has more than 24 years of accounting experience in the banking and financial services sectors. During his 12 years at Huntington Bancshares, Inc., Mr. Dutey served in various senior management roles, including Assistant Corporate Controller, with a primary focus on SEC and bank regulatory financial reporting requirements. Prior to joining Huntington Bancshares, Inc., Mr. Dutey was employed at KPMG LLP, ending his tenure there as senior manager for the assurance practice, primarily serving the banking industry. Mr. Dutey is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania.

Gary L. Guerrieri became Chief Credit Officer of F.N.B. in April of 2011 and has been an Executive Vice President and Chief Credit Officer of FNBPA since 2005. In his role as Chief Credit Officer of the Company, Mr. Guerrieri is responsible for managing the entire credit function for the Company, including commercial and retail underwriting, credit administration, credit policy and credit risk management. He also has oversight of FNBPA’s special assets, loan servicing and indirect lending functions. Prior to joining FNBPA in 2002, Mr. Guerrieri was an Executive Vice President of commercial banking with Promistar Financial Corporation, a bank holding Company that had been acquired by F.N.B. in 2002.

Robert M. Moorehead became our Chief Wholesale Banking Officer in September 2015. From 2011 through 2015, Mr. Moorehead served as President of FNBPA’s Pittsburgh Region. In his role as Chief Wholesale Banking Officer of the Company, Mr. Moorehead is responsible for managing Commercial Banking, Treasury Management, Investment Real Estate, Wealth Management, Private Banking, Insurance and International and Capital Markets. Prior to joining FNBPA, Mr. Moorehead was Senior Vice President and Regional Chief Credit Officer for First Niagara Bank from 2009 through 2011. Mr. Moorehead began his 45-year career at Equibank and, subsequently, joined National City Bank, where he served as Executive Vice President and Group Manager of Corporate Banking.

James G. Orie has been our Chief Legal Officer since 2004 and became Corporate Secretary in January 2015. Mr. Orie is principally responsible for advising the Corporation, its Board and executive management team on all legal and regulatory affairs impacting the Corporation, as well as advising on corporate governance, legal risk mitigation, litigation management, merger and acquisition and other critical transaction matters, and compliance guidance on business and corporate strategies and activities. Prior to joining F.N.B. as Corporate Counsel in 1996, Mr. Orie began his 35-year career in financial services with the Office of the Comptroller of the Currency and later as counsel with the Federal Home Loan Bank of Pittsburgh and Office of Thrift Supervision during the “thrift crisis,” and led the Financial Services Practice Group of a regional Pittsburgh-based law firm.

2020 Proxy Statement    37

Stock Ownership

Barry C. Robinson has served as our Chief Consumer Banking Officer since August 2015. As Chief Consumer Banking Officer, Mr. Robinson is responsible for leading the team that provides our full range of consumer financial products and services to our customers. Mr. Robinson joined our Company in July 2010 as Executive Vice President of our Consumer Banking operations, for which he had principal responsibility for strategic planning and oversight of the Company’s consumer retail operations, including leading the development of our digital banking platform. Prior to joining the Company, Mr. Robinson held several key leadership and executive positions with large regional banks, including as regional leader in Cleveland, Ohio, of wealth management and private banking for PNC Bank and National City Bank, and head of corporate banking in Kentucky and Tennessee for National City Bank.

Security Ownership of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2019, except for the entities identified in the table below:

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	37,411,348(3)	11.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	32,847,223(4)	10.1%

(1)

Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	Based on the Corporation common stock outstanding as of December 31, 2019.

(3)

According to Schedule 13G filed under the Exchange Act on February 4, 2020, by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power as to 36,061,392 shares and sole dispositive power as to 37,411,348 shares.

(4)

According to Schedule 13G filed under the Exchange Act on February 12, 2020, by The Vanguard Group. The Schedule 13G states that The Vanguard Group has sole voting power over 169,225 shares, shared voting power over 60,408 shares, sole dispositive power over 32,662,039 shares, and shared dispositive power over 185,184 shares.

  38    F.N.B. Corporation

Executive Compensation and Other Proxy Disclosure

EXECUTIVE COMPENSATION AND OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee (Committee) during 2019 were Directors Hormell, Malone, Motley, Stanik and Strimbu. Neither we nor FNBPA have ever employed any member of the Committee. No such member has, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. We have determined that the Committee members are independent under the NYSE corporate governance standards and are non-employees under the meaning of Rule 16b-3 under the Exchange Act. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors and all Section 16 officers, including our CEO and Chief Financial Officer (CFO). The Committee met 12 times in 2019.

Authority and Responsibilities

The Committee administers our executive compensation programs, including the oversight of executive compensation policies and decisions, administration of our equity incentive plan and the annual cash incentive award plan applicable to Section 16 officers. Additionally, the Committee oversees and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and its Charter. The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity ownership. The Committee Charter reflects its responsibilities, and the Committee reviews the Charter annually and recommends any proposed changes to the Board. A copy of the Compensation Committee Charter is available on our website (see Key Corporate Governance Documents).

Delegation

From time to time, and subject to statutory and regulatory limitations, the Committee may delegate authority to fulfill various functions of administering the

Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee comprised of our senior officers who have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Independent Compensation Consultant

The Committee engaged an independent compensation consultant, McLagan, an Aon company, to assist with evaluating our compensation practices and to provide ongoing advice and recommendations regarding CEO, NEO and director compensation that are consistent with our business goals and pay philosophy. The Committee selected the Consultant for, among other reasons, its reputation for providing comprehensive solutions to complex compensation challenges facing companies and specific expertise in the financial services industry. In addition to McLagan, another Aon company, Radford, provided accounting services to us related to our LTIP. The Committee has reviewed all services provided by McLagan in 2019 and has determined that they are independent with respect to NYSE and SEC standards.

McLagan reported directly to the Chairman of the Committee, and interacted with our CEO, CFO, Executive Vice President of Human Resources and other employees in performance of its duties. Additionally, the CEO regularly attended Committee meetings and discussed with McLagan and the Committee members, both during meetings and outside meetings, the appropriate base salary and short-term and long-term compensation for the other Section 16 officers. The CFO regularly attended meetings of the Committee to discuss Company performance relative to the short-term and long-term plans versus peers. In addition, McLagan communicated with, took direction from and regularly interacted with the Chairman of the Committee and other members of the Committee in addition to attending Committee meetings on an as-needed basis. Executive officers are not involved with setting the amount or form of their own compensation. The Committee considers our CEO’s insight and recommendations before approving compensation for our executive officers.

2020 Proxy Statement    39

Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

The following CD&A describes the philosophy, objectives and structure of our fiscal year 2019 (the year ending December 31, 2019) executive compensation program. This CD&A is intended to be read in conjunction with the tables following this section which provide further historical compensation information for our NEOs as identified below.

Name	Position
Vincent J. Delie, Jr.	Chairman, President and CEO
Vincent J. Calabrese, Jr.	Chief Financial Officer
Gary L. Guerrieri	Chief Credit Officer
Robert M. Moorehead	Chief Wholesale Banking Officer
Barry C. Robinson	Chief Consumer Banking Officer

Executive Summary	40
Compensation Determination Process	47
Compensation Philosophy and Objectives	49
Elements of Compensation	50
Additional Compensation Policies and Practices	56

Executive Summary

The Board of Directors has continued to support management’s vision and long-term strategic plans. By achieving those goals, we have continued our success and grown into a multi-state regional financial services company that is competing successfully throughout all of our geography. This expansion from slow-growth markets into its current footprint has laid the groundwork for continued success for an extended period of time. The board believes our executive management has led us by focusing on efficiency while, at the same time, investing in technology and infrastructure to create a strong and differentiated brand that will continue to be successful. The Board believes that management should be compensated appropriately for this success and for positioning our future success (for additional details, please see Compensation Philosophy and Objectives). As we set forth in last year’s CD&A, our TSR performance failed to achieve the Board’s minimum threshold for payout during 2016-2018 for several reasons outside management control, suggesting we should not use TSR as a sole performance measure. As a result, management’s realized compensation was disproportionately affected which is significantly below the target amount utilized in the 2019 Summary Compensation Table. In response to shareholder feedback, in 2018 we modified our LTIP in order to provide management appropriate long-term compensation that properly rewarded them for our strong financial performance, in line with shareholder interests.

We continued to review our incentive plans with such interests in mind during 2019 and, accordingly, we modified our compensation program. We believe the structure and metrics of our 2019 compensation program better aligns management with shareholders from both short-term and long-term perspectives and will properly reward management for strong performance. In 2020, our former long-term awards that were based solely on TSR will fail to vest for the third straight year. This is particularly noteworthy as TSR, the sole performance measure in the LTIP awards prior to 2018, was very strong compared to peers in 2019. The Committee continues to review the ramifications of the poor structure to the plans that caused this result and will determine appropriate next steps. We have designed our compensation programs to align our corporate performance and strategic goals with our executives’ total compensation opportunities. In doing so, we seek to ensure that we are being competitive in attracting and retaining the appropriate executive talent, while maintaining sound corporate governance practices and aligning management interests with those of our shareholders.

Say-on-Pay Support and Investor Engagement

At our 2019 Annual Meeting of Shareholders, our Say-on-Pay proposal received approximately 94% support from our shareholders. Our Company has been committed to ongoing shareholder engagement discussions and outreach, and we appreciate and seek input from our shareholders regarding our

  40    F.N.B. Corporation

Compensation Discussion and Analysis

executive compensation and ESG practices. The Committee’s solicitation of shareholder input and feedback in connection with our annual shareholder and proxy advisory firm outreach process helped achieve this result.

In 2019, we continued to reach out to investors, contacting 25 of our top investors, which represented approximately 60% of our shares owned at that time, as well as a leading proxy advisory firm, to discuss executive compensation and ESG matters. For detailed information regarding our shareholder outreach efforts, please see Shareholder Engagement under Corporate Governance.

These discussions related to executive compensation are summarized in the table below, along with the corresponding explanations as to how we addressed these matters:

What We Heard from Shareholders	What We Did in Response
Consider using multiple metrics for incentive compensation.

•  In 2019, we changed both our LTIP and STIP metrics. The LTIP now uses three metrics compared to peer levels — Return on Average Tangible Common Equity (ROATCE), Internal Capital Generation Growth (ICG Growth) and TSR. In the STIP, we changed one metric as described below, and now measure Operating EPS vs. operating budget, Pre-Provision Net Revenue (PPNR) / Average Tangible Common Equity and Efficiency Ratio as relative to peer levels.

Show relevant performance results affecting compensation.

•  Provided disclosure of past structure and LTIP results of its performance components.

•  Provided disclosure of how vesting of our performance-based awards granted in 2017, 2018 and 2019 are currently tracking.

Continue to enhance CD&A.	• Added additional graphs, tables and charts to further explain narrative on compensation elements, metrics and performance.

For topics related to corporate governance, please see Enhancements Resulting From Shareholder Engagement under Corporate Governance.

Summary of 2019 Executive Compensation Actions

Consistent with our philosophy of tying pay to performance, we highlight the following key compensation actions for 2019:

Salaries

•

Increases: In 2019, we increased the base salary of our CEO and each of our named executive officers, ranging from approximately 3% to 5% over the prior year to position salaries to the approximate median of our peer group.

STIP

•	Target Incentive Opportunity - For each NEO, target short-term incentive opportunity remained the same as 2018.

2020 Proxy Statement    41

Compensation Discussion and Analysis

•

Performance Metrics: In 2019, we modified one of three metrics used in prior years for payouts under our annual incentive plan. We continued to use operating EPS versus operating budget and efficiency ratio versus peers. However, primarily as a result of changes to our long-term plan, discussed later, we modified the third measure to PPNR, divided by Average Tangible Common Equity versus peers. As a result, in 2019, our annual incentive plan had the following components:

  42    F.N.B. Corporation

Compensation Discussion and Analysis

We used the financial institutions listed below for the following purposes: 2019 base salary, 2018 and 2019 LTIPs, 2019 STIP, and target incentive compensation levels:

	Company Name	Ticker	Total Assets 12/31/2019
1	KeyCorp(x)	KEY	$144,988,000
2	First Republic Bank(y)(z)	FRC	$116,263,634
3	Huntington Bancshares Inc.(x)	HBAN	$109,002,000
4	Comerica Incorporated(y)(z)	CMA	$73,402,000
5	Zions Bancorporation(x)(y)(z)	ZION	$69,172,000
6	People’s United Financial, Inc.(x)(y)(z)	PBCT	$58,589,800
7	New York Community Bancorp, Inc.(x)(y)(z)	NYCB	$53,640,821
8	Synovus Financial Corp.(x)(y)(z)	SNV	$48,203,282
9	TCF Financial Corporation(x)(y)	N/A	$46,651,553
10	East West Bancorp, Inc.(y)	EWBC	$44,196,096
11	First Horizon National Corporation(x)(y)(z)	FHN	$43,310,900
12	Valley National Bancorp(x)(y)(z)	VLY	$37,453,416
13	Wintrust Financial Corporation(x)(y)(z)	WTFC	$36,620,583
14	Cullen/Frost Bankers, Inc.(x)(y)	CFR	$34,027,428
15	Associated Banc-Corp(x)(y)(z)	ASB	$32,386,478
16	Prosperity Bancshares, Inc.(y)	PB	$32,185,708
17	IBERIABANK Corporation(x)(z)	IBKC	$31,713,450
18	Hancock Whitney Corporation(x)(y)(z)	HWC	$30,600,757
19	Sterling Bancorp(z)	STL	$30,586,497
20	Webster Financial Corporation(x)(y)(z)	WBS	$30,389,344
21	Umpqua Holdings Corporation(x)(y)(z)	UMPQ	$28,846,809
22	Pinnacle Financial Partners, Inc.(x)	PNFP	$27,805,496
23	Investors Bancorp, Inc.(y)(z)	ISBC	$26,698,766
24	Commerce Bancshares, Inc.(x)(y)(z)	CBSH	$26,065,789
25	Fulton Financial Corporation(x)	FULT	$21,886,040
26	United Bankshares, Inc.(x)	UBSI	$19,662,324
	25th Percentile(x)		$30,389,344
	50th Percentile(x)		$34,615,016
	75th Percentile(x)		$48,203,282
	F.N.B. Corporation	FNB	$34,615,016
	Percent Rank(x)		50%

(x)	2019 STIP and 2019 LTIP Peer Group

(y)	2018 LTIP Peer Group

(z)	Base Salary and Target Incentives Peer Group

2020 Proxy Statement    43

Compensation Discussion and Analysis

•

Performance Results Relative to Peers: The following chart shows how our 2019 performance for PPNR/Average Tangible Common Equity and Efficiency Ratio compared to peers. Operating EPS is not included in the chart as it is an absolute measure which is compared to the annual operating budget set by the Board. Our plan meets vigorous standards, and the Board considers important financial performance metrics, including, among others, peer EPS growth and positive operating leverage.

For 2019, it is important to note that PPNR/Average Tangible Common Equity and the Efficiency Ratio are both above the 75th percentile of peers and that we delivered better than plan performance relative to Operating EPS growth.

•	Payout: Based on our strong financial performance, we paid executives short-term cash incentives under the STIP at 173.68% of target.

Long-Term Incentive Plan

•	Target Incentive Opportunity: In 2019, we modified the long-term opportunity for most of our NEOs, as more particularly detailed in the CD&A.

•

Plan Structure: We granted our executives equity based on a predefined matrix defining grant values as a percentage of salary. We delivered a majority of the executives’ target long-term incentive (LTI) value in performance-based RSUs and Performance Units (60%) and the remainder in time-based RSUs (40%).

•

Performance Metric Change: In 2014-2017, the sole long-term measure was TSR. In 2018, we added ROATA as the primary performance measure and used TSR as a modifier. We believe TSR and ROATA are useful measures. However, after shareholder outreach sessions and continued analysis of peer practices, we modified the 2019 measures. In 2019, we used ROATCE and ICG Growth, both modified by TSR, as our long-term performance measures. Shareholders commented positively that in the current operating environment, focus on TBV growth, while continuing to pay an attractive dividend, and capital expansion are important considerations in an LTIP. This change is discussed in more detail in the Long-Term Awards section below. We believe, as long-term measures, ROATCE, ICG Growth and TSR provide for a good peer comparison that balances both financial return as well as delivering shareholder value.

  44    F.N.B. Corporation

Compensation Discussion and Analysis

•

Performance Results Relative to Peers: The following charts show how our 2018-2019 long-term incentive awards are performing compared to the peer group that was used to determine base salary and target incentive compensation levels for both our STIP and LTIP:

This is the second year of a three-year performance cycle for the 2018 LTI award. Accordingly, approximately two-thirds into the performance cycle, ROATA is equal to peer median and TSR is in the second quartile.

We have completed one-third of the performance period for the 2019 awards.

2020 Proxy Statement    45

Compensation Discussion and Analysis

Target Pay Mix

The Committee believes that a significant portion of compensation should be contingent on our performance. We also believe that a large portion of compensation should be long-term in nature and align the management team with shareholders. For this reason, Mr. Delie’s target direct compensation is made up of 55% performance-based compensation and 55% long-term compensation. The pie charts below show the division of performance-based and time-based compensation and the long-term and short-term compensation split for Mr. Delie. Additionally, the left pie chart shows for all incentive compensation, the split between time- and performance-based, and each of the financial measures used in the performance-based incentive compensation plans and their relative percentage to total incentive compensation.

  46    F.N.B. Corporation

Compensation Determination Process

COMPENSATION DETERMINATION PROCESS

Role of the Compensation Committee

We believe strongly that compensation should be rooted in a pay-for-performance philosophy. It is the goal of the Committee to reward long-term results that are aligned with shareholder interests by regularly evaluating our NEO compensation programs for both reasonableness and competitiveness to market and to ensure we attract and retain top talent. In addition, the Committee evaluates Board of Director compensation with assistance from its independent compensation consultant as highlighted below. The Committee also reviews the Company’s LTIP, risk factors for the Company’s performance plans and other factors as highlighted in the Compensation Committee’s Charter.

Our Committee meets regularly during the year and continually reviews any developments that occur related to all aspects of executive compensation, including developing trends, shareholder and proxy advisory service pronouncements, adherence to our risk appetite statement, the structure of our compensation programs and their effectiveness and our financial performance and its relationship to compensation. The compensation decisions and information detailed in the CD&A and accompanying tables result from that on-going review and certain matters that we address throughout the year as set forth below.

•	January-February

o	Receive CFO report on corporate performance and corresponding plan compensation payouts for all outstanding plans.

o	Review company performance for prior year against corresponding objectives in the STIP.

o	Review corresponding peer results.

o	Certify achievement of performance results for the STIP for the preceding fiscal year.

o	Determine STIP awards payable to executive officers for the prior year.

o	Consider risks arising from all incentive plans and compensation programs.

o	Consider shareholder engagement feedback.

•	March-April

o	Receive CFO report on corporate performance and corresponding plan compensation payouts for all outstanding plans.

o	Review company performance for prior year against corresponding objectives in the LTIP.

o	Review corresponding peer results.

o	Certify achievement of performance results for the LTIP for the preceding performance period.

o	Review and approve corporate performance measures and goals for annual and long-term incentive compensation for the upcoming year.
o	Set the structure and performance targets for the STIP and LTIP for upcoming year.

o

Review a detailed analysis of our incentive compensation program design, including, structure, realized targets, relationship between fixed and variable compensation, as well as realized pay, relevant peer groups, market comparability data and compliance.

o	Grant annual LTIP awards for the next three-year performance period.

o	Consider shareholder engagement feedback.

•	May-July

o	Receive CFO report on corporate performance and corresponding plan compensation progress or status of all outstanding plans.

o	Review the Committee’s compensation philosophy statement and overall effectiveness of program.

o	Review compensation consultant’s report on compensation practices.

o	Review all key company policies related to compensation, including Stock Ownership Policy and Recoupment Policy.

o	Review Say-on-Pay voting recommendations from proxy advisors and consider the results of the shareholder vote.

o	Consider shareholder engagement feedback.

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Compensation Determination Process

•	September-October

o	Receive CFO report on corporate performance and corresponding plan compensation progress or status of all outstanding plans.

o	Review and reassess Committee Charter and advise the Nominating Committee of the Board of any recommended changes, as needed.

o	Receive annual and ongoing trends and developments, and education session from compensation consultant.

o	Review the performance of the Committee’s compensation consultant and related contract.

o

Review the annual market compensation evaluation of executive officer positions, including the CEO, together with compensation consultant’s opinion on the reasonableness and appropriateness of the total compensation program.

o	Review non-employee director compensation.

o	Preliminary review of annual and long-term incentive compensation program performance measures and goals for discussion and feedback to management.

o	Discuss with CEO preliminary plans and approach for compensation adjustments for the upcoming year for other executives.

o	Consider shareholder engagement feedback.

•	November-December

o	Receive CFO report on anticipated year-end results and corresponding results for current year STIP and LTIP.

o	Receive management feedback from shareholder engagement.

o	Ongoing review and discussion of annual and long-term incentive compensation program performance measures and goals, as needed for feedback to management.

o	Review preliminary assessment of incentive performance outcomes for the current year and expected award payouts.

o

Review and approve the compensation program of the CEO and the executive officers for the upcoming year, including base salary adjustments, target incentive opportunities and any individual employment arrangements, as needed.

Role of Independent Consultant

The Committee selected McLagan to provide advisory assistance during 2019. During the course of 2019, the Committee directed McLagan to assist with benchmarking its Board and executive officer compensation. In addition, McLagan assisted with the review of the LTIP, proxy development and other requests as directed by the Committee, and consults with the Committee on shareholder outreach.

The Committee annually evaluates the compensation consultant’s independence and performance under the applicable NYSE listing standards. The Committee believes that working with an independent compensation consultant furthers the Company’s objectives to recruit and retain qualified executives, align their interests with those of shareholders and ensure that their compensation packages will appropriately motivate and reward ongoing achievement of business goals. In 2019, the Committee determined that McLagan continued to be independent under applicable NYSE listing standards and retained them to advise the Committee with respect to compensation of the CEO and other executive officers.

Use of Market-Based Comparisons

We desire our compensation programs to be competitive in the marketplace. With the assistance of McLagan, we identified 17 comparable U.S. commercial banks with assets ranging from approximately $24.5 billion to $94 billion (as of the time of peer group selection in mid-2018 for 2019 compensation decision making).

We compete for talent with the institutions in our peer group, as well as large financial institutions in our metropolitan markets. We believe the peer group is diverse and provides the necessary depth to be meaningful in setting salary and incentive goals and is an appropriate group from which to benchmark our compensation.

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Compensation Philosophy and Objectives

During 2019, the Committee reviewed and determined it was appropriate to continue its executive compensation philosophy to guide future compensation decisions that are in alignment with shareholder value creation. The overall goal of our compensation program is to pay within a reasonable range of the median for relative peer median financial and TSR performance, below median pay for below relative peer median performance and above median pay for above relative peer median performance, all while considering the skills and experience of each of our NEOs. The Committee uses competitive compensation data from the annual total compensation study of peer companies to support its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Committee uses multiple reference points when establishing targeted compensation levels. The

Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, historical performance compensation results, including relative equity ownership, critical needs and skill sets, leadership potential and succession planning. We believe it is important to continually monitor our peers’ compensation practices and plan designs, and all aspects of our performance metrics, paying particular attention to financial measures and strategic objectives, including successful transactions and other capital actions.

The following table shows why we pay each component and how we intend to position our compensation relative to our peer group.

Component	Why We Pay this Component
Salary

We provide base salary to all salaried employees, including the NEOs, in order to provide each employee with a degree of financial certainty. Competitive base salaries further our compensation program objectives by allowing us to attract and retain talented employees by providing a fixed portion of compensation upon which all employees can rely.

Annual STIP

We believe that a significant amount of our NEOs’ compensation should be contingent on our performance. Our annual incentive plan focuses on our Operating EPS, PPNR/Average Tangible Common Equity and Efficiency Ratio. We believe a focus on those metrics will increase our TSR. By paying a portion of the NEOs’ total compensation in variable incentive pay, we expect to drive our annual performance while increasing long-term shareholder value.

LTIP

We believe providing performance-based (60%) and time-based (40%) RSUs and Performance Units are effective means of promoting long-term stock ownership by NEOs and rewards management for creating long-term shareholder value. We also believe that placing a significant portion of an executive’s compensation in stock, through RSUs, causes executives to focus on long-term performance resulting in risk mitigation and clearly aligns management and shareholder interests. Our long-term incentive plan focuses on ROATCE, ICG Growth and TSR as a modifier to the aforementioned metrics. We believe these measures offer a good peer comparison that balances both financial return, as well as delivering shareholder value, while aligning to our corporate strategy.

Direct Compensation	Includes salary, annual incentive plan payouts and LTIP payouts. To maintain a strong link between pay and performance, we place more weight on performance-based incentives.
Other Benefits and Perquisites

We do not have an active supplemental executive retirement plan (SERP) or pension, and instead promote performance-based compensation. Other perquisites are intended to be in line with market practice, including health and welfare benefits on the same basis as our general employee population.

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Compensation Determination Process

Elements of Compensation

The various components of the NEOs’ total compensation are detailed below.

Base Salary

Each year the Committee reviews salaries and determines adjustments to each NEO’s base salary based upon an assessment of the performance of the NEO’s job responsibilities, including the impact of such performance and contributions on our financial results. In certain cases, the Committee increases base salary to raise the NEO’s annual salary to reflect more closely the annual salaries of comparably performing peer group executives. Typically, we preliminarily review the compensation levels of the CEO and other NEOs in the last quarter of the year to evaluate compensation for the upcoming year, including potential salary adjustments. Accordingly, the Committee increased each of the NEOs’ salaries to remain within a reasonable range of the median of the peer group and set their 2019 salaries as noted in the table under 2019 Incentive Opportunities.

Incentive Compensation Changes

In 2018, the Committee reviewed corporate performance and corresponding payouts under our incentive compensation programs. As more particularly described in our 2019 CD&A, the Committee believed that management’s long-term incentive compensation was not properly aligned with our financial performance and utilizing a single performance metric, TSR, for plan payouts was not consistent with peers. Despite strong performance versus peers in many financial measures, the Committee did not deviate from the performance metrics used in the LTIP, or alter the LTIP, and the long-term awards failed to vest over a multi-year period. Therefore, in 2018, the Committee modified the delivery of long-term incentive compensation by changing the primary long-term financial measurement from TSR to ROATA as modified by TSR. The Committee continued its review after it made LTI awards in 2018 to ensure that both the STIP and LTIP would properly reward management for strong performance, while also ensuring proper alignment with shareholder interests. As a result of the continued analysis, the Committee determined it appropriate to modify the structure of long-term awards and the metrics used for both long-term and short-term awards for purposes of 2019 compensation.

In awarding long-term incentive compensation, the Committee determined that a use of multiple metrics would ensure that corporate performance would align closely with shareholder interests and result in management compensation being appropriately tied to performance. Therefore, for purposes of long-term incentive awards in 2019, the Committee divided the performance portion of awards equally into two components.

The first component uses ROATCE as the primary metric and measures our annual performance versus peer performance for each of the three years in the award time horizon. After determining the award level based on ROATCE for each of three independent years, the award levels are averaged over the three years and then may be adjusted plus or minus 25% based on our TSR performance versus peers for the three-year period. TSR performance at median results in no adjustment to the award. If our TSR performance is at or below the 25th percentile, the award is adjusted downward 25%. If our TSR performance is at or above the 75th percentile, the award is adjusted upward 25%. There is straight line interpolation between all performance levels.

The second component is ICG Growth which is defined as annual change in TBV per common share plus the dividends declared per common share during the annual period, divided by TBV per common share at the beginning of the performance period versus the same measures for our peers. Similar to ROATCE, the award level associated with this measure is calculated independently for each of the three years of the award time horizon, and then averaged. Thereafter, the award is modified for TSR performance versus peers the same as described above for ROATCE performance.

The Committee believes that TSR is a key metric which is why it is used as a modifier for both ROATCE and ICG Growth. The ICG Growth metric is derived from two metrics being tangible book value per share growth and dividends paid. TBV/share growth, coupled with ROATCE, is widely accepted as a valuation metric given its correlation to relative share price appreciation. Dividends paid is a critical part of our investment thesis and, as such, the Committee believed it needed to be represented in the incentive compensation plan metrics.

Annual Incentive Awards

We intend our STIP to provide additional compensation to our NEOs in the form of performance-based awards that are based on our

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Compensation Determination Process

achievement of certain annual financial objectives. We target short-term, annual incentive compensation of the CEO and the other NEOs such that their compensation is tied directly to the Company’s performance. We measure our annual performance against three weighted target goals set by the Committee, as detailed under Incentive Compensation Changes.

We believe these performance goals are critical to F.N.B.’s growth and profitability, as well as contributors to the long-term creation and preservation of shareholder value. In evaluating performance, the

Committee considers in the calculation items not in the normal course of annual operations and their resulting effect on our performance (i.e., significant merger and acquisition transactions, investment gains or losses, corporate and balance sheet restructuring, significant asset sales and other items it deems appropriate in measuring our performance against the target goal). We set the target incentive award level for each NEO based upon market-competitive incentive opportunities as provided by McLagan for executives performing similar duties, and the Committee has the sole discretion to determine all annual bonuses for the CEO and other NEOs.

2019 Performance Goals

Our 2019 performance goals are reflected in the table below.

Key Performance Measurement (Non-GAAP)	Weight	Threshold	Target	Maximum
Operating EPS vs. Operating Budget	70%	$1.049 (90% Budget)	$1.165 (100% Budget)	$1.282 (110% Budget)
PPNR ÷ Average Tangible Common Equity vs. Peer Group	20%	25th Percentile	50th Percentile	75th Percentile
Efficiency Ratio vs. Peer Group	10%	25th Percentile	50th Percentile	75th Percentile

We calculate performance for each specific key performance measurement independently to determine the payout for that key performance measurement. The sum of the awards for each key performance measurement determines the total incentive award.

2019 Incentive Opportunities

The CEO and other NEOs have an incentive opportunity expressed as a percentage of each of their base salaries.

The potential incentive opportunities established for each NEO in 2019 were the same as 2018 and were as follows:

Name	2018 Salary	2019 Salary	Below Threshold	Threshold (50%)	Target (100%)	Maximum (200%)
Vincent J. Delie, Jr.	$1,076,000	$1,129,800	0%	50%	100%	200%
Vincent J. Calabrese, Jr.	492,000	512,000	0	40	80	160
Gary L. Guerrieri	451,000	470,000	0	30	60	120
Robert M. Moorehead	436,000	457,800	0	30	60	120
Barry C. Robinson	384,000	395,500	0	30	60	120

2019 Performance and Earned Incentive Awards

The chart below reflects the Company’s 2019 performance for the purposes of our STIP. As shown, the Company achieved top quartile performance compared to peers for both PPNR/Average Tangible Common Equity and Efficiency Ratio. The Operating EPS versus Operating Budget component achieved a 162.4% payout. The operating results shown include adjustments compared to “as reported” GAAP figures. The adjustments include one-time related impacts from service charge refunds ($0.010), and branch consolidation costs ($0.011), in addition to adjustments related to unplanned Federal Open Market Committee (FOMC) interest rate decreases ($0.051), and unrealized performance-based awards ($0.003). The full-year operating EPS budget was exceeded without considering the latter two adjustments.

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Compensation Determination Process

After the Board set our 2019 STIP and due to unforeseen changes in the macroeconomic environment, the Committee approved a partial adjustment for the unfavorable impact to net interest income resulting from unplanned FOMC interest rate decreases and differing forward interest rate yield curves relative to planned consensus at the time. These interest rate decreases deviated from Bloomberg consensus estimate assumptions that were used to set plan levels. The Committee approved a seven basis point net interest margin adjustment due to the strong financial performance and management actions taken to more than offset the macroeconomic interest rate pressures.

Key Performance Indicator (Non-GAAP)	Weight	Target 100%	Results as Adjusted	Actual Performance (% of Target Payout)(1)	Payout Percent

Operating EPS vs. Operating Budget	70%	$1.165	$1.238	162.4%	113.68%

PPNR/Average Tangible Common Equity vs. Peer Group (Percentile)	20%	50th percentile	79th percentile	200.0%	40.00

Efficiency Ratio vs. Peer Group (Percentile)	10%	50th percentile	80th percentile	200.0%	20.00

Total	100%				173.68%

(1)	Performance results between target and maximum are interpolated between levels.

Long-Term Awards

F.N.B. believes a large portion of an executive’s pay package should align executive interests with those of shareholders. Therefore, annually we grant our executives a mix of time-based and performance-based long-term incentive awards. These grants reward NEOs based on the Company’s achievement of certain financial objectives, in the case of performance-based awards, and assist with the retention of key executives.

In 2019, long-term incentive awards were divided into two components:

(TSR modifier on performance metrics)

We believe this allocation of awards is appropriate to reward NEOs for commitment to the Company, encourage stock ownership and retain our key executives. The Performance-Based Awards help drive our performance, while creating shareholder value by linking the shareholders’ interests and the NEOs’ interests in long-term success. The NEO will forfeit both types of awards if the NEO terminates employment before the cliff vesting date, other than as a result of retirement, death or disability.

Our Committee establishes a target award level for each NEO based upon the executive officer’s level of responsibility and sets the levels such that the award amount increases as the officer’s level of responsibility in the organization increases. At the time of granting the awards, the Committee sets the award amount for each participant level in a manner designed to provide competitive long-term compensation based on data provided by

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Compensation Determination Process

McLagan as market-competitive incentive opportunities for executives performing similar duties. In setting target levels, we also believe it is appropriate to understand the ownership levels of our NEOs that resulted from prior award grants and the ultimate vested amount of stock, including our NEOs ownership levels as compared to peers. We periodically conduct a review of the ownership levels of our NEOs compared to peers and their overall ownership levels. Our most recent analysis indicates that our NEOs as a group, and our CEO and CFO individually, are in the bottom quartile of stock ownership compared to our peers despite our continued strong growth in total revenue, net income, earnings per share and tangible book value per common share. In 2019, the Committee adjusted the targets for the CEO and other NEOs’ targets, as set forth below:

Name	2018 LTIP Opportunity (% of Salary)	2019 LTIP Opportunity (% of Salary)	Change (%)

Vincent J. Delie, Jr.	270	250	(8)

Vincent J. Calabrese, Jr.	175	175	0

Gary L. Guerrieri	75	90	20

Robert M. Moorehead	75	90	20

Barry C. Robinson	75	90	20

The following table shows the target value of the 2019 grants for each of the NEOs. These awards will not vest until 2022 and the Performance-Based Awards only vest if our performance meets the requirements set forth in the awards.

Name	Performance- Based ($)	Time- Based ($)

Vincent J. Delie, Jr.	1,800,226	1,201,213

Vincent J. Calabrese, Jr.	571,084	381,061

Gary L. Guerrieri	269,610	179,903

Robert M. Moorehead	262,606	175,226

Barry C. Robinson	226,890	151,390

Performance-Based Awards

Our 2019 Performance-Based Awards are designed to align management’s long-term incentive compensation with our financial performance as measured over a three-year performance period. These awards will not vest and the NEOs will not receive any shares or payment if the minimum relative performance is not achieved. The combination of these metrics provides for a balanced set of goals which measure and reward using financial measures and a shareholder measure (TSR) over a three-year performance period, as more particularly described in the LTIP Reconciliation Table for the 2015, 2016 and 2017 awards.

Currently, there are three years of long-term performance awards outstanding as follows:

Year	Measures
2017	TSR
2018	ROATA with a TSR modifier
2019	ROATCE, ICG Growth and TSR modifier

All of these awards vest based on the following tables:

Performance Level	Percent Rank	Vesting Percentage
Threshold	25th Percentile	25% of Target
Target	50th Percentile	100% of Target
Maximum	75th Percentile	175% of Target

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Compensation Determination Process

After determination of performance based on the primary measure, the 2018 and 2019 awards are adjusted for TSR performance versus peers as follows:

TSR Performance Level Rank(1)	Adjustment Percent

75th percentile or above	Up to plus 25%

Median	No adjustment

25th percentile or below	Down to minus 25%

(1)	There is straight-line interpolation between all levels.

We believe the size of the peer groups are large enough to reduce potential volatility that may result when peer financial institutions are acquired during the three-year performance period and, therefore, are unavailable for measurement comparison purposes. We expect the peer group to provide a meaningful comparison based upon our current asset size and anticipated growth over the award performance period.

We made changes to our LTIP in order to ensure appropriate compensation for our NEOs based on our investment thesis while measuring metrics that drive shareholder returns and support our overall corporate strategy. These balanced measures are directly influenced by management, and typically result in an increase in TSR performance.

As noted above, we amended our LTIP in 2019. The awards granted in 2015-2017 were based exclusively on our relative TSR performance versus our peers. Since our TSR performance relative to our peers did not meet our minimum threshold over these performance periods, our Performance-Based Awards will not vest. Our Board remained disciplined in terms of plan payouts despite recognizing the strong financial performance and reliance on a single metric.

The reported pay values that are described pursuant to the rules governing disclosures in this proxy statement as set forth in the 2019 Summary Compensation Table from prior years and the Grants of Plan-Based Awards table are based on targeted payout levels and are significantly higher than what our executives actually received. As an example of this, the following table shows the Performance-Based Award grants made to our CEO in the past three performance periods. These are Performance-Based shares with a cumulative grant date value of $3,860,294 reported in the tables that the CEO did not earn due to the TSR being below the threshold for payment during these performance periods, thus reducing the actual compensation realized from what is disclosed in those tables.

Thus, the Committee recognizes that the relative misalignment due to a focus in our LTIP on a singular performance metric, TSR, for multiple years resulted in our NEOs receiving actual realized compensation below similarly performing peer institutions, resulting in low relative NEO equity ownership. The Committee believes that the changes it has made to the LTIP over the last several years will address this issue going forward. Therefore, the Committee is continuing to review this issue in an attempt to ensure fair compensation and appropriate equity ownership for our executive officers that is consistent with shareholder interests and will assist us in attracting and retaining the appropriate executive talent.

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Compensation Determination Process

Despite the impact of not meeting the TSR threshold and the corresponding lack of equity vesting, the Committee believes that our CEO and NEOs have led the company admirably, as supported by our financial results and as measured by key performance metrics. Over the past decade, FNB has demonstrated consistent strong financial performance as noted below. 2019 results produced new records in total revenue, noninterest income, earnings per share and net income. Since 2019, we have steadily grown operating earnings per share and increased tangible book value per share, while consistently paying an attractive and peer-leading dividend.

Total Revenue and Operating Net Income Available to

Common Shareholders (Millions)

12.5% and 27.9% CAGRs, Respectively

Non-Interest Income, excluding securities gains/losses

(Millions)

10.0% CAGR

Total Assets (Billions)

14.8% CAGR

Operating Earnings Per Diluted Common Share

13.9% CAGR

TBV per Common Share + Cumulative Dividends

and Average Share Price

(*)

Non-GAAP measures are used by management to measure performance in operating the business that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. In this proxy statement, the following are references to non-GAAP measures: operating net income available to common shareholders; Operating EPS; TBV per common share; operating ROATCE; ROATCE; Efficiency Ratio, tangible common equity to tangible assets, ICG Growth, PPNR / Average Tangible Common Equity, operating ROATA and reported ROATA. Please refer to Annex A (Non-GAAP to GAAP Reconciliations) to this proxy statement, where we include information to reconcile the non-GAAP measures to GAAP.

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Compensation Determination Process

Additional Compensation Policies and Practices

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the other NEOs and certain senior management who participate in the LTIP, the F.N.B. Corporation 2007 Incentive Compensation Plan (2007 Plan) and any successor plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. The policy requires participants to hold the lesser of a specific share amount or a number of shares equal to a specific dollar threshold that is a multiple of the participant’s salary. We believe that this policy aligns management and shareholder interests and acts as a risk mitigant, because our NEOs have a significant long-term stake in our success. Under our policy, acceptable forms of stock ownership include:

•	shares owned individually and by immediate family
•	long-term stock awards, including all restricted stock and unit awards
•	shares held in the 401(k) Plan

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Value	Number of Shares	Compliance

Vincent J. Delie, Jr.	5 x salary	250,000	met

Vincent J. Calabrese, Jr.	3 x salary	100,000	met

Gary L. Guerrieri	3 x salary	100,000	met

Robert M. Moorehead	3 x salary	100,000	met

Barry C. Robinson	3 x salary	100,000	met

We annually review progress toward achieving the ownership guidelines. Our NEOs are required to reach the stock ownership guidelines within five years after the later of any of the following events: commencement of participation in the long-term incentive portion of the 2007 Plan; promotion to a higher participation level; or, we increase a participant’s ownership requirement. If an NEO does not hold the required share amount after the five-year period, the NEO will receive any future incentive awards as stock, in lieu of cash, that the participant must hold until he or she reaches the applicable required ownership level. All of our NEOs currently meet the required stock ownership levels based on prior policies and are within the time period allotted to achieve the level required under our current stock ownership guidelines.

Retirement and Other Post-Employment Benefits

All employees are eligible to participate in a 401(k) Plan. All salaried employees hired before January 1, 2008, except employees of First National Insurance Agency, LLC (FNIA), participated in our defined benefit pension plan, the Retirement Income Plan (RIP), through December 31, 2010. At that time, we froze each participant’s accrued benefit amount and ceased future accruals.

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Compensation Determination Process

In general, we have designed our retirement plans to provide NEOs and other employees with financial security after retirement. We provide matching contributions and a performance-based contribution under the 401(k) Plan for all employees, including the NEOs. Previously, we offered a defined benefit pension plan, the RIP. We detail its benefits to employees more particularly in the narrative accompanying the 2019 Pension Benefits table. Additionally, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. Therefore, we offered the F.N.B. Corporation ERISA Excess Retirement Plan (Excess Plan) and continue to offer the F.N.B. Corporation ERISA Excess Lost Match Plan to allow any affected employee, including the NEOs, to receive the full benefit intended by the qualified retirement plans. In 2010, we amended the Excess Plan consistent with the amendments to the RIP.

In addition to those plans, we previously provided to some senior executives, including Mr. Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (BRP), which is designed to supplement the benefits provided by the RIP and the Excess Plan. The purpose of the BRP was to ensure a minimum level of retirement income for the NEOs and other senior officers who participated in the plan. We closed the BRP to new participants and ceased future accruals for all participants, effective December 31, 2008.

Post-Employment and Change in Control Payments

We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive in the industry and provide NEOs with appropriate retirement benefits.

We provide severance and change in control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of our NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The 2019 Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the 2019 Pension Benefits table. The ERISA Excess Lost Match Plan and Excess Plan benefit formulas are based upon the specific opportunity or the amounts lost by the participant due to Code limits and are more fully detailed in the 2019 Non-Qualified Deferred Compensation and 2019 Pension Benefits tables and narratives. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the 2019 Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the 2019 Potential Payments Upon Termination or Change in Control tables and in the narrative accompanying the 2019 Summary Compensation Table.

Other Benefits and Perquisites

The NEOs participate in a wide array of benefit plans that are generally available to all employees of the Company, including the RIP* and the 401(k) Plan. Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the NEOs receive perquisites in the form of club membership dues, a company car and other perquisites detailed as part of the 2019 Summary Compensation Table and accompanying narrative. We provide club membership dues to certain NEOs in order to provide them with the ability to engage in business development activities, including entertaining customers, potential customers and various business, community and political contacts, which is an integral part of our industry. Similarly, we provide certain NEOs a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between our facilities. It is the Committee’s policy that it will not include tax gross-ups in any new or amended employment agreements.

Tax and Accounting Treatment of Compensation

On December 22, 2017, President Trump signed into law the “Tax Cuts and Jobs Act” (Tax Act) which included significant changes to the executive compensation deduction rules in Section 162(m) of the

*

As noted in the Retirement and Other Post-Employment Benefits section, we closed the RIP to employees hired after December 31, 2007, and froze all benefits for all participants effective December 31, 2010.

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Compensation Determination Process

Code. The Tax Act changed the scope of the employees covered by Section 162(m) of the Code and limits the deductibility of compensation in excess of one million dollars paid to the CEO, CFO and the other three most highly compensated executive officers. The Tax Act eliminated the performance-based compensation exception under Section 162(m) effective January 1, 2018, subject to a special rule that “grandfathers” certain awards or arrangements that were in effect on or before November 2, 2017. We intended for Performance-Based Awards of RSUs and annual incentive compensation granted under our 2007 Plan prior to the effective date of the Tax Act, to meet the performance-based compensation exception to the annual million-dollar limitation. However, there can be no assurance that any amounts paid will be deductible under Section 162(m). While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels or structure arrangements outside the deduction limitations if we deem the amount of compensation appropriate. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the NEOs, as the Committee may determine is in our and our shareholders’ best interests. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations we encounter.

In addition, Section 409A of the Code provides for an additional tax on executives with respect to various features of deferred compensation arrangements. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help to ensure compliance with Code Section 409A and to attempt to avoid adverse impacts on F.N.B. or its executive officers as a result of Section 409A. We do not expect these changes to have a material tax or financial effect on us.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of our cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with the Company’s management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Portions of this proxy statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s 2019 Form 10-K.

Respectfully submitted,

David J. Malone, Chair

Robert A. Hormell

David L. Motley

John S. Stanik

William J. Strimbu

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Compensation Committee Report

2019 Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEO, CFO and the three most highly-paid executive officers other than the CEO and CFO who were employed as of December 31,

2019. Each of the above is referred to as an NEO and, collectively, NEOs. The amounts include services rendered in all capacities to us and our subsidiaries for our year ended December 31, 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

Vincent J. Delie, Jr. President and CEO	2019	1,128,559	0	3,056,165	0	1,962,237	40,054	247,056	6,434,071
	2018	1,075,500	0	2,986,886	0	1,634,121	0	265,182	5,961,689
	2017	1,029,808	0	2,716,739	0	1,334,340	20,128	248,348	5,349,363

Vincent J. Calabrese, Jr. Chief Financial Officer	2019	511,538	0	952,146	0	711,393	20,579	111,797	2,307,453
	2018	491,769	0	868,906	0	597,760	0	98,329	2,056,764
	2017	470,769	0	787,395	0	487,987	11,104	86,825	1,844,080

Gary L. Guerrieri Chief Credit Officer	2019	469,562	0	449,512	0	489,778	171,377	77,793	1,658,022
	2018	450,789	0	341,373	0	410,960	0	71,604	1,274,726
	2017	431,539	0	309,348	0	335,491	95,521	80,051	1,251,950

Robert M. Moorehead Chief Wholesale Banking Officer	2019	457,381	0	437,832	0	477,064	0	76,264	1,448,541
	2018	435,789	0	330,013	0	397,292	0	67,489	1,230,583
	2017	416,827	0	298,797	0	324,054	0	61,955	1,101,633

Barry C. Robinson Chief Consumer Banking Officer	2019	395,235	0	378,279	0	412,143	0	57,843	1,243,500
	2018	383,827	0	290,652	0	349,908	0	51,930	1,076,317
	2017	367,788	0	263,657	0	285,930	0	36,608	953,983

(1)	Payments under the Company’s annual incentive plan for 2019 are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(2)

The restricted stock award amounts shown in this table represent the target dollar amount of awards granted during the fiscal year determined pursuant to ASC Topic 718. The actual amount that will vest in future years is uncertain. Assumptions used in the calculation of this amount are included in Note 16 to the Company’s audited financial statements for the fiscal year ended December 31, 2019, included in the Company’s 2019 Form 10-K filed with the SEC on February 27, 2020. The restricted stock awards granted under the 2007 Plan vest either after (i) the NEO’s continued employment with the Company or one of its affiliates for three years or (ii) the Company’s achievement of performance goals and the NEO’s continued employment with the Company or one of its affiliates for three years. We issued Time-Based Awards and Performance-Based Awards in RSUs. The RSUs earn dividend equivalents, which are subject to the same restrictions and vesting schedule as the underlying RSUs. The amounts reflected in the table assume that each NEO will perform the requisite service and we will achieve the required performance goals at target levels. The actual performance cannot be determined for three years and could be zero. For 2019, the grant date fair values of Performance-Based Awards were: Mr. Delie, $1,800,226; Mr. Calabrese, $571,085; Mr. Guerrieri, $269,609; Mr. Moorehead, $262,606; and Mr. Robinson, $226,889. At the maximum level of performance, the performance-based awards would be: Mr. Delie, $2,124,593; Mr. Calabrese, $1,249,252; Mr. Guerrieri, $589,776; Mr. Moorehead, $574,451; and Mr. Robinson, $496,318. The amount for Mr. Delie also includes stock awards valued at $54,726 for service as a director in 2019 that vested immediately upon grant. (See narrative under the Director Compensation discussion of this proxy statement.)

(3)

Amount earned by the NEO as an annual incentive bonus under our STIP, based upon the Company’s performance. The STIP is discussed in further detail in the CD&A under the heading Annual Incentive Awards. For 2019, also includes the Performance Unit award values, subject to the limitations in the 2007 Plan. The amounts reported in the 2019 Summary Compensation Table reflect target performance; therefore, the Performance Unit award values are $0.

(4)

The amounts in this column reflect the actuarial change in the present value of the NEO’s benefit under all of our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the 2019 Pension Benefits table. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

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(5)	All other compensation as reported in this column for 2019 is comprised of the following amounts:

Name	Perquisites and Other Personal Benefits ($)(a)	401(k) Match and Company Contributions ($)	Deferred Compensation Lost Match ($)(b)	Total All Other Compensation ($)

Vincent J. Delie, Jr.	74,162	17,614	155,280	247,056

Vincent J. Calabrese, Jr.	42,339	17,614	51,844	111,797

Gary L. Guerrieri	22,634	17,614	37,545	77,793

Robert M. Moorehead	22,734	17,614	35,916	76,264

Barry C. Robinson	11,152	17,614	29,077	57,843

(a)

The dollar amount of the perquisite or other personal benefits represents the incremental cost to us of providing the benefit. This column includes the costs of social club dues for Messrs. Delie, Calabrese, Guerrieri and Moorehead; personal financial planning for Messrs. Delie and Calabrese; executive physical for Mr. Robinson; personal use of company-provided automobiles for Messrs. Delie, Calabrese, Guerrieri and Robinson; parking fees for Messrs. Delie, Calabrese, Guerrieri and Moorehead; and personal use of corporate aircraft for Mr. Delie. The valuation of the Company provided automobiles was calculated as our current year depreciation or leasing expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes. Because our Compensation Committee has a strong preference for our CEO to take all of his flights on the corporate aircraft (personal and business), our Aircraft Usage Policy authorizes our CEO to use the aircraft for up to 25 personal flight hours per year during times when it is not being used for business travel. In authorizing such personal usage, our Compensation Committee considered the advantages that personal aircraft usage offers the Company, including mitigating security risks and encouraging reduced travel time, thereby promoting the CEO’s availability, efficiency and productivity. Mr. Delie’s use of the aircraft did not exceed five (5) personal flight hours in 2019. In regard to such personal use by Mr. Delie or his approved non-business guests, income is imputed to Mr. Delie for tax purposes, for which he covers the tax liability and no gross-up is provided by the Company. In addition, our Aircraft Usage Policy contains procedures to document the principles to be applied in determining the classification of a flight as business or personal and the calculation of the aggregate incremental cost for perquisite purposes, including a definition of personal use and appropriate methodologies for allocating cost between business and personal use when necessary.

Based upon certain operational restrictions and administrative efficiencies, we operate our corporate aircraft under Federal Aviation Administration rules and regulations that limit our ability to accept reimbursement for personal flights on our aircraft. The incremental cost to F.N.B. for personal aircraft use is calculated by dividing the total number of personal passenger miles by the total passenger miles, then multiplying that number by the Company’s total variable cost for 2019. The total variable cost includes costs related to maintenance, crew expenses, pro rata cost of extra fuel due to additional weight, meals, beverages, landing fees and ground transportation services. Since the aircraft is used primarily for business travel, total variable cost does not include the calculation of fixed costs that do not change based on particular usage, such as crew salaries, insurance, aircraft management services, hangar rental, capital improvement costs intended to cover a multi-year period, and other fixed costs not affected by the presence of additional passengers.

(b)	This amount reflects Company contributions during the year to the ERISA Excess Lost Match Plan as more fully described in the narrative accompanying the 2019 Non-Qualified Deferred Compensation table.

The foregoing 2019 Summary Compensation Table does not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

In 2010, the Committee made a policy decision not to provide tax gross-ups in any new or amended employment agreements.

Mr. Delie became CEO in 2012 and entered into his employment agreement with us and FNBPA on December 15, 2010. Mr. Delie’s contract has an initial term of three years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date such that, on the anniversary date, the contract has a three-year term. Either party may terminate the automatic renewal provision by providing the other party with 30 days’ advance written notice of non-renewal prior to the anniversary of the commencement date. Currently, Mr. Delie’s employment agreement runs through December 2022. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Committee. Additionally, in 2019, Mr. Delie was eligible to participate in our annual incentive compensation plan at a target award level of 100% of his base salary. Thus, he had the possibility of achieving a bonus between 0% and 200% of his base salary. The severance and change in control provisions of Mr. Delie’s employment agreement are described in the narrative accompanying the 2019 Potential Payments Upon Termination or Change in Control tables.

Mr. Calabrese serves as our CFO and entered into his employment agreement, the amounts for which are detailed in the 2019 Summary Compensation Table,

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with FNBPA on February 21, 2013. The initial term of the agreement was for two years, and automatically extends for a one-year period on each anniversary of its commencement date such that, on the anniversary date, the contract has a two-year term unless sooner terminated. Either party may terminate the automatic renewal of the agreement by providing the other with 60 days’ advance written notice of non-renewal. Mr. Calabrese’s contract runs through February 2022. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee with a target award level of 80% of base salary for 2019. Thus, he had the possibility of achieving a bonus between 0% and 160% of his base salary. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the 2019 Potential Payments Upon Termination or Change in Control tables.

Mr. Guerrieri serves as our Chief Credit Officer. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one-year period on the anniversary of its commencement date such that, on the anniversary date, the contract has a two-year term, unless either party terminates the contract sooner. Either party may terminate the automatic renewal of the agreement by providing the other 60 days’ advance written notice of non-renewal. Mr. Guerrieri’s contract runs through January 2022. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the 2019 Summary Compensation Table that may be increased from time to time as determined by the

Committee. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation was 60% of his base salary for 2019. Thus, he has the possibility of achieving a bonus between 0% and 120% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the 2019 Potential Payments Upon Termination or Change in Control tables. In December 2008 and December 2012, we amended Mr. Guerrieri’s contract in order to comply with and clarify certain points related to Code Section 409A.

Mr. Moorehead is our Chief Wholesale Banking Officer and entered into his current employment agreement on September 10, 2015. Mr. Robinson serves as our Chief Consumer Banking Officer and entered into his current employment agreement on November 4, 2015. The agreements are for an initial term of two years and automatically renew such that, on the anniversary date, they have two years remaining. Under the terms of the contracts, Messrs. Moorehead and Robinson receive base salaries as reflected in the 2019 Summary Compensation Table that may be increased from time to time as determined by the Committee. They are eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Their target award level for annual incentive compensation in 2019 was 60% of base salary with the possibility of achieving between 0% and 120% of base salary. The severance and change in control provisions of Messrs. Moorehead’s and Robinson’s employment agreements are described in the narratives accompanying the 2019 Potential Payments Upon Termination or Change in Control tables.

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2019 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2019:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type (1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Vincent J. Delie, Jr.	STIP	n/a	0	1,129,800	2,259,600	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	4-22-2019	n/a	n/a	n/a	n/a	n/a	n/a	106,585	n/a	n/a	1,201,213
	RSU-PB	4-22-2019	n/a	n/a	n/a	29,977	159,878	188,685	n/a	n/a	n/a	1,800,226
	PeU	4-22-2019	0	0	1,813,412	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	DIR	5-15-2019	n/a	n/a	n/a	n/a	n/a	n/a	4,730	n/a	n/a	54,726

Vincent J. Calabrese, Jr.	STIP	n/a	0	409,600	819,200	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	4-22-2019	n/a	n/a	n/a	n/a	n/a	n/a	33,812	n/a	n/a	381,061
	RSU-PB	4-22-2019	n/a	n/a	n/a	9,510	50,718	110,946	n/a	n/a	n/a	571,085

Gary L. Guerrieri	STIP	n/a	0	282,000	564,000	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	4-22-2019	n/a	n/a	n/a	n/a	n/a	n/a	15,963	n/a	n/a	179,903
	RSU-PB	4-22-2019	n/a	n/a	n/a	4,490	23,944	52,378	n/a	n/a	n/a	269,609

Robert M. Moorehead	STIP	n/a	0	274,680	549,360	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	4-22-2019	n/a	n/a	n/a	n/a	n/a	n/a	15,548	n/a	n/a	175,226
	RSU-PB	4-22-2019	n/a	n/a	n/a	4,373	23,322	51,017	n/a	n/a	n/a	262,606

Barry C. Robinson	STIP	n/a	0	237,300	474,600	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	RSU-TB	4-22-2019	n/a	n/a	n/a	n/a	n/a	n/a	13,433	n/a	n/a	151,390
	RSU-PB	4-22-2019	n/a	n/a	n/a	3,778	20,150	44,078	n/a	n/a	n/a	226,889

(1)

Award types are as follows: STIP is an annual incentive cash award, RSU-TB is a long-term, time-based restricted stock unit award, RSU-PB is a long-term performance-based restricted stock unit award, PeU is a long-term cash-based performance award, and DIR is the annual director stock award.

(2)

The amounts shown for STIP represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2019. The amounts actually earned for 2019 were above the target and are reflected in the Non-Equity Incentive Plan Compensation column of the 2019 Summary Compensation Table. The amounts shown for Performance Units represent the amounts that could be earned by the NEO under Performance Unit awards based upon the Company’s performance during the three-year performance period commencing January 1, 2019 through December 31, 2021, provided the NEO remains continuously employed through the April 1, 2022 vesting date. As of December 31, 2019, we believe that it is probable that we will achieve the performance conditions between the target and maximum levels for the awards granted April 22, 2019. We will not know the actual amount that vests until 2022. If we meet the performance conditions and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the 2019 Potential Payments Upon Termination or Change in Control tables.

(3)

For awards granted April 22, 2019, the amounts shown represent the threshold, target and maximum unit amounts, subject to limitations in the 2007 Plan, that could be earned by the NEO under performance-based RSU awards based upon the Company’s performance during a three-year performance period commencing January 1, 2019, through December 31, 2021, provided the NEO remains continuously employed through the April 1, 2022 vesting date. As of December 31, 2019, we believe that it is probable that we will achieve the performance conditions between the target and maximum levels for the awards granted April 22, 2019. We will not know the actual amount that vests until 2022. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the 2019 Potential Payments Upon Termination or Change in Control tables. In 2019, the awards were in RSUs as more particularly described in the Long-Term Awards Section above. At the maximum level of performance, the Performance Unit award value would be $1,813,412.

(4)

The amount shown represents the number of time-based RSUs granted April 22, 2019, which will vest if the NEO remains continuously employed until the April 1, 2022, vesting date. The amount for Mr. Delie also includes annual director stock awards as more particularly detailed in the 2019 Summary Compensation Table and the narrative under the Director Compensation discussion of this proxy statement.

(5)

The amount shown represents the grant date fair value as determined under ASC Topic 718 of all time-based restricted stock unit awards and all performance-based restricted stock unit awards, assuming payout at target levels, granted in 2019.

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Participants who terminate service prior to year-end are not eligible for annual incentive compensation under the program. In the event of death, disability, or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary award. The program provides for payment in the case of a change in control as more particularly detailed in the 2019 Potential Payments Upon Termination or Change in Control tables.

We issue time-based and performance-based awards in the form of RSUs that earn dividend equivalents that are subject to the same restrictions and vesting schedule as the underlying RSUs. The program allows for accelerated or pro-rated vesting of the RSUs in the case of death, disability, retirement, or change in control as more particularly detailed in the 2019 Potential Payments Upon Termination or Change in Control tables.

There are 1,620,243 shares remaining available for awards under the 2007 Plan, which represent 0.5% of the outstanding shares of our common stock.

2019 Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2019.

	Option Awards(2)					Stock Awards(3)

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Vincent J. Delie, Jr.	0	0	0	0	n/a	256,390	3,256,153	95,353	1,210,983

Vincent J. Calabrese, Jr.	0	0	0	0	n/a	78,275	994,093	28,904	367,081

Gary L. Guerrieri	0	0	0	0	n/a	33,514	425,628	12,132	154,076

Robert M. Moorehead	0	0	0	0	n/a	32,511	412,890	11,760	149,352

Barry C. Robinson	0	0	0	0	n/a	28,379	360,413	10,288	130,658

(1)	All awards were made under the 2007 Plan.

(2)

Options may be granted under the 2007 Plan with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our common stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the 2007 Plan, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the 2019 Summary Compensation Table.

(3)

Stock Awards are RSUs awarded under the 2007 Plan subject to a restriction period and/or satisfaction of one or more performance-based criteria, as determined by the Committee. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the 2019 Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any RSUs that are still subject to a restriction. When RSUs vest, the participant recognizes ordinary income on the then market value of the shares, and we receive a tax deduction in that same amount.

(4)	RSUs in this column consist of all time-based RSUs outstanding that will vest if the NEO remains employed on the vesting date. These RSUs are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Moorehead	Mr. Robinson

April 1, 2020	68,358	20,256	7,958	7,685	6,783

April 1, 2021	78,165	23,166	9,101	8,799	7,750

April 1, 2022	109,867	34,853	16,455	16,027	13,846

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(5)

As of December 31, 2019, the awards granted in 2017 were tracking below threshold, and the awards granted in 2018 and 2019 were tracking above target. For the purposes of the disclosure requirements related to this table, we have reported them at the threshold level. Based on these assumptions, these RSUs are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Guerrieri	Mr. Moorehead	Mr. Robinson

April 1, 2020	34,697	10,281	4,039	3,902	3,442

April 1, 2021	29,756	8,819	3,465	3,350	2,950

April 1, 2022	30,900	9,804	4,628	4,508	3,896

2019 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2019.

	Option Awards		Stock Awards(2)

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Vincent J. Delie, Jr.	0	0	272,444	2,977,294

Vincent J. Calabrese, Jr.	0	0	104,707	1,145,650

Gary L. Guerrieri	0	0	8,307	88,054

Robert M. Moorehead	0	0	7,988	84,673

Barry C. Robinson	0	0	7,456	79,034

(1)	All awards were made under the 2007 Plan.

(2)

The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date. All vested shares were time-based and vested as a result of the NEO being employed by us during the entire required period, except that the amounts for Messrs. Delie and Calabrese also include amounts vested under the supplemental performance-based awards granted to them in December 2015, which vested at their target amounts.

2019 Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2019:

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)

Vincent J. Delie, Jr.	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan	5.17 5.17	142,383 48,624	0 0

Vincent J. Calabrese, Jr.	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan	3.75 3.75	101,182 7,474	0 0

Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan F.N.B. Corporation Basic Retirement Plan	24.17 24.17 22.17	793,633 123,497 73,176	0 0 0

Robert M. Moorehead(1)	n/a	n/a	0	0

Barry C. Robinson(1)	n/a	n/a	0	0

(1)	Messrs. Moorehead and Robinson do not participate in the RIP, BRP or the Excess Plan which were frozen to new participants before Mr. Moorehead and Mr. Robinson commenced employment with us.

(2)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(3)

For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above was determined using the same assumptions as used for the December 31, 2019, financial statement disclosures, except assuming retirement at the earlier of age 65 or the earliest unreduced retirement age. We have assumed a discount rate of 3.20% for the RIP and 2.95% for the BRP and the Excess Plan. For post-retirement mortality, we are using the Pri-2012 nondisabled annuitant table projected generationally with the MP-2019 improvement scale.

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The following is a summary of our qualified and non-qualified plans mentioned in the 2019 Pension Benefits table:

Retirement Income Plan

Until 2008, the RIP, a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), was available to all salaried employees, except FNIA employees. In 2007, we closed the RIP to employees who commenced employment with us or our affiliates on or after January 1, 2008, and in 2010, we froze the plan and we have not made accruals for participants after December 31, 2010. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the 2019 Pension Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007 (Pre-2007 Benefit), the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participant’s years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit was frozen as of December 31, 2006. Beginning in 2007, we calculated each participant’s benefit by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 through 2010 (Post-2007 Benefit), we calculated each participant’s annual retirement benefit by taking the participant’s total pay earned from January 1, 2007, through December 31, 2010, and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and was available to all participants of the RIP until December 31, 2010, when we ceased all future accruals. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “change in control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or a lump sum depending upon the reason for termination, with payments commencing the first day of the month following six months after the participant separates from service.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan. Mr. Guerrieri is the only NEO to which the plan applies. Effective December 31, 2008, we amended the BRP such that there have not been any new participants in the plan or additional accruals for existing participants since the amendment. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first ten years of employment, plus 1.50% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment; Tier 2, 3.50% for each of the first ten years of employment, plus 2.00% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses during five consecutive calendar years within the last ten calendar years of employment before 2009. This monthly

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benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan and the annuity equivalent of the automatic contributions paid to participants under the 401(k) and Lost Match Plans. Before the plan was frozen, Mr. Guerrieri participated at the Tier 1 level.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “change in control” (as defined in the BRP) or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement (age 55 with five years of service). A participant forfeits benefits in the event we terminate the participant’s employment for cause or a participant voluntarily terminates employment prior to early retirement.

2019 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each NEO for 2019. All contributions are under the ERISA Excess Lost Match Plan as described below.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Vincent J. Delie, Jr.	0	155,280	10,548	0	870,009
Vincent J. Calabrese, Jr.	0	51,844	3,366	0	281,347
Gary L. Guerrieri	0	37,545	2,430	0	205,388
Robert M. Moorehead	0	35,916	1,688	0	147,070
Barry C. Robinson	0	29,077	1,442	0	125,496

(1)

Note that the amount of our contributions is also included in the All Other Compensation column of the 2019 Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest.

(3)

Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have been historically excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the NEO’s entire balance under this plan which is fully vested.

The amounts reflected in the 2019 Non-Qualified Deferred Compensation table were contributed to accounts for the NEOs under the ERISA Excess Lost Match Plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rate set by FNBPA as its highest interest rate on the first day of the year on the longest-term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

In addition to the Lost Match Plan, which is the deferred compensation plan detailed in the table above, we also maintain a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (Deferred Compensation Plan). The Committee may select a group of management employees to participate in the plan. Currently, there are no participants in the Deferred Compensation Plan. The Deferred Compensation Plan provides a participant the ability to defer into the plan a portion of his or her annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation he or she would otherwise receive to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. A participant may elect to defer his or her compensation into a fixed interest rate option, with the interest rate determined by the Committee.

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2019 Potential Payments Upon Termination or Change in Control

Our current NEOs are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events. The actual amounts paid upon any of these termination events will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2019. The NEOs’ employment agreements do not provide for any additional payments or benefits in the event of a voluntary termination of employment by the executive without good reason or an involuntary termination by us for cause. Under those scenarios, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation and vested benefits. The following tables contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the tables. To the extent the information is common it is contained in the endnotes to the 2019 Potential Payments Upon Termination or Change in Control tables and is indicated by letters.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. DELIE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	30,418	30,418	0	30,418	30,418	30,418
Base Salary Continuation(1)	0	3,389,400	0	3,389,400	0	837,300
Executive Incentive Compensation (b)(2)	0	1,962,237	1,962,237	0	1,962,237	1,962,237
Bonus(1)	0	4,930,698	0	4,930,698	0	0
Restricted Stock and Performance Units:
Unvested and Accelerated (c)(2)	4,262,577	11,186,655	11,186,655	4,262,577	9,127,173	5,795,029
Benefits and Perquisites:
Accrued Vacation (d)	43,454	43,454	0	43,454	43,454	43,454
Post-Termination Health Care(3)	0	44,898	0	44,898	0	0
401(k) Plan (e)(4)	304,689	304,689	0	304,689	304,689	304,689
RIP (f)(4)	112,217	112,217	0	112,217	106,563	142,383
Excess Plan (g)(4)	36,506	35,857	0	36,506	34,710	48,624
ERISA Excess Lost Match Plan(5)	870,009	870,009	0	870,009	870,009	870,009
Total:	5,659,870	22,910,532	13,148,892	14,024,866	12,479,253	10,034,143

(1)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Delie as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(2)

Based on Mr. Delie’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Delie.

(3)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(4)	Mr. Delie is 100% vested in his benefit under this plan.

(5)

Mr. Delie is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2019. Upon termination of employment for any reason, Mr. Delie is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

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Mr. Delie’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Delie without good reason or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of his agreement, good reason exists if Mr. Delie experiences any of the following: reduction in base salary unless the reduction is less than 10% and part of an overall reduction; a material diminution in compensation and benefits unless part of an overall reduction; a material diminution of his authority, duties and responsibilities; a change of material duties that are inconsistent with the position; a material diminution of the budget over which he maintains control; relocation of his office more than 50 miles from both Pittsburgh and Hermitage, Pennsylvania; or there occurs material diminution of the duties of his supervisor or a material breach of the agreement by us. Mr. Delie’s contract does not provide a gross-up under Section 280G of the Code.

For purposes of Mr. Delie’s and all other NEO’s employment agreements, “change in control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our common stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL VINCENT J. CALABRESE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	13,785	13,785	0	13,785	13,785	13,785
Base Salary Continuation(1)	0	1,536,000	0	1,536,000	0	281,604
Executive Incentive Compensation (b)(2)	0	711,393	711,393	0	711,393	711,393
Bonus(1)	0	1,797,140	0	1,797,140	0	0
Restricted Stock and Performance Units:
Unvested and Accelerated (c)(2)	1,292,184	3,430,943	3,430,943	1,292,184	2,777,604	1,768,183
Benefits and Perquisites:
Accrued Vacation (d)	19,692	19,692	0	19,692	19,692	19,692
Post-Termination Health Care(3)	0	44,898	0	44,898	0	0
401(k) Plan (e)(4)	286,346	286,346	0	286,346	286,346	286,346
RIP (f)(4)	81,600	81,600	0	81,600	76,448	101,182
Excess Plan (g)(4)	5,953	5,873	0	5,953	5,580	7,474
ERISA Excess Lost Match Plan(5)	281,347	281,347	0	281,347	281,347	281,347
Total:	1,980,907	8,209,017	4,142,336	5,358,945	4,172,195	3,471,006

(1)

In the event that we terminate Mr. Calabrese’s employment without cause or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Calabrese as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(2)

Based on Mr. Calabrese’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Calabrese.

(3)

In the event that we terminate Mr. Calabrese’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

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(4)	Mr. Calabrese is 100% vested in his benefit under this plan.

(5)

Mr. Calabrese is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2019. Upon termination of employment for any reason, Mr. Calabrese is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL GARY L. GUERRIERI

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason Termination(1) ($)	Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	12,654	12,654	0	12,654	12,654	12,654	12,654
Base Salary Continuation(1)	0	940,000	0	873,321	940,000	0	258,504
Executive Incentive Compensation (b)(2)	0	489,778	489,778	489,778	0	489,778	489,778
Restricted Stock and Performance Units:
Unvested and Accelerated (c)(2)	542,540	1,487,373	1,487,373	1,487,373	542,540	1,178,916	755,855
Benefits and Perquisites:
Accrued Vacation (d)	18,077	18,077	0	18,077	18,077	18,077	18,077
Post-Termination Health Care(3)	0	709	0	0	709	0	0
401(k) Plan (e)(4)	373,452	373,452	0	373,452	373,452	373,452	373,452
RIP (f)(4)	640,157	640,157	0	640,157	640,157	583,950	793,633
Excess Plan (g)(4)	93,879	93,019	0	93,879	93,879	85,180	123,497
BRP (g)(4)	76,591	75,890	0	76,591	76,591	71,178	73,176
ERISA Excess Lost Match Plan(5)	205,388	205,388	0	205,388	205,388	205,388	205,388
Total:	1,962,738	4,336,497	1,977,151	4,270,670	2,903,447	3,018,573	3,104,014

(1)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the 12th month following such effective date. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(2)

Based on Mr. Guerrieri’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Guerrieri.

(3)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)

Mr. Guerrieri is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2019. Upon termination of employment for any reason, Mr. Guerrieri is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. His contract does not provide for a gross-up under Section 280G of the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be

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restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in control” has the same definition as noted above for Mr. Delie.

2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL ROBERT M. MOOREHEAD

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason Termination(1) ($)	Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	12,325	12,325	0	12,325	12,325	12,325	12,325
Base Salary Continuation(2)	0	915,600	0	915,600	915,600	0	251,790
Executive Incentive Compensation (b)(3)	0	477,064	477,064	0	0	477,064	477,064
Bonus(2)	0	798,940	0	798,940	798,940	0	0
Restricted Stock and Performance Units:
Unvested and Accelerated (c)(3)	733,255	1,443,711	1,443,711	1,443,711	525,903	1,143,254	733,255
Benefits and Perquisites:
Accrued Vacation (c)	10,565	10,565	0	10,565	10,565	10,565	10,565
Post-Termination Health Care(4)	0	26,973	0	26,973	26,973	0	0
401(k) Plan (e)(5)	212,361	212,361	0	212,361	212,361	212,361	212,361
RIP (f)(6)	0	0	0	0	0	0	0
ERISA Excess Lost Match Plan(7)	147,070	147,070	0	147,070	147,070	147,070	147,070
Total:	1,115,576	4,044,609	1,920,775	3,567,545	2,649,737	2,002,639	1,844,430

(1)

Amounts reported in this column apply to good reason termination within two years following a change in control. If Mr. Moorehead terminates his employment for good reason at any other time, he is not entitled to any additional amounts.

(2)

In the event we terminate Mr. Moorehead’s employment without cause, he is entitled to base salary continuation and a bonus payment for two years. In the event of a change in control resulting in his termination, or if he terminates his employment for good reason within two years of a change in control, he is entitled to two times his base salary, plus a bonus amount payable in a lump sum within 15 business days. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Moorehead as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Moorehead is not entitled to any additional amounts.

(3)

Based on Mr. Moorehead’s age and length of service, he is eligible for normal retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon normal retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Moorehead.

(4)

In the event that the Company terminates Mr. Moorehead’s employment without cause or following a change in control, or Mr. Moorehead terminates his employment for good reason within two years of a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance, to the same extent as we contributed to such premium while he was an active employee, for the period beginning on the termination date and ending on the earlier of (a) the later of (x) the expiration of Mr. Moorehead’s, or his applicable dependents, as the case may be, COBRA coverage, or (y) the 24 month anniversary of his separation from service, or (b) the date Mr. Moorehead or such dependents, as the case may be, first become eligible for coverage under another group health plan of another employer. In the case of termination for any other reason, Mr. Moorehead is not entitled to any additional amounts.

(5)	Mr. Moorehead is 100% vested in his benefit under this plan.

(6)	Mr. Moorehead does not participate in this plan.

(7)

Mr. Moorehead is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Moorehead’s account balance under this plan as of December 31, 2019. Upon termination of employment for any reason, Mr. Moorehead is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

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2019 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL BARRY C. ROBINSON

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control – Termination ($)	Change in Control – No Termination ($)	Good Reason(1) or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Accrued Base Salary (a)	10,648	10,648	0	10,648	10,648	10,648
Base Salary Continuation(2)	0	791,000	0	791,000	0	217,521
Executive Incentive Compensation (b)(2)	0	412,143	412,143	0	412,143	412,143
Restricted Stock and Performance Units:
Unvested and Accelerated (c)(3)	459,969	1,258,430	1,258,430	459,969	998,855	640,041
Benefits and Perquisites:
Accrued Vacation (d)	15,212	15,212	0	15,212	15,212	15,212
Post-Termination Health Care(4)	0	31,273	0	31,273	0	0
401(k) Plan (e)(5)	209,561	209,561	0	209,561	209,561	209,561
RIP (f)(6)	0	0	0	0	0	0
ERISA Excess Lost Match Plan(7)	125,496	125,496	0	125,496	125,496	125,496
Total:	820,886	2,853,763	1,670,573	1,643,159	1,771,915	1,630,622

(1)

Amounts reported in this column apply to good reason termination within one year following a change in control. If Mr. Robinson terminates his employment for good reason at any other time, Mr. Robinson is not entitled to any additional amounts.

(2)

In the event that we terminate Mr. Robinson’s employment without cause or following a change in control, or if he terminates his employment for good reason within one year of a change in control, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Robinson is not entitled to any additional amounts.

(3)

Based on Mr. Robinson’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock and Performance Unit awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares or cash, respectively, would be distributed to Mr. Robinson.

(4)

In the event that the Company terminates Mr. Robinson’s employment without cause or following a change in control, or Mr. Robinson terminates his employment for good reason within one year of a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance, to the same extent as we contributed to such premium while he was an active employee, for 18 months or until Mr. Robinson or such dependents, as the case may be, first become eligible for coverage under another group health plan of another employer, if earlier. In the case of termination for any other reason, Mr. Robinson is not entitled to any additional amounts.

(5)	Mr. Robinson is 100% vested in his benefit under this plan.

(6)	Mr. Robinson does not participate in this plan.

(7)

Mr. Robinson is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Robinson’s account balance under this plan as of December 31, 2019. Upon termination of employment for any reason, Mr. Robinson is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Messrs. Calabrese, Guerrieri, Moorehead and Robinson’s contracts do not provide for any additional benefits other than payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment or by the Company for cause. Additionally, none of the NEOs are entitled to any type of gross-up under Section 280G of the Code. “Change in control” has the same definition as noted for Mr. Delie.

Endnotes to All 2019 Potential Payments Upon Termination or Change in Control Tables

(a) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of accrued salary due to us paying employees one week in arrears. In the case of Change in Control — No Termination, the NEOs would still be employed and would, therefore, receive these accrued salary dollars consistent with our normal payroll practice of paying all employees one week in arrears.

(b) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the 2007 Plan. We make the payout in a lump sum approximately 60 days after the end of the year provided the participant is still employed by us on December 31st. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Committee would approve the award. Since the table assumes termination of employment as of

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December 31, 2019, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination not less than his targeted award. Therefore, the amount shown in the case of a change in control is based on the amount the NEO earned for 2019, not the NEO’s targeted award. In the event we terminate any of the NEOs for cause, we do not owe the NEO any additional amount.

(c) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the 2007 Plan. Under the 2007 Plan, both time-based and performance-based outstanding restricted stock awards, will become 100% vested at target levels in the event of the death of the participant or upon a change in control, except for the performance-based awards granted in 2019 which will become 100% vested at the higher of target or actual performance in the event of a change in control. Under the 2007 Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event a current NEO becomes disabled or terminates employment due to normal retirement, all time-based restricted stock awards will become 100% vested, except that if the NEO retires in the same calendar year as we granted the award, the number of shares that shall vest will be pro-rated for the period worked. If an NEO terminates employment due to early retirement, all time-based awards of restricted stock will be pro-rated for the period worked. In the event an NEO terminates employment due to retirement or disability and we achieve the performance objectives, the performance-based shares will vest on the vesting date in a pro-rated amount based on the period worked. In the event of the death of the participant or if an NEO terminates employment due to retirement or disability and we achieve the performance objectives, any Performance Units will vest on the vesting date in a pro-rated amount based on the period worked. Upon a change in control, any Performance Units will become 100% vested at the higher of target or actual performance.

As of December 31, 2019, for purposes of these tables, we have assumed that the performance-based shares for the awards granted in 2017 will not vest, as these awards were tracking below threshold, and the awards granted in 2018 and 2019 will vest between the target and maximum levels. The NEOs will forfeit all unvested awards if we terminate them without cause or if they terminate their employment for any other reason.

(d) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days. In the case of a Change in Control — No Termination, the NEOs would still be employed and would therefore be entitled to carry over the earned but unused vacation days for use in 2020.

(e) The amounts reflected represent the dollar amount of our matching and Company contributions into the 401(k) Plan as of December 31, 2019. Distributions from the 401(k) Plan will be paid at the NEO’s election in a single lump sum, in a partial lump sum, or in monthly, quarterly or annual installments after termination of employment. For purposes of these tables, we have assumed that the NEOs would elect a single lump sum form of payment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(f) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 3.20%; no pre-retirement mortality; and for post-retirement mortality, the Pri-2012 nondisabled table projected generationally with the MP-2019 improvement scale. The present values for Retirement, Change in Control — Termination, Good Reason or Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the 2019 Pension Benefits table; however, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $60,000.

(g) The present values reflected above for the Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 2.95% for annuity payments and the IRS-mandated segment rates for distributions in 2020 for the lump sum

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payment triggered due to Change in Control — Termination; no pre-retirement mortality; and for post-retirement mortality, the Pri-2012 nondisabled table projected generationally with the MP-2019 improvement scale for annuity payments and the IRS-mandated mortality for the lump sum payment due upon Change in Control — Termination. The present values for Retirement, Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or, if the NEO is under age 55, the benefit is assumed to commence when the NEO reaches age 55. Note that we have shown the present value of the benefit available for consistency with the 2019 Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a change in control. See the 2019 Pension Benefits table and accompanying narrative for more information about the pension benefits under this plan.

CEO Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2019, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our Company was $54,714; and

•	The annual total compensation of Mr. Delie, our CEO, was $6,409,567.

Based on this information, the ratio for 2019 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is one hundred seventeen to one.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

1.	As of November 1, 2019, our employee population consisted of approximately 4,350 individuals, including any full-time, part-time, temporary or seasonal employees employed on that date.

2.

To find the median of the annual total compensation of all our employees, we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2019. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on November 1, 2019, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

3.

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $54,714.

We calculated the annual total compensation for the median employee in accordance with SEC rules, and using the same methodology used to calculate Mr. Delie’s total compensation in the Summary Compensation Table, and we also included F.N.B.’s health care plan premium contributions for both the employee and Mr. Delie. As a result, Mr. Delie’s annual total compensation for pay ratio purposes is slightly higher than the amount reported for him in the Summary Compensation Table.

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Compensation Committee Report

Compensation Governance and Risk Management

Below is a summary of policies and practices we employ to ensure appropriate compensation practices and risk management.

Policy	Description
Stock Ownership Policy	Our directors and certain senior level managers who participate in the LTIP, including our NEOs, are currently in compliance with our stock ownership policy.
Anti-Hedging Policy

Our anti-hedging policy prohibits our directors, NEOs executive officers, and senior officers from engaging in hedging transactions with Company stock, and requires F.N.B. employees to consult with the Company Legal Department regarding these restrictions.

Clawback Policy

Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation, whether in the form of cash or equity, paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

Risk Assessment

We annually conduct a risk assessment of all of our compensation plans, and the Committee annually reviews the assessment to ensure the compensation programs do not encourage inappropriate risk taking.

Tax Gross-Ups	Our Board adopted a policy that we will not permit tax gross-up payments.
Compensation Approval	The Compensation Committee approves all elements of compensation for all executive officers.
Control Functions	Audit, Risk Management, Finance, Human Resources and Legal all review and advise the Compensation Committee on executive officer compensation.
Management Compensation Committee	Senior management reviews all incentive compensation plans and programs to ensure an appropriate balance between risk and compensation outcomes.

Incentive Plan Process: As a key component to our incentive plan review process, each line of business reviews its annual performance goals and adjusts overall incentive compensation goals for the business unit staff, if necessary. This review includes establishing key performance indicators for participants and individual employee objectives and ensures that neither will incent unnecessary risk-taking. The plans also consider key risk indicators (KRIs) designed to measure quality control standards, compliance results and asset quality. When appropriate, the KRIs serve to modify the results generated solely by the key performance indicators (KPIs) and reduce compensation for actions that are not consistent with our risk appetite or that are not in the interests of our customers. These plans are then vetted through our Wholesale Banking and Consumer Banking Solutions Departments for any plan related to our customer-facing employees and others involved in sales activities, and the compensation function of our Human Resources Department, and finally our Management Compensation Committee.

Management Compensation Committee: This group is led by our CEO, CFO, Chief Credit Officer, Chief Wholesale Banking Officer, Chief Consumer Banking

Officer, Chief Risk Officer and EVP of Human Resources. Each business unit, in conjunction with our Human Resources Department and Finance Department, presents any new incentive plans and changes to existing plans for review and approval. The committee reviews the plans to ensure that the plans are appropriately balanced between risk and reward, do not promote unnecessary risk-taking, motivate our employees to take actions that always consider the best interest of our clients and are fiscally responsible in supporting our financial plan. Additionally, at the conclusion of each fiscal year, the committee approves all awards, under all plans, including awards to all equity recipients, to ensure that the awards are consistent with our risk appetite statement and do not incent unnecessary risk-taking.

Independent Plan Reviews: Annually, our Chief Risk Officer conducts a review of all compensation plans to identify any plan features that could lead an employee to take unnecessary and excessive risks that could pose a threat to our financial performance. The Chief Risk Officer conducts a business unit review and a review of employee incentive plans and executive incentive plans, including company-wide plans. This review considered design features including: pay

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profiles, performance metrics, performance goals, payout curves, equity incentives, stock ownership requirements and our recoupment policy. Upon completion of his review, the CRO provides his report to the Management Compensation Committee, the Risk Management Committee and the Compensation Committee.

Additionally, our Internal Audit Department conducts an annual review of risks associated with activities existing in all lines of business, including compensation-related risks. Based on such review, the Audit Department determines whether an activity has a low, medium or high risk. That determination provides the audit team a framework from which to set its annual plan and will audit an activity at an appropriate corresponding interval. Currently, the Audit Department conducts a review of incentive compensation practices at least every two years. The audit team also reviews our qualified and non-qualified plans with a risk-based approach that includes reviewing governance, payment and processing against plan design and regulatory requirements.

Compensation Committee: Our compensation philosophy supports and reflects F.N.B.’s risk appetite and risk management culture. Our Compensation Committee, in consultation with an experienced and independent executive compensation advisor, monitors and evaluates our compensation practices from a risk management perspective to ensure that such compensation and incentive practices do not encourage undue risk-taking and are consistent with the Company’s risk appetite. Our risk policies and procedures guide our management’s decisions, including how we pay employees. By setting and communicating our risk appetite in advance, we seek to manage and control the risks that employees can take or effectively influence, consistent with their roles and responsibilities to serve our clients. Based on the above, including the report of our Chief Risk Officer, we believe that our compensation policies and procedures do not encourage unnecessary or excessive risk-taking and the level of risk resulting from our compensation policies and procedures is not reasonably likely to have a material adverse effect on us.

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Compensation Committee Report

2019 Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2019. Mr. Delie is not included as his compensation as a director is disclosed in the 2019 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Pamela A. Bena	80,000	54,726	0	0	0	0	134,726
William B. Campbell	115,000	56,230	0	0	0	0	171,230
James D. Chiafullo	80,000	56,230	0	0	0	0	136,230
Mary Jo Dively	72,500	56,230	0	0	0	0	128,730
Stephen J. Gurgovits*	29,167	4,975	0	0	579,291	0	613,433
Robert A. Hormell	72,500	54,726	0	0	0	0	127,226
David J. Malone	90,000	54,726	0	0	0	0	144,726
Frank C. Mencini	102,500	56,230	0	0	0	0	158,730
David L. Motley	82,500	54,726	0	0	0	0	137,226
Heidi A. Nicholas	102,500	56,230	0	0	0	0	158,730
John S. Stanik	80,000	54,726	0	0	0	0	134,726
William J. Strimbu	99,375	54,726	0	0	0	0	154,101

*	Mr. Gurgovits retired from the Board in May 2019.

(1)	Represents fees earned as a director of the Company. The dollar amounts of the fees earned as a director of the Company were as follows:

Name	Annual Retainer Fee ($)(A)	Committee Chairman Fees ($)(B)
Pamela A. Bena	80,000	0
William B. Campbell	115,000	0
James D. Chiafullo	70,000	10,000
Mary Jo Dively	72,500	0
Stephen J. Gurgovits*	29,167	0
Robert A. Hormell	72,500	0
David J. Malone	80,000	10,000
Frank C. Mencini	85,000	17,500
David L. Motley	82,500	0
Heidi A. Nicholas	87,500	15,000
John S. Stanik	80,000	0
William J. Strimbu	84,375	15,000

*	Mr. Gurgovits retired from the Board in May 2019.

(A)	The amount reflected for Mr. Campbell includes the fee for his service as Independent Lead Director of the Board.

(B)	The amounts reflected for all directors are for service as Committee Chair.

(2)

Annually each director, including Mr. Delie, is awarded shares of our common stock. Awards granted were valued at $50,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. The shares were issued on May 15, 2019, after our Annual Meeting, with a fair market value of $11.57 per share. Additionally, each director, including Mr. Delie, who completes a relevant educational program during the preceding calendar year is awarded $5,000 of our common stock, rounded up or down to the nearest 10 shares at a price determined in accordance with the 2007 Plan. These shares were issued on May 15, 2019, after our Annual Meeting, with a fair market value of $11.57 per share. Finally, each director who attended a Special Committee meeting during the preceding calendar year is awarded $500 per meeting of our common stock, rounded up to the nearest whole share at a price determined in accordance with the 2007 Plan. These shares were issued on May 15, 2019, after our Annual Meeting, with a fair market value of $11.57 per share. See Annual Grant of Stock Awards for stock awards to directors that remained outstanding at December 31, 2019.

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(3)

Mr. Gurgovits is entitled to pension benefits under the RIP, the Excess Plan and the BRP. During 2019, he received $89,184 from the RIP; $123,744 from the Excess Plan and $312,528 from the BRP. Mr. Gurgovits also has a Deferred Compensation Agreement with FNBPA. The present value of the accumulated benefit under that agreement is calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits, assuming an interest rate of 4.05% and assuming that payments commenced on January 1, 2014, and will continue for nine and one-half years. During 2019, Mr. Gurgovits received $43,262 under this agreement. The present value in the amount of $141,430 is reflected as an accrued liability in the financial statements of FNBPA as of December 31, 2019.

(4)

The valuation of all perquisites is at our actual cost. SEC rules require disclosure of the perquisites to any one director unless the amount of perquisites is less than $10,000 in the aggregate. There were no perquisites required to be disclosed for 2019.

Annual Board/Committee Retainer Fees

We pay our annual fees and fees for committee meetings to our directors on a retainer basis. We annualize the fees and pay them monthly. The current annual Board and committee fees are as follows:

	Member Fee ($)	Chairman Fee ($)
Board(1)	55,000	55,000
Audit Committee(2)	15,000	32,500
Compensation Committee(2)	10,000	20,000
Credit Risk and CRA Committee(2)	7,500	22,500
Executive Committee(2)	7,500	10,000
Nominating and Corporate Governance Committee(2)	7,500	17,500
Risk Committee(2)	10,000	25,000
Special Ad Hoc Committee(2)(3)	500	500

(1)	The Independent Lead Director is entitled to an additional fee of $45,000 per year.

(2)	Committee chairs do not receive a member fee in addition to the chairman’s fee.

(3)	The Special Ad Hoc Committee met four times in 2019 for the purpose of reviewing the Compensation Committee’s processes in determining executive compensation.

For information regarding the number of full Board and committee meetings held during 2019, see Board Committees under Corporate Governance. We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the 2019 Director Compensation table.

Annual Grant of Stock Awards

We awarded each director shares of stock under the Company’s 2007 Plan as detailed in the 2019 Director Compensation table above. The stock awarded vested immediately without any restrictions. There were no outstanding director equity incentive awards as of December 31, 2019.

Director Stock Ownership Requirement

Our Board believes that each director’s equity ownership in the Corporation should be aligned with the Corporation’s shareholders. Accordingly, our Corporate Governance Guidelines require each of our directors to have beneficial ownership of the lesser of 40,000 shares of Corporation common stock (or common stock equivalent) or $400,000 in value of the Corporation’s common stock (or common stock equivalent). The Corporation’s director stock ownership requirement is progressively phased in over a six-year period. As of December 31, 2019, each F.N.B. director is in compliance with the stock ownership requirement.

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

PROPOSAL 2. APPROVAL AND ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE 2007 F.N.B. CORPORATION INCENTIVE COMPENSATION PLAN

We are asking shareholders to approve the proposed F.N.B. Corporation Incentive Compensation Plan (the Amended Plan), which is an amendment and restatement of our current 2007 F.N.B. Corporation Incentive Compensation Plan, as amended (Current Plan). The Board adopted the Amended Plan on February 26, 2020, subject to F.N.B. shareholder approval. The Amended Plan authorizes equity and cash awards to members of our Board, and the officers and employees of F.N.B., FNBPA and their subsidiaries and affiliates. We believe that short- and long-term equity and cash incentive awards are critical to attracting and retaining the most talented employees in our industry. Shareholder approval of the proposed Amended Plan will allow us to continue to provide these important incentives.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL AND ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE 2007 F.N.B. CORPORATION INCENTIVE COMPENSATION PLAN

The Board is submitting to the shareholders for approval and adoption at the Annual Meeting the Amended Plan, which is an amendment and restatement of the F.N.B. Corporation 2007 Incentive Compensation Plan (the Current Plan), also referred to as the 2007 Plan earlier in this proxy statement.

On February 26, 2020, the Board adopted the Amended Plan, effective as of the date that the Amended Plan is approved by the Company’s shareholders. The Amended Plan enables the Company to make stock-based and non-stock awards to its eligible employees, consultants and non-employee directors. The Amended Plan provides for the grant of (i) incentive stock options; (ii) non-qualified stock options; (iii) performance units; (iv) restricted stock; (v) restricted stock units; (vi) stock appreciation rights; (vii) other cash or equity-based awards; or (viii) any combination of the foregoing. The purpose of the Amended Plan is to encourage award recipients to increase their efforts to make the Company and each of its affiliates more successful, to provide an additional inducement for such individuals to remain with the Company or an affiliate, to reward such individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Company and its affiliates may attract the highest quality individuals to enter employment or engagement with the Company or its affiliates.

The Amended Plan generally provides for the grant of the same types of awards as those under the Current Plan, which the Company first adopted in 2007, and shareholders most recently approved at the

Company’s 2015 Annual Meeting of Shareholders. Shares are still available for awards to be granted under the Current Plan, as previously approved. The Amended Plan is substantially similar to the Current Plan. The changes to the Current Plan, as reflected in the Amended Plan and as summarized below, include certain changes as a result of changes in applicable laws and prevailing best practices.

•

Increases the maximum number of shares that may be awarded under the Amended Plan to 6,250,000, which includes 4,640,000 new shares. As of December 31, 2019, 1,620,243 shares remained available for issuance under the Current Plan.

•

Provides for an annual limitation on the maximum number of shares of stock with respect to which awards may be granted under the Amended Plan in any calendar year to any participant who is a non-employee director, when aggregated with cash compensation for that year, equal to a number of shares having a fair value on the grant date that does not exceed $350,000.

•

Sets the percentage of stock that a person must acquire to trigger a “Change in Control” under the Amended Plan at 20%, which is consistent with the Federal Reserve Board’s new rules pertaining to bank “control”.

•

Specifies that dividends or dividend equivalents paid on any award will be held and payable only to the extent that the award has vested and that dividend equivalents may not be paid on awards of stock options or stock appreciation rights.

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

•

Imposes one-year minimum vesting requirement on awards granted under the Amended Plan, subject to an exception for awards covering up to five percent (5%) of shares available for grant under the Amended Plan, which may vest earlier than one year from grant.

Based on historic and projected usage patterns, the Company expects that, if this proposal is approved by shareholders, the shares under the Amended Plan will be sufficient to make equity awards to participants for up to five years. The closing sales price of our stock was $9.62 per share on March 6, 2020.

Awards granted under the Current Plan and the Amended Plan are subject to the Company’s Recoupment Policy. The Company cannot reprice options or stock appreciation rights or exchange/cancel options or stock appreciation rights for cash or other awards with a lower exercise or grant price, without prior shareholder approval.

The following discussion of the principal features of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan as set forth in Annex B attached hereto. The Amended Plan will become effective only if it is approved by the Company’s shareholders at our 2020 Annual Meeting.

As of the March 6, 2020 record date (for purposes of this Proposal, referred to as the “Record Date”), the Company’s “equity overhang,” or the percentage of outstanding shares of our stock represented by all equity awards granted and available for future grant under the Current Plan and all prior plans, was 1.43% (not taking into account the additional shares proposed to be added under the Amended Plan). Equity overhang is calculated as all shares issuable upon exercise of outstanding stock options and stock appreciation rights and vesting of outstanding restricted stock, restricted stock units and other awards, plus all shares available for future grant under all plans, divided by (a) the number of shares of our stock outstanding plus (b) the number of shares in the numerator. The only outstanding awards under the Plan are restricted stock and restricted stock units.

Our equity overhang has been calculated on the basis that all shares available for future grant are in the form of restricted stock and restricted stock units, as the Compensation Committee has issued only restricted stock and restricted stock units under the Current Plan since 2008, although the Compensation Committee may issue other types of awards under the Plan. If the Amended Plan is approved by our shareholders at the Annual Meeting, the equity overhang represented by all equity awards granted and available for future grant under all plans would be approximately 2.81% as of the Record Date.

Another measurement that may be considered meaningful by some shareholders in connection with a proposal to increase the number of shares available for issuance under the Amended Plan is the “burn rate.” The burn rate is calculated as all stock awards granted in a fiscal year, divided by the number of shares of our stock outstanding at the end of that fiscal year. Our burn rate for 2019 was 0.36%, for 2018 was 0.30% and for 2017 was 0.24%. The proposed increase in the number of shares of our stock available for issuance under the Amended Plan by an additional 4,640,000 shares of our stock is expected to provide us with approximately enough shares for up to five years, with such timing dependent on a variety of factors, including, but not limited to, the price of our shares, frequency of shares, dividend accruals, and additional employees eligible to participate in our incentive award program during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future number of employees who will be eligible for stock awards with any degree of certainty, and the share reserve under the Amended Plan could last for a shorter or longer time.

The following is a description of the Amended Plan as adopted by the Board, subject to the approval by shareholders at the Annual Meeting. The material amendments that were made to the Current Plan, as reflected in the Amended Plan, are described above.

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

Plan Summary

Shares subject to the Amended Plan. The Amended Plan increases the number of shares of the Company’s common stock reserved for awards under the Amended Plan to 6,250,000. The maximum number of shares of stock that may be delivered under the Amended Plan is equal to the sum of: (i) 4,640,000 shares; (ii) any shares previously authorized and approved for issuance, but not awarded, under the Current Plan; and (iii) any shares of stock subject to an award under the Amended Plan or the Current Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of stock to the participant. The shares may be, at the election of the Board, authorized but unissued shares, repurchased shares or partly each.

Shares of stock tendered by participants as full or partial payment of the option price upon exercise of options granted under the Amended Plan will not again be available for issuance under the Amended Plan. The aggregate number of any stock-settled stock appreciation rights that are exercised shall be deemed issued under the Amended Plan and shall not again be available for issuance. If any options are exercised through a reduction of shares subject to the award (i.e., “net exercised”), the aggregate number of shares subject to such option will be deemed issued under the Amended Plan and will not again be available for issuance. Any shares of stock that are withheld or remitted to satisfy a participant’s tax withholding obligations will be deemed issued under the Amended Plan and will not again be available for issuance.

Under the Amended Plan,

•

No more than 500,000 shares are cumulatively available for awards of incentive stock options under the Amended Plan. Participants may not be granted options in the aggregate that are in excess of 800,000 shares under the Amended Plan. The maximum number of shares of stock with respect to which awards may be granted in any calendar year to any participant under the Amended Plan is 1,500,000 shares, as adjusted for any Company recapitalization, reorganization, stock dividend or similar event.

•

No more than a number of shares having a fair value on the grant date that does not exceed $350,000 may be granted in any calendar year to any participant who is a non-employee director, when aggregated with cash compensation payable to the participant for that year.

•	The number of shares subject to any award under the Amended Plan, or reserved for awards to be granted under the Amended Plan, will be adjusted as appropriate upon a change in the Company’s capitalization, a reorganization or similar transaction or a stock dividend. If the outstanding shares of stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company through an equity restructuring transaction that causes the per-share value underlying an award to change, a proportionate adjustment will be made to the number or kind of shares of stock or securities allocated to awards that were granted prior to the transaction.

•

Changes to outstanding option awards may not change the aggregate purchase price applicable to the unexercised portion of the option award, but with an adjustment to the option price. The Board will have the right but not the obligation to make similar adjustments to awards or option prices to compensate for the diminution in the intrinsic value of shares of stock resulting from a reciprocal transaction such as a business combination, merger or acquisition.

•

The Board also retains the discretion to adjust actual or potential benefits granted under the Amended Plan to prevent the dilution or enlargement of benefits upon the occurrence of unusual or nonrecurring events affecting the Company or its financial statements or in recognition of changes in applicable laws, regulations or accounting principles.

Administration. The Amended Plan is administered by the Compensation Committee of the Board or such other committee or officer or officers as the Board may designate (the Committee). Each Committee member must qualify as an “independent director” within the meaning of the NYSE’s Listed Company Manual, and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. If allowed under state corporation law, regulations and stock exchange rules, the Board and the Committee also may delegate to another committee or one or more officers of the Company any or all of the responsibilities of the Committee with respect to awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 at the time any delegated authority is exercised. The Committee has the authority to interpret the terms of the Amended Plan. Subject to the terms of the Amended Plan, the Committee has the authority to determine the individuals to whom awards are granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

Persons eligible to participate in the Amended Plan. Under the Amended Plan, awards may be granted to employees, consultants and non-employee directors of the Company or any of its affiliates who share the responsibility for the management, growth, or protection of the business of the Company or any of its affiliates or who, in the opinion of the Committee, provide services yielding significant benefits to the Company or any affiliate. As of March 6, 2020, the

Company had approximately 4,221 full- and part-time employees who would be eligible for awards under the Amended Plan. Also, as of the date of the Annual Meeting, we will have eleven (11) non-employee directors who are eligible for awards under the Amended Plan. Only employees of the Company or its affiliates, however, are eligible to receive incentive stock options under the Amended Plan.

Awards

Award agreements. Each award granted under the Amended Plan will be represented by an award agreement in a form approved by the Committee. The award agreement is subject to the Amended Plan and will incorporate the terms and conditions required under the Amended Plan and any terms specified by the Committee, and may consist of more than one physical or electronic document. No modification of an award or award agreement language may accelerate the vesting of an award, other than upon a change in control or the death or disability of a participant.

Minimum vesting. No awards granted under the Amended Plan may vest earlier than one year following the grant date, subject to an exception for awards covering up to five percent (5%) of shares available for grant under the Amended Plan, which may vest earlier than one year from grant. Awards issued to non-employee directors will be deemed to satisfy the one-year vesting requirement if the awards vest from annual meeting to annual meeting.

Performance goals. The Committee may establish performance goals prior to the grant of an award under the Amended Plan based on the attainment of one or any combination of the following, in each case of the Company, an affiliate, or business unit by or within which the participant is primarily employed or a combination thereof: (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income available to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) ratio of operating expenses to operating revenues; (t) return on average tangible equity; (u) total shareholder return (TSR); and

(v) any other metrics or factors the Committee determines, in each case, absolute or relative to peer-group comparative.

The performance goals may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

Stock options. Stock options awarded under the Amended Plan may be in the form of “incentive stock options” that are intended to comply with the requirements of Section 422 of the Internal Revenue Code, as amended (the “Code”), or “non-qualified stock options.” Special rules apply with respect to the terms of incentive stock options in order to meet the Internal Revenue Code requirements applicable to that type of option. The exercise price of all options granted under the Amended Plan must be at least equal to the fair market value per share of stock covered by the option, as determined on the award date, and may be higher, as set by the Committee. So long as the Company is publicly traded, the fair market value of its stock is deemed to be the closing price of the stock on the NYSE on the business day preceding the award date. No options granted under the Amended Plan will include a reload feature.

Options may be exercised upon vesting or, if expressly permitted in the award agreement, prior to vesting provided that the stock received upon exercise of an unvested option will be subject to the same restrictions as an award of restricted stock. Options generally must be exercised, if at all, within one year of the date of termination of the participant’s service with the Company and within ten years of the award date (unless extension is necessary to avoid violation of applicable securities laws). The exercise price may be paid in cash, subject to the approval of the compensation committee, shares of Company stock, “cashless” exercise with or without a broker, waiver of compensation due or accrued, or any combination of the above.

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

Options granted under the Amended Plan are exercisable during the lifetime of the participant only by the participant. All options granted under the Amended Plan are generally nontransferable except to a beneficiary designated by the participant in the event of the participant’s death, by will or under the laws of descent and distribution. Award agreements for non-qualified stock options may permit transfers, subject to numerous restrictions, for the participant’s estate planning purposes. However, in no event will a participant be permitted to transfer an option to a third-party financial institution without prior shareholder approval.

Performance units. The Committee will determine a performance period of one or more years and the performance goals for each grant of performance units. Performance periods may overlap and participants may be granted two or more performance unit awards, each with a different performance period. Performance goals may vary between participants.

At the beginning of a performance period, the Committee will determine the dollar values to be paid to each participant or group of participants if the performance goals are achieved in the performance period. The payout amount may be fixed or may vary according to criteria specified by the Committee. Each performance unit is paid in cash after the end of the relevant performance period.

If a participant’s service with the Company or any of its affiliates is terminated during the performance period due to his or her death or disability, the performance units held by the participant will vest at the target level of the award.

Restricted stock and restricted stock units. Restricted stock may be granted directly or received by a participant upon exercise of an unvested stock option or stock appreciation right. Restricted stock and restricted stock units are subject to restrictions on transferability and other restrictions established by the Committee for a restriction period. The restrictions lapse after the restriction period, which extends from the date of the award to a specific date or until specified performance goals, service periods, or other criteria set by the Committee, are achieved. The Committee may provide for the lapse of restrictions in installments.

If a participant terminates service with the Company prior to the expiration of the restriction period, all shares of restricted stock generally will be forfeited and reacquired by the Company. Except as otherwise provided in an award agreement, vesting of restricted stock and restricted stock units will accelerate if a participant terminates service due to his or her death or disability.

Awards of restricted stock may earn dividend equivalents, if permitted by the Committee and specified in the award agreement. If the applicable award agreement so provides, a participant may elect to defer the delivery of restricted stock. Any deferral must comply with the provisions of Code Section 409A.

Stock appreciation rights. Stock appreciation rights may be granted under the Amended Plan. The grant price of a stock appreciation right will be equal to the fair market value of a share of stock on the date of grant.

Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount equal to the number of shares of stock as to which the stock appreciation right is exercised, multiplied by any excess (or some portion of the excess as determined at the time of the grant by the Committee) of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price specified in the award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be specified in cash, Company stock or a combination of the two.

F.N.B. Corporation Recoupment Policy. All awards granted or paid under the Amended Plan are subject to recoupment pursuant to the F.N.B. Corporation Recoupment Policy.

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

Change in Control

The Committee may provide in applicable award agreements that, in the event of a change in control, as defined in the Amended Plan, (i) each outstanding stock option will immediately become vested and exercisable in full; (ii) the restrictions on each share of restricted stock or each restricted stock unit will lapse; and (iii) each outstanding stock appreciation right will immediately become vested and exercisable in full.

The Committee has the discretion to terminate all outstanding stock options, with each option holder’s consent or after written notice and a 20-day exercise period for option holders, upon certain change in control events. The Committee may terminate the awards in the case of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets.

To the extent necessary to avoid subjecting participants to interest and additional taxes under Code Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

Amendment and Termination of the Current Plan

The Amended Plan will become effective on the date of the 2020 Annual Meeting, subject to the approval by shareholders at the Annual Meeting. If so approved, awards may be granted under the Current Plan until May 13, 2020. The Amended Plan reserves for the Board the right to alter and amend the Amended Plan at any time and the right to revoke or terminate the Amended Plan or to suspend the granting of awards pursuant to the Amended Plan. However, no such action may terminate any outstanding award already granted under the Amended Plan, unless the Company is liquidated or dissolved. Nor may any alteration or amendment of the Amended Plan, without prior shareholder approval (i) increase the total number of shares that may be granted, issued or delivered under the Amended Plan; (ii) make any changes in the class of eligible individuals; (iii) extend the period set forth in the Amended Plan during which awards may be granted; (iv) increase or remove any per participant limit under the Amended Plan; (v) accelerate the vesting of an award; or (vi) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Company’s stock is traded. Furthermore, the Board cannot take action that would adversely affect the rights of the holder of an award granted under the Amended Plan without the written consent of the award holder.

Amended Plan Benefits

Our Committee has the discretion to determine the type, terms and conditions and recipients of awards granted under the Amended Plan. No decisions have been made on the amount and type of awards that are to be made under the Amended Plan to participants in the future. Accordingly, it is not possible to determine the amount of the awards that will be received by any employee, consultant, non-employee director, or independent contractor of the Company under the Amended Plan if it is approved.

Certain Federal Income Tax Considerations

The following is a general description of the United States federal income tax consequences to participants and the Company relating to stock options, performance units, restricted stock, restricted stock units, stock appreciation rights and other awards that may be granted under the Amended Plan. The Amended Plan is not qualified under Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Amended Plan. This description is intended for use by our shareholders in determining how to vote at our

Annual Meeting and not as tax advice to persons who receive awards under the Amended Plan.

Non-qualified stock options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares

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Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive stock options. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income, and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Performance units. Performance units generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock. Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock units. Restricted stock units generally are subject to tax at the time of payment, and the Company generally will be entitled to a corresponding deduction when the participant recognizes income.

Stock Appreciation Rights. A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

Compliance with Section Code 409A. To the extent applicable, it is intended that the Amended Plan and any grants made under the Amended Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Amended Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A.

If any provision of the Amended Plan or an award agreement needs to be revised to satisfy the requirements of Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Section 409A, while attempting to maintain the same economic results as were intended under the Amended Plan and award agreement. The right to any dividends or dividend equivalents declared and paid on the number of shares underlying a stock option or stock appreciation right may not be contingent, directly or

  84    F.N.B. Corporation

Proposal 2. Approval and Adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan

indirectly, upon the exercise of the stock option or stock appreciation right. Further, to the extent necessary to avoid subjecting participants to interest and additional taxes under Section 409A, a change in control will not be deemed to occur unless and until

Code Section 409A(a)(2)(A)(v) is satisfied. Any reference to Section 409A includes any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the Internal Revenue Service.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,858,357	(1)	n/a	1,620,243	(2)
Equity compensation plans not approved by security holders	246,084	(3)	8.14	n/a

(1)	Restricted common stock awards subject to forfeiture. The shares of restricted stock vest over periods ranging from three to five years from the award date.

(2)	Represents shares of common stock registered with the SEC which are eligible for issuance pursuant to stock option or restricted stock awards granted under various plans.

(3)	Represents the securities to be issued upon exercise of stock options that the Company assumed in various acquisitions. The Company does not intend to grant any new awards under these plans.

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Proposal 3. Advisory Resolution on Executive Compensation

PROPOSAL 3. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for our NEOs as reported in this proxy statement.

We have designed our executive compensation programs to support our long-term success. We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our shareholders and have helped to drive our performance.

In the CD&A, we describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Please read it in conjunction with the 2019 Summary Compensation Table and related compensation tables and narrative that provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures as set forth in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our success.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF AN ADVISORY SAY-ON-PAY RESOLUTION.

Why You Should Approve Our Executive Compensation Program

Our compensation philosophy is designed to attract and retain executive talent and emphasizes pay for performance, primarily through the creation of shareholder value. Our compensation program includes base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits and perquisites.

We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and are strongly aligned with long-term shareholder interests and worthy of continued shareholder support.

We believe the shareholders should consider the following information in determining whether to approve this proposal:

The Compensation Program is Highly Aligned with Shareholder Value

A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of shareholder value, because a significant portion of the direct and total compensation is in the form of incentive compensation, including annual incentive compensation and a significant long-term incentive award. Our long-term awards are in the form of RSUs and divided into a time-vested portion and a performance portion. The performance portion for our most recent awards, which is 60% of the overall award, only vests at the conclusion of three years if all performance measures are met. We believe these long-term awards motivate our executives to achieve long-term performance and reward them for increases. Furthermore, we do not award stock options, and only the Compensation Committee may approve equity grants.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices. The Compensation Committee strives to meet best practices with respect to executive compensation including the following:

•	We target base compensation to be competitive with peers and structure our compensation plans to increase compensation when our performance under various measures, including TSR, is better than peers.

•	We do not maintain an active supplemental executive retirement plan.

•	No tax gross-up payments for executive perquisites exist.

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Proposal 3. Advisory Resolution on Executive Compensation

•	The Compensation Committee has adopted a policy that it will not approve any employment contracts that contain a tax gross-up.

•	None of our most recent employment contracts provide for a single trigger parachute payment.

•	No severance payments are made for “cause” terminations or resignations other than for good reason.

•	No extraordinary relocation benefits are provided.

•	The short-term incentive plan contains maximum limits.

•	We do not grant stock options or allow the re-pricing or exchange of stock options.

•	Only the Compensation Committee may authorize equity grants.

•	Earned dividend equivalents on unvested RSUs are not paid until vesting.

•	Stock ownership guidelines are in place for our executive officers and directors.

•	We conduct an annual robust risk assessment of each of our compensation programs, including the executive annual incentive program and long-term incentive program.

•	We maintain a compensation recoupment or “clawback” policy.

•	We maintain a prohibition on executive officers and directors engaging in hedging transactions using Company common stock or common stock equivalents.

Our Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus:

•	We encourage our executives to maintain a long-term focus by using a three-year performance period and vesting schedule for long-term Performance-Based Awards and Time-Based Awards.

•	Our LTIP is based upon performance metrics, ROATCE, ICG growth and TSR.

•	We have stock ownership requirements for executive officers and directors so our executive officers and directors have a meaningful personal stake in our long-term success.

Our Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee engages an independent compensation consultant to provide advice on compensation trends and market information to assist the Compensation Committee in designing our compensation programs and making compensation decisions.

The Compensation Committee directly engaged an independent compensation consultant that reported directly to the Compensation Committee and had no prior relationship with our CEO or any other NEO. Our directors are elected annually and meet without management present as a Compensation Committee and Board when necessary. The Compensation Committee maintains a charter and reviews its provisions annually. All committee charters and our Code of Conduct are posted on our website (see Key Corporate Governance Documents).

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for NEOs, as reported in this proxy statement.

We submitted an advisory resolution to approve 2018 executive compensation to our shareholders at our 2019 Annual Meeting. Shareholders owning approximately 94% of the shares for which votes were cast regarding the advisory resolution on executive compensation approved the compensation of our NEOs as stated in our 2019 proxy statement. Additionally, at our 2017 Annual Meeting, our shareholders supported an annual advisory vote frequency. As a result, the Committee and the Board are again submitting for the vote of shareholders an advisory resolution to approve the compensation of our NEOs and will include this shareholder advisory vote annually until our shareholder vote at a future meeting recommends a change based upon how frequently we conduct a Say-on-Pay vote.

Following the last shareholder vote on executive compensation, the Committee considered the results of the advisory vote in determining compensation policies and decisions. The advisory vote reaffirms our pay-for-performance philosophy, and the Committee will continue to use this philosophy and past practices in determining future compensation decisions.

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Proposal 3. Advisory Resolution on Executive Compensation

We are asking shareholders to approve the following advisory resolution at the 2020 Annual Meeting:

“RESOLVED, that the shareholders of F.N.B. Corporation (the Company) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers listed in the 2019 Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the Section entitled Executive Compensation and Other Proxy Disclosure, including the Compensation Discussion and Analysis, the compensation tables and other narrative and other executive compensation disclosures set forth under that section.”

This advisory vote on the compensation of our NEOs, commonly referred to as a “Say-on-Pay” vote, gives shareholders another mechanism to convey their views about our compensation programs and policies. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. The Board has determined to provide shareholders with an annual advisory vote on executive compensation at each Annual Meeting of Shareholders. Accordingly, the next annual advisory vote on executive compensation will be provided at our Annual Meeting of Shareholders in 2021.

  88    F.N.B. Corporation

Proposal 4. Ratify the Appointment of Ernst & Young LLP as F.N.B.’s Independent Registered Public Accounting Firm for 2020

PROPOSAL 4. RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS F.N.B.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2019, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2021.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2019. We expect that a representative of Ernst & Young LLP will attend our Annual Meeting, be available to respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under Audit and Non-Audit Fees describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2018 and 2019.

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Audit Committee Report

AUDIT COMMITTEE REPORT

To Our Shareholders:

The Audit Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including Ernst & Young LLP’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Audit Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Audit Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2019 Form 10-K, for filing with the SEC.

Respectfully submitted,

Frank C. Mencini, Chair

Pamela A. Bena

David J. Malone

Heidi A. Nicholas

John S. Stanik

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Audit and Non-Audit Fees

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2019, and 2018. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees and out-of-pocket expenses billed by Ernst & Young LLP for professional services during 2019 and 2018 were as follows:

	Audit	Audit-Related	Tax	All Other
2019	$2,262,973	$79,000	$535,779	$7,200
2018	$1,795,400	$88,000	$385,206	$3,600

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s Reports on Forms 10-Q and 10-K and other SEC filings, services provided in connection with regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to Service and Organizations Controls (SOC) report and custody exam work.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library and for FDIC assessment advisory services.

Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advisory services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services and when such pre-approval would not impair the independence of the independent registered public accounting firms.

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About our Annual Meeting

ABOUT OUR ANNUAL MEETING

GENERAL

When and where is our Annual Meeting?

We will hold our Annual Meeting of Shareholders at 8:30 AM, Eastern Time, on Wednesday, May 13, 2020, in the Great Room at The Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 6, 2020 (the record date), or their duly appointed proxies, may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote by any of the applicable methods described in the response to the question, “How do I vote?” so that your vote will be counted at our Annual Meeting if you later are unable attend.

What are the requirements for admittance to the Annual Meeting?

Only shareholders as of the record date have a right to attend the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport) and, if you hold your shares in “street name” in an account at a bank or brokerage firm, recent evidence of ownership of our common stock as of the record date (such as a brokerage account statement, a letter of proxy from your broker, or other intermediary). Entrance after the Annual Meeting has commenced will be prohibited. If you are representing an entity that is a shareholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to limit the number of representatives for any entity that may be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices during the Annual Meeting is also prohibited.

What is a proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxy holders” (or “proxies” for short) and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card.

Why are you soliciting a proxy from me?

Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the Annual Meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may also use the Internet to solicit proxies. F.N.B. officers or employees may solicit proxies but will not receive any special compensation for doing so. We have engaged the firm of Laurel Hill Advisory Group, LLC to assist us with soliciting proxies.

What is included in our proxy materials?

Our proxy materials, which are available on our website (see Resources — Proxy Materials), include:

•	Our Notice of 2020 Annual Meeting of Shareholders;

•	Our 2020 Proxy Statement;

•	Our 2019 Annual Report to Shareholders (2019 Annual Report) and 2019 Form 10-K; and

•	Our 2020 Corporate Responsibility Report.

If you received printed versions of these materials by mail (rather than through electronic delivery), the materials also included a proxy card or voting instruction form. For further information, see Information about Paper and Electronic Delivery of Proxy Materials below.

  92    F.N.B. Corporation

About our Annual Meeting

What will our shareholders vote on at our Annual Meeting?

Our shareholders will vote on each of the following proposals which our Board recommends you vote “FOR,” at our Annual Meeting:

•	Proposal 1. Election of the 12 nominees for directors named in this proxy statement, each to serve for a term of one year and until the election of their successors;

•	Proposal 2. Approve and adopt the amendment and restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan;

•	Proposal 3. Adoption of an advisory resolution to approve the 2019 compensation of our named executive officers;

•	Proposal 4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and

•

Any other business that may come before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws (described in the Shareholder Proposals discussion in this Proxy Statement).

VOTING AT THE ANNUAL MEETING

Who can vote at our Annual Meeting?

Our Board has set March 6, 2020, as the record date for our Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment of our Annual Meeting. F.N.B. shareholders who plan to attend our Annual Meeting may obtain driving directions to the meeting location by contacting our shareholder services representative at (888) 981-6000 and asking to be connected to extension 9834254.

The only class of our securities that is outstanding and entitled to vote at our Annual Meeting is our common stock.

What constitutes a quorum in order to conduct the Annual Meeting?

On our March 6, 2020 record date, we had 322,870,233 shares of our common stock outstanding which are eligible to be voted. Under Pennsylvania law, we must have a quorum before we can consider proposals at our Annual Meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person, as well as the number of shares represented by proxies. If you return a signed and dated proxy card, vote by Internet, vote by our QR Code feature, vote by telephone or vote in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. Although a quorum may be achieved, not all proposals will be subject to the same voting or approval requirement. We discuss the vote required to approve each proposal below.

Shareholders who hold their shares in an account at a bank or brokerage firm (street name) may need to take additional precautions to ensure that their vote counts.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record: If your shares of F.N.B. common stock are registered directly in your name with our transfer agent, Broadridge Financial Solutions (Broadridge), you are considered a “shareholder of record” of those shares.

Beneficial Owner of Shares Held in Street Name: If your shares are held in an account at a bank, brokerage firm, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. In that case, you will have received these proxy materials, as well as a voting instruction form, from the organization holding your shares and, as a beneficial owner, you have the right to direct the organization as to how to vote them. Most individual shareholders are beneficial owners of shares held in street name.

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About our Annual Meeting

How do I vote?

You can vote either in person at our Annual Meeting or by proxy whether or not you attend our Annual Meeting. When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our common stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting even if you do not attend the Annual Meeting in person. If your shares are held in street name, you will receive a separate card from your bank or brokerage firm with instructions about the manner in which you may vote your shares.

If you hold your shares directly, to vote by proxy you must do one of the following:

•

Vote by mail.* Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the United States) or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

Vote in person at the Annual Meeting. If you are a registered shareholder and attend our Annual Meeting, you may deliver your completed proxy card in person or request a voting ballot to vote in person at the meeting. Even if you returned a proxy to us before our Annual Meeting, you may revoke it and vote in person.

•	Vote by Internet* at www.proxyvote.com. Instructions are provided on your proxy card. If you vote by Internet, you should not return your proxy card.

•	Vote by QR Code* by scanning the QR Code on your proxy card with your mobile device. If you vote by QR Code, you should not return your proxy card.

•	Vote by telephone* at 1-800-690-6903. Instructions are provided on your proxy card. If you vote by telephone, you should not return your proxy card.

*Proxies voted by mail, by Internet, by QR Code or by telephone must be received by 11:59 PM EDT, on May 12, 2020, in order to be counted in the vote.

If you hold your F.N.B. shares in an account at a bank or brokerage firm, and you want to vote in person at our Annual Meeting, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically by Internet, by the QR Code on your proxy card and/or notice card, or by telephone. Many banks and brokerage firms participate in programs such as the Broadridge online program. These programs provide eligible shareholders who receive a paper copy of this proxy statement the opportunity to vote by the Internet, by QR Code or by telephone. If your bank or brokerage firm is participating in one of these programs, your proxy card will contain instructions for voting by Internet, by QR Code or by telephone. If your proxy card does not reference Internet, QR Code or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage-paid envelope.

How will my shares be voted if I do not give specific voting instructions?

If you sign, date and return your proxy card, but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors, and this vote will count as a vote cast.

Can I change my vote after I voted?

You may revoke your proxy and change your vote at any time before it is voted at our Annual Meeting. You may change your vote by delivering a written notice of revocation to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, PA 15212, by signing and returning a new proxy card with a later date, by voting by the Internet, by scanning the QR Code on your proxy card with your mobile device at a later date, by telephone, or by attending the Annual Meeting and voting in person. Only your latest instruction will be counted; however, your attendance at our Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Suite 503, Pittsburgh, Pennsylvania 15212.

  94    F.N.B. Corporation

About our Annual Meeting

If my shares are held in “street name,” which proposals are considered “routine” or “non-routine” in connection with broker discretionary voting of my shares?

Please ensure that you instruct your bank or brokerage firm how to vote your shares. Under NYSE rules applicable to brokers, your broker has discretionary authority to vote your shares without receiving your instructions on “routine” matters. The only routine matter before our Annual Meeting will be the ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for 2020. All of the other proposals that will be considered at our Annual Meeting are “non-routine” matters. Your bank or brokerage firm does not have discretionary authority to vote on a non-routine matter unless you provide them with your voting instructions. The inability of your bank or brokerage firm to vote on a matter absent direction from you (while using its discretionary authority to vote on routine matters) is known as a “broker non-vote” on the non-routine matter. Therefore, in order to have your vote counted, please ensure that you instruct your bank or brokerage firm how to vote your shares with respect to the election of our directors, the approval of the F.N.B. Corporation Incentive Compensation Plan, the advisory resolution to approve the 2019 compensation of our named executive officers and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

If I am a participant in the 401(k) Savings Plan, how do I vote the shares held in the plan?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (401(k) Plan), you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing T. Rowe Price, the trustee of our 401(k) Plan, pursuant to the voting instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed voting instruction card, provided that the trustee receives it by 3:00 AM, Eastern Time, on Friday, May 8, 2020.

In the case of the 401(k) Plan, if you do not return your voting instruction card, the shares credited to your plan account will be voted by the trustee in the same proportion that it votes the shares for which it timely received voting instruction cards.

You may also revoke a previously given proxy card until 3:00 AM, Eastern Time, on Friday, May 8, 2020, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card or Internet vote, telephone vote or scanned QR code vote having a later date.

What is the voting requirement to approve each of the proposals?

In general, for a proposal to be approved, it requires a majority of the votes “cast” on the matter. Votes “cast” are votes “for” or “against” the proposal. If you abstain from voting, it will not count as a vote “cast.” Please see the summaries below for more specific information about how proposals are approved and how abstentions will be counted with respect to each proposal. With respect to Proposals 2, 3 and 4, if you desire to abstain, you must check the “Abstain” box on your proxy card or select the appropriate option when voting by the Internet, by QR Code or by telephone.

PROPOSAL 1:    ELECTION OF DIRECTORS

Our bylaws provide that in the circumstance of an uncontested director election, which is the case for this year’s director election, our directors are elected by a majority of the votes cast in person or by proxy at our Annual Meeting. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. To receive a majority of votes cast means that the shares voted for a director’s election exceed the number of votes withheld. Our bylaws provide that any incumbent director who does not receive a majority of votes cast will promptly tender his or her resignation to the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board shall determine whether to accept the resignation. If there is a contested election (which is not the case in 2020), directors are elected by a plurality of votes cast at the meeting.

PROPOSAL 2.    APPROVAL AND ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE 2007 F.N.B. CORPORATION INCENTIVE COMPENSATION PLAN

A majority of the votes cast will be required to approve the approval and adoption of the amendment and restatement of the F.N.B. Corporation 2007 Incentive Compensation Plan. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below).

2020 Proxy Statement    95

About our Annual Meeting

PROPOSAL 3.    SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION

A majority of the votes cast will be required to approve the advisory vote on 2019 executive compensation. Because your vote is advisory, it will not be binding on the Board or the Corporation. This matter is considered a non-routine matter and, as a result, there may be broker non-votes (see description of broker non-votes in the next section, below).

PROPOSAL 4.    RATIFICATION OF AUDITOR

A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2020. This matter is considered a routine item, and brokers have the discretion to vote uninstructed shares on behalf of clients.

OTHER MATTERS REGARDING THE CONDUCT OF THE ANNUAL MEETING

Impact of Broker Non-Votes or Abstentions

With respect to Proposals 1, 2, 3 and 4, any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results of the voting on these proposals.

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Could other matters be decided at the 2020 Annual Meeting?

We do not know of any matters that will be considered at the Annual Meeting other than those described above. If a shareholder proposal that was properly excluded from this proxy statement or is otherwise not properly presented at the meeting is nevertheless brought before the meeting, the Chairman will declare such a proposal out of order, and it will be disregarded. If any other matters arise at the Annual Meeting that are properly presented at the meeting, the proxies will be voted at the discretion of the proxy holders.

What happens if the meeting is postponed or adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Who counts the votes cast at our annual meeting?

Judges of Election, who will be F.N.B. employees approved by the F.N.B. Board of Directors, will tabulate the votes cast at our Annual Meeting, and Broadridge will act as the independent inspector of election.

Where can I find the voting results of our Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results, and we will include the final voting results in a Form 8-K, which we will file with the SEC by May 19, 2020.

Who is paying the costs of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Laurel Hill Advisory Group, LLC to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such service is $8,000 including out-of-pocket expenses. Laurel Hill Advisory Group, LLC may be contacted at 888-742-1305.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in street name for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners.

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them.

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

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About our Annual Meeting

INFORMATION ABOUT PAPER AND ELECTRONIC DELIVERY OF PROXY MATERIALS

How do I sign up for electronic delivery of proxy materials?

This proxy statement, our 2019 Annual Report, 2019 Form 10-K and 2020 Corporate Responsibility Report are available on our website (see Resources — Proxy Materials). We encourage our shareholders to voluntarily elect to receive future proxy materials electronically. If you would like to help reduce the environmental impact of our Annual Meetings and our costs of printing and mailing future materials, you can agree to access these documents over the Internet rather than receiving printed copies in the mail. For your convenience, you may find links to sign up for electronic delivery for both shareholders of record and beneficial owners who hold in street name at www.proxyvote.com. You may also scan the QR code on your proxy card to vote using your mobile device, sign up for e-delivery and download the Annual Meeting materials.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. At your request, we will “household” your proxy materials (i.e., only one annual report and one proxy statement will be delivered to your address); however, a separate proxy card will be delivered for each account. On the proxy card, there will be a householding election where you will indicate if you consent to receive your proxy materials in a single package per household. Please refer to the section titled, Householding of Proxy Materials at the end of this proxy statement.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this proxy statement or proxy card, you may contact our Corporate Secretary at (888) 981-6000 and ask to be connected to extension 9833435.

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Shareholder Proposals and Nominations for the 2021 Annual Meeting

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2021 ANNUAL MEETING

SEC Rule 14a-8

If you are a shareholder who would like us to include your proposal in our notice of the 2021 Annual Meeting and related proxy materials, you must follow SEC Rule 14a-8 under the Securities Exchange Act of 1934. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices at One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, no later than November 28, 2020. If you do not follow SEC Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy statement.

Advance Notice Requirements Under Our Bylaws

Pursuant to Article I, Section 1.11 of our bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an Annual Meeting, or to propose any business to be considered at an Annual Meeting, must deliver advance notice of such nomination or business to our Corporate Secretary. The notice must be delivered in person, by first-class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212 during the period commencing at the close of business on November 28, 2020, and ending at the close of business on December 27, 2020. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the Annual Meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our bylaws for a director nomination or other business. The notice must contain certain information about the proposal or nominee, as applicable, which is generally equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders, as well as certain information about the shareholder who is making the proposal or nomination. Nominees also will be required to submit a completed and signed questionnaire. The questionnaire will be provided by our Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors regarding their background, experience and independence.

Only shareholder proposals and nominations submitted in accordance with the Company bylaw provisions will be eligible for presentation at our 2021 Annual Meeting, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2021 Annual Meeting. The Board Chairman is authorized to determine whether a nomination or proposal was made in accordance with our bylaws and to declare that a defective nomination or proposal be disregarded.

  98    F.N.B. Corporation

Other Matters

OTHER MATTERS

As of March 6, 2020, our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described above. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single annual report, proxy statement or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We, and some brokers who household proxy materials, may deliver a single copy of these proxy materials to multiple shareholders who share the same address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or us if you hold registered shares. You can notify us by sending a written request to: Shareholder Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, or by calling our Transfer Agent representative at 844-877-8750. Upon written or oral request to us or our Transfer Agent representative, a separate copy of our proxy materials will promptly be sent to you.

Electronic Delivery of Proxy Materials

You can also access our 2020 Proxy Statement, 2019 Annual Report, 2019 Form 10-K and 2020 Corporate Responsibility Report at www.proxyvote.com.

For our 2021 Annual Meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials electronically by the Internet. If you hold your shares in your own name (instead of street name through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone at 800-690-6903, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at www.proxyvote.com which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials are available for review by the Internet, as well as the instructions for voting electronically by the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder

Services, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. If you hold your shares in street name through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically by the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie

Chief Legal Officer and Corporate Secretary

March 27, 2020

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Resources

RESOURCES

Proxy Materials

Document	Website

2020 Proxy Statement	https://www.fnb-online.com/-/media/fnbonline/files/ feature/pagecontent/au/annual/2020-proxy.ashx

2019 Annual Report	https://www.fnb-online.com/-/media/fnbonline/files/ feature/pagecontent/au/annual/2019_annual_report.ashx

2019 Form 10-K	https://www.fnb-online.com/-/media/fnbonline/files/ feature/pagecontent/au/annual/2019-form-10k.ashx

2020 Corporate Responsibility Report	https://www.fnb-online.com/about-us/corporate-information/community-involvement

Company Information

Document	Website

Company Website	https://www.fnb-online.com

Company Profile	https://www.fnb-online.com/about-us/corporate- information/corporate-overview

Our Leadership	https://www.fnb-online.com/about-us/corporate- information/leadership-team

Press Releases	https://www.fnb-online.com/about-us/newsroom/press- releases

SEC Filings	https://www.fnb-online.com/about-us/investor- information/reports-and-filings

  100    F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

ANNEX A (NON-GAAP TO GAAP RECONCILIATIONS)

The information below is provided to reconcile to GAAP those financial metrics included in this proxy statement that are non-GAAP financial metrics. The reconciliations of non-GAAP operating measures and key performance indicators discussed in this proxy statement to the most directly comparable GAAP financial measures are included in the following tables.

Operating Net Income Available to Common Shareholders

Year Ended December 31	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
(in thousands)
Net income available to common shareholders	$379,208	$364,817	$191,163	$162,850	$151,608	$135,698	$117,804	$110,410	$87,047	$74,652	$32,803
Merger-related expense	—	—	56,513	37,439	3,033	9,611	8,210	7,394	4,982	620	—
Tax benefit of merger-related expense	—	—	(18,846)	(12,550)	(949)	(1,714)	(2,873)	(2,588)	(1,744)	(217)	—
Merger-related net securities gains	—	—	(2,609)	—	—	—	—	—	—	—	—
Tax expense of merger-related net securities gains	—	—	913	—	—	—	—	—	—	—	—
Reduction in valuation of deferred tax assets	—	—	54,042	—	—	—	—	—	—	—	—
Discretionary 401(k) contribution	—	874	—	—	—	—	—	—	—	—	—
Tax benefit of discretionary 401(k) contribution	—	(184)	—	—	—	—	—	—	—	—	—
Gain on sale of subsidiary	—	(5,135)	—	—	—	—	—	—	—	—	—
Tax expense of gain on sale of subsidiary	—	1,078	—	—	—	—	—	—	—	—	—
Branch consolidation costs	4,505	6,616	—	—	—	—	—	—	—	—	—
Tax benefit of branch consolidation costs	(946)	(1,389)	—	—	—	—	—	—	—	—	—
Service charge refunds	4,279	—	—	—	—	—	—	—	—	—	—
Tax benefit of service charge refunds	(899)	—	—	—	—	—	—	—	—	—	—
Pension credit	—	—	—	—	—	—	—	—	—	(10,543)	—
Tax expense of pension credit	—	—	—	—	—	—	—	—	—	3,690	—
Operating net income available to common shareholders (non-GAAP)	386,147	366,677	281,176	187,739	153,692	143,595	123,141	115,216	90,285	68,202	32,803
Amortization discount - United State Treasury Department’s Capital Purchase Program	—	—	—	—	—	—	—	—	—	4,975	—
Preferred stock dividends	8,041	8,041	8,041	8,041	8,041	8,352	—	—	—	—	—
Operating net income (non-GAAP)	$394,188	$374,718	$289,217	$195,780	$161,733	$151,947	$123,141	$115,216	$90,285	$73,177	$32,803

2020 Proxy Statement    A - 1

Annex A (Non-GAAP to GAAP Reconciliations)

Operating Earnings per Diluted Common Share

Year Ended December 31	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
Net income per diluted common share	$1.16	$1.12	$0.63	$0.78	$0.86	$0.80	$0.80	$0.79	$0.70	$0.65	$0.32
Merger-related expense	—	—	0.19	0.18	0.02	0.06	0.06	0.05	0.02	—	—
Tax benefit of merger-related expense	—	—	(0.06)	(0.06)	(0.01)	(0.01)	(0.02)	(0.02)	—	—	—
Merger-related net securities gains	—	—	(0.01)	—	—	—	—	—	—	—	—
Tax expense of merger-related net securities gains	—	—	—	—	—	—	—	—	—	—	—
Reduction in valuation of deferred tax assets	—	—	0.18	—	—	—	—	—	—	—	—
Discretionary 401(k) contribution	—	—	—	—	—	—	—	—	—	—	—
Tax benefit of discretionary 401(k) contribution	—	—	—	—	—	—	—	—	—	—	—
Gain on sale of subsidiary	—	(0.01)	—	—	—	—	—	—	—	—	—
Tax expense of gain on sale of subsidiary	—	0.01	—	—	—	—	—	—	—	—	—
Branch consolidation costs	0.01	0.02	—	—	—	—	—	—	—	—	—
Tax benefit of branch consolidation costs	0.00	(0.01)	—	—	—	—	—	—	—	—	—
Service charge refunds	0.01	—	—	—	—	—	—	—	—	—	—
Tax benefit of service charge refunds	0.00	—	—	—	—	—	—	—	—	—	—
Pension credit	—	—	—	—	—	—	—	—	—	(0.09)	—
Tax expense of pension credit	—	—	—	—	—	—	—	—	—	0.04	—
Operating earnings per diluted common share (non-GAAP)	$1.18	$1.13	$0.93	$0.90	$0.87	$0.85	$0.84	$0.82	$0.72	$0.60	$0.32

  A - 2    F.N.B. Corporation

Annex A (Non-GAAP to GAAP Reconciliations)

Tangible Book Value per Common Share

December 31	2019	2018	2017	2016	2015	2014	2013	2012	2011	2010	2009
(in thousands, except per share data)
Total shareholders’ equity	$4,883,199	$4,608,285	$4,409,194	$2,571,617	$2,096,182	$2,021,456	$1,774,383	$1,402,069	$1,210,199	$1,066,124	$1,043,302
Less: Preferred shareholders’ equity	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)	(106,882)	—	—	—	—
Less: Intangibles(1)	(2,329,545)	(2,333,375)	(2,341,263)	(1,085,935)	(869,809)	(872,859)	(803,716)	(712,788)	(598,587)	(561,101)	(567,747)
Tangible common equity (non-GAAP)	$2,446,772	$2,168,028	$1,961,049	$1,378,800	$1,119,491	$1,041,715	$863,785	$689,281	$611,612	$505,023	$475,555
Ending common shares outstanding (000’s)	325,015	324,315	323,465	211,060	175,442	173,992	158,967	139,929	127,221	114,747	114,112
Tangible book value per common share (non-GAAP)	$7.53	$6.68	$6.06	$6.53	$6.38	$5.99	$5.43	$4.93	$4.81	$4.40	$4.17

(1)	Excludes loan servicing rights.

Return on Average Tangible Common Equity

Year Ended December 31	2019
(dollars in thousands)

Net income available to common shareholders	$379,208
Amortization of intangibles, net of tax	11,192
Tangible net income available to common shareholders (non-GAAP)	$390,400
Average total shareholders’ equity	$4,757,465
Less: Average preferred shareholders’ equity	(106,882)
Less: Average intangibles(1)	(2,331,630)
Average tangible common equity (non-GAAP)	$2,318,953
Return on average tangible common equity (non-GAAP)	16.84%

(1)	Excludes loan servicing rights.

Operating Return on Average Tangible Common Equity

Year Ended December 31	2019
(dollars in thousands)

Operating net income available to common shareholders	$386,147
Amortization of intangibles, net of tax	11,192
Tangible operating net income available to common shareholders (non-GAAP)	$397,339
Average total shareholders’ equity	$4,757,465
Less: Average preferred shareholders’ equity	(106,882)
Less: Average intangibles(1)	(2,331,630)
Average tangible common equity (non-GAAP)	$2,318,953
Operating return on average tangible common equity (non-GAAP)	17.13%

(1)	Excludes loan servicing rights.

2020 Proxy Statement    A - 3

Annex A (Non-GAAP to GAAP Reconciliations)

Efficiency Ratio

Year Ended December 31	2019
(dollars in thousands)
Non-interest expense	$696,128
Less: Amortization of intangibles	(14,167)
Less: OREO expense	(4,652)
Less: Branch consolidation costs	(2,783)
Less: Tax credit-related impairment project	(3,213)
Adjusted non-interest expense	$671,313
Net interest income	$917,239
Taxable equivalent adjustment	14,121
Non-interest income	294,266
Less: Net securities gains	(70)
Add: Branch consolidation costs	1,722
Add: Service charge refunds	4,279
Adjusted net interest income (FTE) + non-interest income	$1,231,557
Efficiency ratio (FTE) (non-GAAP)	54.5%

Return on Average Tangible Assets

Year Ended December 31	2019
(dollars in thousands)

Net income	$387,249
Amortization of intangibles, net of tax	11,192
Tangible net income (non-GAAP)	$398,441
Average total assets	$33,850,763
Less: Average intangible assets(1)	(2,331,630)
Average tangible assets (non-GAAP)	$31,519,133
Return on average tangible assets (non-GAAP)	1.26%

(1)	Excludes loan servicing rights.

Operating Return on Average Tangible Assets

Year Ended December 31	2019
(dollars in thousands)

Operating net income	$394,188
Amortization of intangibles, net of tax	11,192
Tangible operating net income (non-GAAP)	$405,380
Average total assets	$33,850,763
Less: Average intangible assets(1)	(2,331,630)
Average tangible assets (non-GAAP)	$31,519,133
Operating return on average tangible assets (non-GAAP)	1.29%

(1)	Excludes loan servicing rights.

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Annex A (Non-GAAP to GAAP Reconciliations)

Pre-Provision Net Revenue / Average Tangible Common Equity

Year Ended December 31	2019
(dollars in thousands)
Net interest income	$917,239
Non-interest income	294,266
Less: Non-interest expense	(696,128)
Pre-provision net revenue (as reported)	$515,377
Adjustments:
Branch consolidation costs (non-interest income)	1,722
Service charge refunds (non-interest income)	4,279
Branch consolidation costs (non-interest expense)	2,783
Tax credit-related impairment project (non-interest expense)	3,213
Pre-provision net revenue (adjusted)	$527,374
Average total shareholders’ equity	$4,757,465
Less: Average preferred shareholders’ equity	(106,882)
Less: Average intangibles(1)	(2,331,630)
Average tangible common equity (non-GAAP)	$2,318,953
Pre-provision net revenue (as reported) / average tangible common equity (non-GAAP)	22.2%
Pre-provision net revenue (adjusted) / average tangible common equity (non-GAAP)	22.7%

(1)	Excludes loan servicing rights.

2020 Proxy Statement    A - 5

Annex B (F.N.B Corporation Incentive Compensation Plan)

ANNEX B (F.N.B CORPORATION INCENTIVE COMPENSATION PLAN)

F.N.B. CORPORATION INCENTIVE COMPENSATION PLAN

F.N.B. Corporation (the “Corporation”) has established this F.N.B. Corporation Incentive Compensation Plan to encourage Eligible Individuals to increase their efforts to make the Corporation and each of its Affiliates more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Incentive awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Performance Units, Stock Appreciation Rights (“SARs”), Incentive Stock Options (“ISOs”), Non-Qualified Stock Options (“NQSOs”), Restricted Stock, Restricted Stock Units (“RSUs”), or any combination of or award similar to the foregoing.

ARTICLE 1

DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” means any corporation, that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.

“Award” means an ISOs, NQSOs, Restricted Stock Award, SARs, Performance Units, RSUs, or other cash or equity-based Award granted hereunder.

“Award Agreement” means a written notice, term sheet and/or an agreement entered into between the Corporation and the applicable Participant (including electronic), setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement; provided that such Award Date shall not be earlier than the date of the Committee action.

“Board” means the Board of Directors of the Corporation.

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation or Affiliate. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified in the Award Agreement and as otherwise described herein; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant’s (i) willful and continued failure substantially to perform his or her material duties with the Corporation or an Affiliate, or the commission or omission of any activities constituting a violation or breach under any Federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, in each case or in the sole discretion of the Board or Committee, after notice thereof from the Board or Committee to the Participant and (where possible) a reasonable opportunity for the Participant to cease and correct (if possible) such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Corporation or an Affiliate, (iii) repeated absences from work such that the Participant is unable to perform his or her employment, Service, or other duties in all material respects, other than due to becoming a Disabled Participant, (iv) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime referenced in Section 19 of the Federal Deposit Insurance Act that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or Service, (v) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (vi) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board or Committee to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation, or (vii) act or omission in violation or disregard of the Corporation’s or an Affiliate’s material policies, including but not limited to the Corporation’s or an Affiliate’s harassment and discrimination policies and Code of Conduct and

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Annex B (F.N.B Corporation Incentive Compensation Plan)

Code of Ethics then in effect. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate shall be presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

“Change in Control” means the first to occur of the following:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own twenty percent (20%) or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (iv) any acquisition by any corporation or entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds twenty percent (20%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own twenty percent (20%) or more of the Outstanding Voting Securities; or

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (including a settlement thereof); or

(c)

The consummation of (i) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Corporation or (ii) the acquisition of assets or stock of another corporation in exchange for voting securities of the Corporation (each of (i) and (ii), a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly (except to the extent that such

  B - 2    F.N.B. Corporation

Annex B (F.N.B Corporation Incentive Compensation Plan)

ownership existed prior to the Business Combination), an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing twenty percent (20%) thereof; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, Employee or Director of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Consultant” means an individual who is not an Employee or Director of the Corporation or an Affiliate, but who is providing services to the Corporation or an Affiliate as an independent contractor.

“Corporation” means F.N.B. Corporation.

“Director” means any individual who is a member of the Board.

“Directors’ Compensation Year” means the approximately one-year period beginning on each regular annual meeting of the Corporation’s shareholders and ending on the date immediately prior to the date of the next regular annual meeting of the Corporation’s shareholders.

“Disabled Participant” means a Participant who:

(a)

becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

(b)

by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receives income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation or an Affiliate, as applicable.

“Dividend Equivalent” means a right to receive on the payment date for any dividend on the shares of Stock underlying any Award other than Options and SARs, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, based on the closing sales price of the Corporation’s Stock on the New York Stock Exchange (“NYSE”) on the business day preceding the payment date, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan other than Options and SARs, subject to Sections 2.6 and 10.19. Dividend Equivalents on unvested shares of Stock underlying any Award will only be paid, if at all, when the shares of Stock underlying the Award vest. No Dividend Equivalents may be paid on Options or SARs.

“Eligible Individual” means any Employee, Consultant, or non-employee Director.

“Employee” means any common law employee of the Corporation or one of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) the closing sales price of the Corporation’s Stock on the NYSE on the business day preceding the Award Date, time of exercise, or other determination event; or (ii) if the

2020 Proxy Statement    B - 3

Annex B (F.N.B Corporation Incentive Compensation Plan)

Corporation’s shares of Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Corporation’s Stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the Award Date, time of exercise, or other determination event.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 shall be treated as a NQSO Non-Qualified Stock Option.

“Non-Qualified Stock Option” or “NQSO” means an Option that is not an ISO.

“Option” means an option to purchase Stock at an Option Price determined on the Award Date, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan, and which may be an ISO or a NQSO.

“Participant” means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Performance Goals” shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of objectives or targets of any one or any combination of the following, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof, (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income available to common shareholders’ applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per common share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) dividends; (t) dividend pay-out ratio; (u) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative; and (v) any other metrics or factors the Committee determines. Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The Committee will have the discretion to make equitable adjustments to targets set for pre-established performance objectives. The Committee may provide for exclusion of the impact of an event or occurrence that the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception of Section 162(m) should appropriately be excluded, including but not limited to changes to U.S. general accepted accounting principles or standards, unusual and/or infrequently occurring or nonrecurring as determined under U.S. generally accepted accounting principles and as identified in the Corporation’s financial statements, notes to the financial statements or management’s discussion and analysis in the annual report, including, without limitation, the charges or costs associated with restructurings of the Corporation, discontinued operations, capital gains and losses, dividends, loan loss reserves, stock repurchases, other unusual or non-recurring items, and the effect of an accounting change or the cumulative effects of accounting changes.

“Plan” means the F.N.B. Corporation Incentive Compensation Plan, as set forth herein, as the same may be further amended, administered or interpreted from time to time.

“Prior Plan” means the F.N.B. Corporation 2001 Incentive Plan, as amended.

“Restricted Stock” means an award of shares of Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date and/or upon the occurrence of an event or achievement of Performance Goals, as specified in the Plan or the Award Agreement relating to the Restricted Stock.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 5, which is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award

  B - 4    F.N.B. Corporation

Annex B (F.N.B Corporation Incentive Compensation Plan)

Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Service” means the provision of personal services to the Corporation or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Stock” means the common stock of the Corporation.

“Stock Appreciation Right” or “SAR” means the award of the contingent right to receive Stock or cash in the future, based on the value or the appreciation in the value, of Stock, pursuant to the terms of Article 6.

“Termination” means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.

ARTICLE 2

PLAN ADMINISTRATION

Section 2.1    Administration. The Committee shall administer the Plan. The Committee shall interpret the Plan and any Award Agreement or other form of agreement or other document used by the Corporation in the administration of the Plan or of any Award, and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority to:

(a)	Prescribe, amend, and rescind rules and regulations relating to the Plan;

(b)	Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(c)	Determine the form and terms of Awards, subject to the terms of the Plan;

(d)	Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;

(e)	Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other
Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(f)	Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan in its sole discretion;

(g)

Automatically and unilaterally correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement, including, but not limited to, any changes required by applicable state, local, or Federal laws and the regulations thereunder;

(h)	Determine whether a Participant is a Disabled Participant;

(i)

Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, or (ii) satisfy the “independent director” requirements of the NYSE;

(j)

To the extent permissible under applicable state corporation law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to another committee or one or more officers of the Corporation, any or all of the authority and responsibility of the Committee with respect to awards to Employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board or the Committee has delegated to such other committee or to one or more officers of the Corporation, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers;

(k)

Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution shall be to the detriment of a Participant with

2020 Proxy Statement    B - 5

Annex B (F.N.B Corporation Incentive Compensation Plan)

respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event shall the Committee be permitted to, without prior shareholder approval, cancel an Option or SAR in exchange for cash, reduce the Option Price of any outstanding Option or grant price of any SAR or exchange or replace an outstanding Option with a new Award or Option with a lower Option Price or exchange or replace an outstanding SAR with a new Award or SAR with a lower grant price, except pursuant to Section 2.6, and (iii) any such modification, exchange or substitution shall not violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option or SAR is tolled while the Option or SAR is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option or SAR may be exercised is not extended more than thirty (30) calendar days after the exercise of the Option or SAR first would no longer violate applicable securities laws);

(l)	No modification of an Award or Award Agreement language may accelerate the vesting of an Award, other than upon a Change in Control or the Participant’s death or becoming a Disabled Participant;

(m)

Determine when a Participant’s period of Service is deemed to be continued during an approved leave of absence, whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants of Section 10.13;

(n)	Determine, upon review of relevant information, the Fair Market Value of the Stock; and

(o)	Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2    Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate shall be eligible to receive Awards as described herein. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted.

Section 2.3    Shares Available Under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock as to which Awards, other than Performance Units, may be granted under the Plan shall be equal to the sum of: (i) 6,250,000 shares of Stock, a figure that includes 4,640,000 new shares of Stock; and (ii) any shares of Stock subject to an Award under the Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Stock to the Participant.

Notwithstanding anything to the contrary in this Plan, subject to adjustment as set forth in Section 2.6: (a) in no event shall more than 500,000 shares of Stock be cumulatively available for Awards of ISOs under the Plan, and (b) the maximum number of shares of Stock with respect to which Awards may be granted under the Plan in any calendar year to any Participant (other than a non-employee Director) shall be 1,500,000 shares. In the case of a Participant who is a non-employee Director, the maximum number of shares of Stock with respect to which Awards may be granted under the Plan in any Directors’ Compensation Year shall be a number of shares of Stock for which the Award Date fair value, when aggregated with cash compensation for service as a non-employee Director of the Corporation during such period, does not exceed $350,000. No Performance Units, Performance Shares or other performance-based Award may be granted to a Participant who is a non-employee Director. For the avoidance of doubt, compensation shall be counted towards this limit for the non-employee Director Directors’ Compensation Year in which it is earned (and not when it is paid or settled in the event is it deferred).

If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full or, if and to the extent that an award of Performance Units or RSUs is paid in cash rather than the issuance of shares of Stock, the

  B - 6    F.N.B. Corporation

Annex B (F.N.B Corporation Incentive Compensation Plan)

number of shares subject to such Award (or in the case of Performance Units or RSUs the number of shares of Stock for which payment was made in cash) shall again be available for purposes of the Plan.

In applying the immediately preceding sentence, (i) shares of Stock tendered by Participants as full or partial payment of the Option Price to the Corporation upon exercise of Options granted under the Plan shall not again be available for issuance under the Plan, (ii) if any Stock-settled SARs are exercised, the aggregate number of shares of Stock subject to such SARs shall be deemed issued under the Plan and shall not again be available for issuance under the Plan, (iii) if any Options are exercised through a reduction of shares of Stock subject to the Award (i.e., “net exercised”), the aggregate number of shares of Stock subject to such Option shall be deemed granted or issued under the Plan and shall not again be available for issuance under the Plan, and (iv) if any shares of Stock are withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations under any Award granted under the Plan, such shares of Stock shall be deemed issued under the Plan and shall not again be available for grant or issuance under the Plan.

The shares of Stock that may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options, restricted stock, or other stock incentive obligations of such other company, or (B) grants stock options, restricted stock, or other stock incentives in substitution for stock options, restricted stock, or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options, restricted stock, or other stock incentives that are assumed or granted in substitution by the Corporation shall be charged against the limitations set forth in this Section.

Section 2.4    Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance)

upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Section 2.5    Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an “executive officer” by the Board, within the meaning of Exchange Act Rule 16b, on behalf of the Corporation, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be ISOs in such respects as it deems necessary in order that ISOs granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to ISOs.

Section 2.6    Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be granted, issued or delivered under the Plan shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalent with respect to such Award.

In the event of any consolidation, equity or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares of Stock or equity, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Board shall adjust the aggregate number of shares of Stock subject to the Plan and the number of

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shares of Stock that may be made subject to Awards to any individual Participant, as well as the aggregate number of shares of Stock that may be made subject to any type of Award.

(a)

Equity Restructurings. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Corporation through a non-reciprocal transaction between the Corporation and its owners that causes the per Share fair value underlying an Award to change, such as dividend, split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares of Stock or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option but with a corresponding adjustment in the Option Price.

(b)

Reciprocal Transactions. The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Option Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)

Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Corporation or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board, using reasonable care, may make equitable adjustments in the terms and conditions of, and the criteria included in, Awards.

(d)

In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares of Stock subject to each then-outstanding Option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of Stock or other securities (including any fraction) to which such shares of Stock shall have been adjusted or which shall have been substituted for such shares of Stock. Any new Option Price per share of Stock shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

(e)

No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share of Stock or other security. Accordingly, all fractional shares of Stock or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

(f)

If any such adjustment or substitution provided for in this Section 2.6 requires the approval of shareholders in order to enable the Corporation to grant ISOs, then no such adjustment or substitution of ISOs shall be made without prior shareholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such ISO.

Section 2.7    Vesting of Awards. Stock-based Awards granted under the Plan shall vest no earlier than the first anniversary of the Award Date and no Award may provide for partial or graduated vesting beginning before the first anniversary of the Award Date; provided that, for Awards to Non-Employee Directors, no Award may provide for partial or graduated vesting beginning before the end of one

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Directors’ Compensation Year; and provided further that, notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to five percent (5%) of the shared of Stock available pursuant to Section 2.3 may be granted to any one or more Participants without respect to the minimum vesting period requirements of this Section.

ARTICLE 3

STOCK OPTIONS

Section 3.1    Grant of Stock Options. The Committee shall have authority, in its discretion, to grant ISOs, NQSOs or both types of Options. Notwithstanding the above, the Committee may grant ISOs to Employees only. Subject to adjustment as set forth in Section 2.6, no Participant shall be granted an Option or Options under the Plan (disregarding canceled, terminated or expired stock options) for an aggregate number of shares in excess of 800,000. No Options granted under the Plan shall include a reload feature.

Section 3.2    Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions:

(a)

The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine, except that, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

(b)	The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Committee to be applicable to any such Award:

(i)	in cash, check, bank draft, money order, or wire transfer payable to the Corporation; or

(ii)

by delivery to the Corporation (either by actual delivery or by attestation) of shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased (and any applicable withholding taxes); or

(iii)	by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes) including by a “net exercise” arrangement under which the Corporation will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares of Stock with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price not satisfied by such reduction in the number of whole shares to be issued; and provided, further, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the Option Price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(iv)	by waiver of compensation due or accrued to the Participant for services rendered; or

(v)	provided that a public market for the Corporation’s stock exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002:

(A)

through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price, and any applicable withholding taxes (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation (and any excess to the Participant); or

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Annex B (F.N.B Corporation Incentive Compensation Plan)

(B)

through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation; or

(vi)

to the extent permitted by the Sarbanes-Oxley Act of 2002, by a full-recourse promissory note executed by the Participant, evidencing his or her obligation to make future cash payment thereof, secured by an applicable number of shares of Stock or such other security as may be determined by the Committee; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the shares of Stock; or

(vii)	by any combination of the foregoing.

If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made, provided that, for this purpose, tender of a promissory note shall constitute full payment of the principal amount of such promissory note. When full payment of the Option Price has been made, the Participant shall be considered for all purposes to be the owner of the shares of Stock with respect to which payment has been made, subject to the restrictions set forth in Article 7.

(c)	An Option may be exercised (i) at such time as the Option vests; or (ii) if and to the extent set forth in the applicable Award Agreement,

prior to the date on which the Option vests provided that such Stock obtained shall be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 5. No NQSO shall be exercisable after the expiration of ten years and six months from the Award Date, provided that if an exercise would violate applicable securities laws, the NQSO shall be exercisable no more than thirty (30) calendar days after the exercise of the Option first would no longer violate applicable securities laws. Subject to this Section 3.2(c), 3.3(e), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee, in its discretion.

(d)

Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding vested Options, if at all, on or before the earlier of (i) the date of the expiration of the Option’s term or (ii) the date that is one year after the date of Termination.

(e)	Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the vesting schedule applicable to any Option.

Section 3.3    Special Provisions Applicable to ISOs. Notwithstanding any other provision of this Article 3, the following special provisions shall apply to any award of ISOs:

(a)

The Committee will not award an ISO under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which ISOs are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.

(b)

If the Employee to whom the ISO is granted is a Ten Percent Owner of the Corporation, then: (A) the Option Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the Award Date.

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Annex B (F.N.B Corporation Incentive Compensation Plan)

(c)

No Option that is intended to be an ISO may be granted under the Plan until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be ISOs. No ISO Incentive Stock Options may be granted after ten (10) years from the earlier of the date the Board approves the Plan or the date the shareholders approve the Plan.

(d)

The maximum number of shares of Stock with respect to which any one Participant may be granted Options that are intended to be ISOs in any one calendar year will be 100,000, subject to adjustment as set forth in Section 2.6.

(e)

An ISO must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an ISO may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option shall be a NQSO.

(f)

For purposes of this Section, “Ten Percent Owner” means an individual who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate. For purposes of this Section 3.3(f), a Participant shall be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half -blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

ARTICLE 4

PERFORMANCE UNITS

Section 4.1    Performance Period and Performance Goals. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

Section 4.2    Eligibility. At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if the relevant Performance Goals for the Performance Period are met.

Section 4.3    Termination. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death or becoming a Disabled Participant, the Participant’s Performance Units shall vest at the target level of performance applicable to the Award. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, such Participant shall not be entitled to any payment with respect to that Performance Period.

Section 4.4    Award. Each Performance Unit shall be paid in cash either as a lump sum payment or in annual installments, as the Committee shall determine at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period. Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the vesting schedule applicable to any Performance Units.

ARTICLE 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 5.1    Award. Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or RSUs to any Participant in the number and form, and subject to such restrictions on transferability and such other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock

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Annex B (F.N.B Corporation Incentive Compensation Plan)

also may be received by a Participant as the result of an exercise of an Option or SAR, when such award has not vested. Restricted Stock and RSUs shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.

Section 5.2    Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or RSUs shall expire and all restrictions on shares of Restricted Stock shall lapse upon a Participant’s death or becoming a Disabled Participant, or the vesting of the Restricted Stock under the terms of the Award Agreement, Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the Restricted Period.

Section 5.3    Termination. Except as otherwise provided in Section 5.2 above, if a Participant’s Termination occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the recipient and shall be reacquired by the Corporation. Such forfeited shares of Restricted Stock shall again become available for Awards under the Plan.

Section 5.4    Restricted Stock Certificates. Restricted Stock granted under the Plan may be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock. To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 5.5    Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

Section 5.6    Dividend Equivalents. Any Award of Restricted Stock or RSUs under the Plan may, if the shares are unissued, earn Dividend Equivalents in the discretion of the Committee and as set forth in the Award Agreement. In respect of any such Award that is outstanding on a dividend record date for Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary; provided that Dividend Equivalents on unvested shares of Stock underlying any Award will only be paid, if at all, when the shares of Stock underlying the Award vest.

Section 5.7    Deferral of Restricted Stock and RSUs. If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may from time to time specify, to defer the delivery of such Restricted Stock or vested RSUs and any Dividend Equivalents with respect thereto, until the date or dates specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Stock shall not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election, at which time shares of Stock shall be delivered to the Participant (unless such Deferred Stock has previously been forfeited pursuant to Section 5.3). From the Award Date of Deferred Stock through the earlier of (i) the date such Deferred Stock is forfeited, and (ii) the date shares of Stock evidencing such Deferred Stock are delivered to the Participant, the Participant shall be entitled to receive Dividend Equivalents with respect thereto, but shall have none of the rights of a shareholder with respect to such shares.

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ARTICLE 6

STOCK APPRECIATION RIGHTS

Section 6.1    Grant of Stock Appreciation Rights. The Committee shall have the authority, in its discretion, to grant SARs to Participants at any time and from time to time. Within the limits of Article 2 and this Article 6, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. Subject to Section 2.7, the Committee shall determine and set forth in the Award Agreement the vesting schedule applicable to any SARs. The grant price of an SAR will equal the Fair Market Value of a share of Stock on the Award Date of the SAR. SARs may be subject to Code Section 409A.

Section 6.2    Exercise of SARs. Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, and sets forth in the Award Agreement.

Section 6.3    Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years, provided that if an exercise would violate applicable securities laws, the SAR shall be exercisable no more than thirty (30) calendar days after the exercise of the SAR first would no longer violate applicable securities laws. Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding vested SARs, if at all, on or before the earlier of (i) the date of the expiration of the SAR’s term or (ii) the date that is one year after the date of Termination.

Section 6.4    Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)

the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)	the number of shares of Stock as to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise, if any, may be made in cash, in shares of Stock of equivalent Fair Market Value, or in some combination of the two.

ARTICLE 7

CERTIFICATES FOR AWARDS OF STOCK

Section 7.1    Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan may be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.

Section 7.2    Compliance With Laws and Regulations. The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

Section 7.3    Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is

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Annex B (F.N.B Corporation Incentive Compensation Plan)

then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section 7.4    Rights of Shareholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. Dividends on unvested shares of Stock underlying any Award will only be paid, if at all, when the shares of Stock underlying the Award vest. No dividends may be paid on Options or SARs.

ARTICLE 8

NORMAL OR EARLY RETIREMENT

At the time of any Awards, the Committee, in its sole discretion, may set forth in the Award Agreement such provisions, including, but not limited to, for full or partial vesting and lapse of restrictions, to a Participant’s Awards relating to an Employee’s Normal or Early Retirement. For purposes of this Plan: (a) “Early Retirement” means the Employee’s Termination, other than for Cause, with the written approval of the Committee, and subject to the restrictions of the Award Agreement, and any additional restrictive covenants imposed by the Committee, after attaining age 55 years and completing at least five years of continuous employment with the Corporation and its Affiliates; and (b) “Normal Retirement” means the Employee’s Termination, other than for Cause, after attaining age 65 years and completing at least five years of continuous employment with the Corporation and its Affiliates.

ARTICLE 9

CHANGE IN CONTROL

The Committee shall have the discretion to provide in the applicable Award Agreements that, in the event of a Change in Control, the following provisions will apply:

(a)	Each outstanding Option will immediately become vested and exercisable in full;
(b)	The restrictions on each share of Restricted Stock, each RSU, or each Performance Unit shall lapse; and

(c)	Each outstanding SAR will immediately become vested and exercisable in full.

Upon a Change in Control all outstanding Awards shall be immediately fully vested unless (i) the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or (ii) the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

In the event of a Change in Control that is a merger or consolidation in which the Corporation is not the surviving corporation or which results in the acquisition of substantially all the Corporation’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Corporation’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction, with or without a cash payment to the Participant holding the Option or SAR; provided, that, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) calendar days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

ARTICLE 10

MISCELLANEOUS

Section 10.1    Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any Participant any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.

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Annex B (F.N.B Corporation Incentive Compensation Plan)

Section 10.2    Amendment. The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval (i) increase the total number of shares which may be granted, issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; (iv) increase or remove the per Participant share limits under Section 2.3 of the Plan; (v) accelerate the vesting of the Award, or (vi) make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation or termination of the Plan or an Award Agreement, or suspension of any Award shall materially adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award under the Award Agreement; provided, however, that the Committee may (i) amend the Plan or an Award Agreement to comply with applicable law, including Section 409A, stock exchange listing standards, or accounting rules, or (ii) provide in an Award Agreement that, as consideration for and by accepting the Award under such Award Agreement, the Participant agrees that certain changes specifically set forth in the Award Agreement, which shall supersede the similar or corresponding provisions contained or referenced in any prior equity award made by the Corporation to the Participant.

Section 10.3    Effective Date and Duration of Plan. The Plan is effective May 13, 2020 (the “Effective Date”), provided that the Plan is approved by the Corporation’s Shareholders within one year of that date. No Award may be granted under the Plan subsequent to May 13, 2030.

Section 10.4    Unfunded Status Of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the

Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Section 10.5    Employee Status. For purposes of determining questions of termination and exercise of an Option or SAR after a Participant’s Termination, a leave of absence for military service, illness, short-term disability or other reasons approved by a duly authorized officer of the Corporation shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an ISO, if such leave of absence exceeds ninety (90) calendar days, such Option shall be deemed a NQSO unless the Participant’s right to reemployment with the Corporation or an Affiliate following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence longer than ninety (90) consecutive calendar days, other than for illness or short-term disability, as “Personal Leave,” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. A Participant’s unvested Awards shall remain unvested during a Personal Leave and the time spent on a Personal Leave shall not count towards the vesting of such Awards. A Participant’s vested Options and SARs that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options or SARs. Notwithstanding the foregoing, if a Participant returns to the Corporation from a Personal Leave of less than one year and the Participant’s Options or SARs have not lapsed, the Options and SARs shall remain exercisable for the remaining exercise period as provided at the Award Date and subject to the conditions contained herein.

Section 10.6    Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any such shares of Stock or, in the discretion of the Committee, the Corporation may withhold from the shares of Stock to be delivered the number of shares

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Annex B (F.N.B Corporation Incentive Compensation Plan)

of Stock having a Fair Market Value, determined as of the date of withholding, not exceeding the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Corporation, and in any event in accordance with Corporation policies). Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Stock; provided that, the Participant, by accepting any non-cash Award, will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number of shares of Stock having a Fair Market Value, determined as of the date of withholding, not exceeding the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost, as determined by the Corporation, and in any event in accordance with Corporation policies) from those shares of Stock issuable to the Participant in payment of the Award. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c).

Section 10.7    Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans, unless the Corporation determines to do so.

Section 10.8    Successors and Assigns. The terms of the Plan shall be binding upon the Corporation and its successors and assigns.

Section 10.9    Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 10.10    Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable Federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 10.11    Governing Law; Choice of Forum. To the extent not preempted by Federal law, this Plan, any Award Agreement, and documents evidencing

Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 10.12    Beneficiary. In the event of a Participant’s death, benefits remaining unpaid under the Plan will be paid to the Participant’s designated beneficiary. If the Participant has not designated a beneficiary, then benefits remaining unpaid under the Plan will be paid to the Participant’s surviving spouse or, if none, to the Participant’s estate (such spouse or estate shall be deemed to be the beneficiary for purposes of the Plan). A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee.

Section 10.13    Restrictive Covenants. An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches, threatens to breach, or will inevitably breach, any of the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Termination, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

(a)

any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable and any amounts paid to the Participant on the vesting of any Award within the six (6) month period immediately preceding the Participant’s Termination (the Participant may be required to repay such amounts to the Corporation); and/or

(b)

forfeit the profit the Participant has realized on the exercise of any Options and SARs, which is the difference between the Options’ Option Price or the SARs’ grant price, as applicable, and the Fair Market Value of any Option or SAR the Participant exercised after terminating Service and within the six month period immediately preceding the Participant’s termination of Service (the

  B - 16    F.N.B. Corporation

Annex B (F.N.B Corporation Incentive Compensation Plan)

Participant may be required to repay such difference to the Corporation).

Section 10.14    Compensation Recoupment Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the Corporation pursuant to the F.N.B. Corporation Compensation Recoupment Policy, as may be amended from time to time.

Section 10.15    Indemnification. No member of the Board of the Committee shall have any liability to any person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under Article 2 of the Plan, will be indemnified and held harmless by the Corporation and its Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Corporation and its Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Corporation, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Corporation an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Corporation’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless.

Section 10.16    Notice. Any notice or other communication required or permitted under the Plan must be in writing (including electronic) and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (i) when delivered personally, (ii) if mailed, three business days after the date of deposit in the United States mail, (iii) if sent by overnight courier, on the regular business day following the date sent, or (iv) if sent electronically, on the date of the sender’s message delivery receipt. Notice to the Corporation should be sent to F.N.B. Corporation’s corporate headquarters in the Pittsburgh metropolitan area, Attention: Chief Legal Officer. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above. To the extent permitted by applicable law, the Corporation may deliver by email or other electronic means (including posting on a web site maintained by the Corporation or by a third party under contract with the Corporation) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Corporation is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

Section 10.17    Awards Not Transferable. Except as otherwise provided by the Committee, Awards under the Plan are not transferable other than to the Participant beneficiary in the event of a Participant’s death, or by will or the laws of descent and distribution. An Award Agreement for a grant of NQSOs may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s

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Annex B (F.N.B Corporation Incentive Compensation Plan)

rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration therefor; and (y) the assignment is expressly permitted by the applicable Award Agreement. The Committee’s approval of an Award Agreement with assignment rights shall not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement. Notwithstanding any of the preceding in this Section 10.17, under no circumstances will a Participant be permitted to transfer an Option to a third-party financial institution without prior shareholder approval.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, RSU, Restricted Stock, or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section 10.18    Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

Notwithstanding the provisions of Sections 3.2, 3.3 and 6.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 3.2, 3.3 or 6.1 and Code Section 409A, provided that the averaging period does not exceed thirty (30) calendar days.

Section 10.19    Compliance With Code Section 409A. Notwithstanding any provision of the Plan to the contrary, Awards under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. The Plan is, and all Awards made under this Plan are, intended to comply with Code Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. If any provision of the Plan or an Award Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Corporation cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Code Section 409A. Payments made to a Participant under the Plan or an Award Agreement in error shall be returned to the Corporation and do not create a legally binding right to such payments.

If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. A termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.”

Further notwithstanding the foregoing, to the extent necessary to avoid subjecting Participants to interest and additional tax under Code Section 409A, no “Change in Control” will be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

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Annex B (F.N.B Corporation Incentive Compensation Plan)

Section 10.20    Statute of Limitations for Claims Involving the Plan or Awards. If a Participant believes that the Committee has not followed his or her election, or the Participant believes that he or she has a claim against the Plan, the Corporation or Committee under the terms of the Plan or an Award Agreement, the Participant must file a written claim with the Committee within twelve (12) months after the Participant learned of the claim or allegedly made the election.

Section 10.21    Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement, offer letter, severance agreement or similar agreement between a Participant and the Corporation or an Affiliate provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement, offer letter, severance agreement or similar agreement shall control.

2020 Proxy Statement    B - 19

C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. For your vote to count, vote by 11:59 p.m. Eastern Time on May 12, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2020 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. For your vote to count, vote by 11:59 p.m. Eastern Time on May 12, 2020 for shares held directly and by 11:59 p.m. Eastern Time on May 8, 2020 for shares held in a Plan. Have your proxy card available when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your mailed proxy card must be received by 11:59 p.m. on May 12, 2020 in order for it to be counted.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E91202-P34281 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

F.N.B. CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR each of the Nominees listed below:						corresponding number of each such nominee(s) below.
Vote on Directors			☐	☐	☐

1.	Election of 12 Directors
Nominees:
	01) Pamela A. Bena 02) William B. Campbell 03) James D. Chiafullo	04) Vincent J. Delie, Jr. 05) Mary Jo Dively 06) Robert A. Hormell		07) David J. Malone 08) Frank C. Mencini 09) David L. Motley		10) Heidi A. Nicholas 11) John S. Stanik 12) William J. Strimbu
Vote on Proposal 2: The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain	Vote on Proposal 4: The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
2.	Approval and adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan.		☐	☐	☐	4. Ratification of appointment of Ernst & Young LLP as F.N.B.’s independent registered public accounting firm for the 2020 fiscal year.		☐	☐	☐
Vote on Proposal 3: The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain
3.	Advisory approval of the 2019 named executive officer compensation.		☐	☐	☐

								Yes	No
			Yes	No		Plan to Attend?		☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.			☐	☐

Note: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

F.N.B. Corporation 2020 Annual Meeting of Shareholders

Wednesday, May 13, 2020

Doors open at 8:00 a.m. local time

Meeting begins at 8:30 a.m. local time

Regional Learning Alliance

Great Room

850 Cranberry Woods Dr.

Cranberry Twp., PA 16066

Directions from Interstate 76 & Interstate 79

●	If taking Interstate 76, take Exit 28 (Old Exit 3) – follow signs to Interstate 79 North
●	From Interstate 79, take Exit 78 – Route 228 – Cranberry/Mars
●	Turn onto Route 228 East
●	At the first traffic light, turn right onto Cranberry Woods Drive (the Marriott Hotel will be on the right)
●	Follow Cranberry Woods Drive to the stop sign
●	Continue straight through the stop sign
●	In approximately 100 yards turn right (there is no street sign)
●	Continue for 250 yards to the entrance to the Regional Learning Alliance
●	The meeting will be held in the Great Room (there will be signs directing attendees to the F.N.B. Annual Shareholder Meeting)

Note: If you plan on attending the Annual Meeting in person, please bring a valid picture identification. The use of cell phones, video, audio recording or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection, at our discretion. Your compliance is appreciated.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, 2020 Proxy Statement, 2019 Annual Report, 2019 Form 10-K and 2020 Corporate Responsibility

Report is available at www.proxyvote.com.

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E91203-P34281

Annual Meeting of Shareholders

May 13, 2020 8:30 AM

This proxy is solicited by the Board of Directors

The Shareholder(s), by their signature on the proxy card, hereby appoint(s) Vincent J. Calabrese, James L. Dutey and Thomas M. Whitesel, as proxies, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March 6, 2020 at the Annual Meeting of Shareholders to be held on May 13, 2020, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting.

If specific voting directions are not given with respect to the matters to be acted upon and the signed and dated card is returned, it will be treated as an instruction to vote such shares in accordance with the Board of Directors' recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees in Proposal 1, FOR Proposal 2 - Approval and adoption of an Amendment and Restatement of the 2007 F.N.B. Corporation Incentive Compensation Plan, FOR Proposal 3 - An advisory resolution on 2019 named executive officer compensation and FOR Proposal 4 - Ratification of appointment of Ernst & Young LLP in 2020 (each proposal is described more fully in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Continued and to be signed on reverse side